                       ==================================

                                  $850,000,000

                                CREDIT AGREEMENT

                                      among

                             COLTEC INDUSTRIES INC,

                                 VARIOUS BANKS,

                             BANKERS TRUST COMPANY,
                             as Administrative Agent

                                       and

                            BANK OF AMERICA ILLINOIS,
                             as Documentation Agent

                                       and


                            THE CHASE MANHATTAN BANK,
                              as Syndication Agent

                       ----------------------------------

                           Dated as of March 24, 1992,

                   Amended and Restated as of January 11, 1994
                                   and further
                  Amended and Restated as of December 18, 1996

                       ==================================

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Section 1.  Amount and Terms of Credit.......................................  1
         1.01  The Commitments...............................................  1
         1.02  Minimum Amount of Each Borrowing..............................  4
         1.03  Notice of Borrowing...........................................  4
         1.04  Disbursement of Funds.........................................  5
         1.05  Notes.......................................................... 6
         1.06  Conversions...................................................  7
         1.07  Pro Rata Borrowings...........................................  8
         1.08  Interest......................................................  8
         1.09  Interest Periods..............................................  9
         1.10  Increased Costs, Illegality, etc.............................. 11
         1.11  Compensation.................................................. 14
         1.12  Replacement of Banks.......................................... 14
         1.13  Change of Lending Office...................................... 15

Section 2.  Letters of Credit................................................ 16
         2.01  Letters of Credit............................................. 16
         2.02  Letter of Credit Requests..................................... 18
         2.03  Letter of Credit Participations............................... 18
         2.04  Agreement to Repay Letter of Credit Drawings.................. 21
         2.05  Increased Costs............................................... 23

Section 3.  Commitment Commission; Fees; Reductions of Commitment............ 24
         3.01  Fees.......................................................... 24
         3.02  Voluntary Termination of Unutilized Commitments............... 25
         3.03  Mandatory Reduction of Commitments............................ 25

Section 4.  Prepayments; Payments; Taxes..................................... 28
         4.01  Voluntary Prepayments......................................... 28
         4.02  Mandatory Repayments and Commitment Reductions................ 29
         4.03  Method and Place of Payment................................... 30
         4.04  Net Payments.................................................. 30

Section 5.  Conditions Precedent To The Restatement Effective Date........... 33
         5.01  Execution of Agreement; Notes................................. 33
         5.02  Officer's Certificate......................................... 33
         5.03  Opinions of Counsel........................................... 34
         5.04  Corporate Documents; Proceedings.............................. 34
         5.05  Debt Agreements; Tax Sharing Agreements....................... 34
         5.06  Subsidiaries Guaranty......................................... 35
         5.07  Company Pledge Agreement...................................... 35


                                       i
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                                                                            Page

                                                                            ----

         5.08  Subsidiaries Pledge Agreement................................. 35
         5.09  Security Agreements........................................... 36
         5.10  Mortgages; Title Insurance; etc............................... 36
         5.11  Adverse Change, etc........................................... 37
         5.12  Litigation.................................................... 38
         5.13  Solvency Certificate; Environmental Analyses; Insurance
               Analyses...................................................... 38
         5.14  Repayment of Certain Original Loans; Payment of Fees, etc..... 38
         5.15  Balance Sheet................................................. 39
         5.16  Existing Indebtedness......................................... 39
         5.17  Tender Offer/Consent Solicitations............................ 39

Section 6.  Conditions Precedent To All Credit Events........................ 40
         6.01  No Default; Representations and Warranties.................... 40
         6.02  Notice of Borrowing; Letter of Credit Request................. 41

Section 7.  Representations, Warranties and Agreements....................... 41
         7.01  Corporate Status.............................................. 42
         7.02  Corporate Power and Authority................................. 42
         7.03  No Violation.................................................. 43
         7.04  Governmental Approvals........................................ 43
         7.05  Financial Statements; Financial Condition; Undisclosed
               Liabilities; Projections; etc................................. 43
         7.06  Litigation.................................................... 45
         7.07  True and Complete Disclosure.................................. 45
         7.08  Use of Proceeds; Margin Regulations........................... 45
         7.09  Tax Returns and Payments...................................... 46
         7.10  Compliance with ERISA......................................... 47
         7.11  The Security Documents........................................ 48
         7.12  Representations and Warranties in Credit Documents............ 49
         7.13  Properties.................................................... 49
         7.14  Capitalization................................................ 49
         7.15  Subsidiaries.................................................. 50
         7.16  Compliance with Statutes, etc................................. 50
         7.17  Investment Company Act........................................ 50
         7.18  Public Utility Holding Company Act............................ 50
         7.19  Environmental Matters......................................... 50
         7.20  Labor Relations............................................... 51
         7.21  Patents, Licenses, Franchises and Formulas.................... 52
         7.22  Indebtedness.................................................. 52
         7.23  Restrictions on or Relating to Subsidiaries................... 52
         7.24  Refinancing................................................... 53
         7.25  Debarment or Suspension....................................... 53
         7.26  Existing Senior Debentures.................................... 53
         7.27  Case Management Subsidiary.................................... 53

                                                                            Page
                                                                            ----


Section 8.  Affirmative Covenants............................................ 54
         8.01  Information Covenants......................................... 54
         8.02  Books, Records and Inspections................................ 58
         8.03  Maintenance of Property, Insurance............................ 58
         8.04  Corporate Franchises.......................................... 59
         8.05  Compliance with Statutes, etc................................. 59
         8.06  Compliance with Environmental Laws............................ 60
         8.07  ERISA ........................................................ 61
         8.08  End of Fiscal Years; Fiscal Quarters.......................... 62
         8.09  Performance of Obligations.................................... 62
         8.10  Payment of Taxes.............................................. 62
         8.11  Foreign Subsidiaries Security................................. 63
         8.12  Ownership of Subsidiaries..................................... 63
         8.13  Revised Forms 441S............................................ 64
         8.14  Permitted Acquisitions........................................ 64
         8.15  Additional Security; Further Assurances....................... 66
         8.16  Case Management Subsidiary.................................... 68

Section 9.  Negative Covenants............................................... 69
         9.01  Liens......................................................... 69
         9.02  Consolidation, Merger, Purchase or Sale of Assets, etc........ 72
         9.03  Dividends .................................................... 76
         9.04  Indebtedness.................................................. 77
         9.05  Advances, Investments and Loans............................... 80
         9.06  Transactions with Affiliates.................................. 84
         9.07  Capital Expenditures.......................................... 85
         9.08  Current Ratio................................................. 85
         9.09  Interest Coverage Ratio....................................... 85
         9.10  Leverage Ratio................................................ 86
         9.11  Limitation on Voluntary Payments and Modifications
               of Indebtedness; Modifications of Certificate of
               Incorporation, By-Laws and Certain Other Agreements; etc...... 86
         9.12  Limitation on Certain Restrictions on Subsidiaries............ 86
         9.13  Limitation on Issuance of Capital Stock....................... 87
         9.14  Business ..................................................... 88
         9.15  Limitation on Creation of Subsidiaries........................ 88
         9.16  Restrictions Regarding Case Management Subsidiary............. 89

Section 10.  Events of Default............................................... 90
         10.01  Payments .................................................... 90
         10.02  Representations, etc......................................... 90
         10.03  Covenants.................................................... 91
         10.04  Default Under Other Agreements............................... 91
         10.05  Bankruptcy, etc.............................................. 91
         10.06  ERISA ....................................................... 92

                                                                            Page
                                                                            ----


         10.07  Security Documents........................................... 93
         10.08  Guaranties................................................... 93
         10.09  Judgments.................................................... 94
         10.10  Change of Control............................................ 94
         10.11  Debarment or Suspension...................................... 94

Section 11.  Definitions And Accounting Terms................................ 95
         11.01  Defined Terms................................................ 95

Section 12.  The Agents......................................................134
         12.01  Appointment..................................................134
         12.02  Nature of Duties.............................................135
         12.03  Lack of Reliance on the Agents...............................135
         12.04  Certain Rights of the Administrative Agent...................136
         12.05  Reliance ....................................................136
         12.06  Indemnification..............................................136
         12.07  The Agents in their Individual Capacities....................137
         12.08  Holders .....................................................137
         12.09  Resignation by the Agents....................................137

Section 13.  Miscellaneous...................................................138
         13.01  Payment of Expenses, etc.....................................138
         13.02  Right of Setoff..............................................140
         13.03  Notices .....................................................140
         13.04  Benefit of Agreement.........................................140
         13.05  No Waiver; Remedies Cumulative...............................143
         13.06  Payments Pro Rata............................................143
         13.07  Calculations; Computations...................................144
         13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
                WAIVER OF JURY TRIAL.........................................145
         13.09  Counterparts.................................................146
         13.10  Effectiveness; Funding by New and Continuing Banks...........146
         13.11  Headings Descriptive.........................................147
         13.12  Amendment or Waiver..........................................147
         13.13  Survival ....................................................149
         13.14  Domicile of Loans............................................149
         13.15  Confidentiality..............................................150
         13.16  Post-Closing Actions.........................................150
         13.17  Security Agreement Collateral; Exchange of
                Intercompany Notes...........................................152
         13.18  Interest ....................................................153
         13.19  Addition of New Banks; Conversion of Original Loans
                of Continuing Banks; Termination of Commitments of
                Non-Continuing Banks; Resignation of Existing Agents.........155
         13.20  Registry ....................................................156

ANNEX A                    New Banks

SCHEDULE I                 Commitments
SCHEDULE II                Existing Letters of Credit

SCHEDULE III               Real Property
SCHEDULE IV                Taxes
SCHEDULE V                 Subsidiaries
SCHEDULE VI                Existing Indebtedness
SCHEDULE VII               Insurance
SCHEDULE VIII              Existing Liens
SCHEDULE IX                Bank Addresses
SCHEDULE X                 Restrictions on Subsidiaries

EXHIBIT A                  Notice of Borrowing
EXHIBIT B-1                Revolving Note
EXHIBIT B-2                Swingline Note
EXHIBIT C                  Letter of Credit Request
EXHIBIT D                  Section 4.04(b)(ii) Certificate
EXHIBIT E-1                Opinion of Cummings & Lockwood
EXHIBIT E-2                Opinion of General Counsel to the
                            Company
EXHIBIT F                  Officers' Certificate
EXHIBIT G                  Solvency Certificate
EXHIBIT H                  Assignment and Assumption Agreement
EXHIBIT I                  Flash Report
EXHIBIT J                  Budget
EXHIBIT K                  Outstanding Letters of Credit
EXHIBIT L                  Subordination Provisions
EXHIBIT M                  Subsidiaries Guaranty
EXHIBIT N                  Company Pledge Agreement
EXHIBIT O                  Subsidiaries Pledge Agreement
EXHIBIT P                  Company Security Agreement
EXHIBIT Q                  Subsidiaries Security Agreement

            CREDIT AGREEMENT, dated as of March 24, 1992, amended and restated as of January 11, 1994 and further amended and restated as of December 18, 1996, among COLTEC INDUSTRIES INC, a corporation organized and existing under the laws of the State of Pennsylvania (the "Company"), the various Banks from time to time party hereto, BANK OF AMERICA ILLINOIS, as Documentation Agent, THE CHASE MANHATTAN BANK, as Syndication Agent, and BANKERS TRUST COMPANY, as Administrative Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                              W I T N E S S E T H :

            WHEREAS, the Company, the Existing Banks, the Existing Co-Agents and Bankers Trust Company, as Administrative Agent, are party to a Credit Agreement, dated as of March 24, 1992 and amended and restated as of January 11, 1994 (as the same has been amended, modified or supplemented to, but not including, the Restatement Effective Date, the "Original Credit Agreement"); and

            WHEREAS, the parties hereto wish to amend the Original Credit Agreement as herein provided.

            NOW, THEREFORE, the parties hereto agree that the Original Credit Agreement shall be and hereby is amended and restated in its entirety as follows:

            Section 1. Amount and Terms of Credit.

                  1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees, at any time and from time to time on and after the Restatement Effective Date and prior to the Final Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Company, which Revolving Loans (i) shall, at the option of the Company, be Base Rate Loans or Eurodollar Rate Loans; provided that (x) except as otherwise specifically provided in
Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (y) no more than two Borrowings of Eurodollar Rate Loans (the first of which Borrowings must be made on, or within five Business Days after, the Restatement Effective Date and must have an Interest Period of one month, and the second of which Borrowings may only be incurred on the last day of the first Interest Period referenced above in this parenthetical and must also have an Interest Period of one month) may be incurred prior to the earlier of (1) the 60th day after the Restatement Effective Date or, if on such 60th day a Borrowing of Eurodollar Loans remains outstanding which has an Interest Period which extends beyond such 60th day, the last day of such Interest Period, and
(2) that date (the "Syndication Date") upon which the Administrative Agent determines in its sole discretion (and notifies the Company) that the primary syndication (and the resultant addition of institutions as Banks pursuant to Section 13.04) has been completed, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Adjusted Percentage and (y) the sum of (A) all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (B) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Commitment of such Bank at such time, and (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to (x) the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, exceeds an amount equal to the Total Commitment at such time.

                  (b) Subject to and upon the terms and conditions herein set forth, BTCo in its individual capacity agrees (A) to convert, on the Restatement Effective Date, the Original Swingline Loans made by BTCo to the Company pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date into a Borrowing of Swingline Loans hereunder (as so converted, together with all Swingline Loans made pursuant to the following clause (B), the "Swingline Loans" and each, a "Swingline Loan") and (B) to make at any time and from time to time after the Restatement Effective Date and prior to the Swingline Expiry Date, a loan or loans to the Company (each a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks then outstanding and the Letter of Credit Outstandings at such time, an amount equal to the Adjusted Total Commitment then in effect (after giving effect to any reductions to the Adjusted Total Commitment on such date) and (iv) shall not exceed at any time outstanding the Maximum Swingline Amount.

                  (c) On any Business Day, BTCo may, in its sole discretion, give notice to the Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall, to the maximum extent permitted by applicable law, be made on 1`e immediately succeeding Business Day from all Banks (without giving effect to any reductions thereto pursuant to the last paragraph of Section 10) pro rata on the basis of their respective Adjusted Percentages (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to BTCo to repay BTCo for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo, to the maximum extent permitted by applicable law, notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder,
(ii) whether any conditions specified in Section 5 or 6 are then satisfied,
(iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Commitment or the Adjusted Total Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding of the type referred to in Section 10.05 with respect to the Company), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Company on or after such date and prior to such purchase) from BTCo such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Adjusted Percentages (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 10); provided that (x) all interest payable on the Swingline Loans shall be for the account of BTCo until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay BTCo interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder.

                  1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Revolving Loans shall not be less than $5,000,000 and, if greater, shall be in an integral multiple of $1,000,000; provided that Borrowings of Revolving Loans made as Base Rate Loans may be made in integral multiples of $1,000,000. The aggregate principal amount of each Borrowing of Swingline Loans shall be in integral multiples of $500,000. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than fifteen Borrowings of Eurodollar Rate Loans.

                  1.03 Notice of Borrowing. (a) Whenever the Company desires to make a Borrowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Administrative Agent at its Notice Office at least one Business Day's prior telex, telecopy or telephonic notice

(confirmed in writing) of each Base Rate Loan and at least three Business Days'

prior telex, telecopy or telephonic notice (confirmed in writing) of each Eurodollar Rate Loan to be made hereunder; provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Company substantially in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Rate Loans and, if Eurodollar Rate Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly, and in any event within one Business Day of receipt of such Notice of Borrowing, give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                  (b)(i) Whenever the Company desires to make a Borrowing of Swingline Loans hereunder, it shall give BTCo not later than 12:00 Noon (New York time) on the date that a Swingline Loan is to be made, written notice or telephonic notice confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

                  (ii) Without in any way limiting the obligation of the Company to confirm in writing any telephonic notice of such Borrowing of Swingline Loans, BTCo may act without liability upon the basis of telephonic notice of such Borrowing believed by BTCo in good faith to be from a President, an Executive Vice President, a Senior Vice President, a Vice President, a Treasurer or an Assistant Treasurer of the Company or any other individual at the Company designated in writing by any two of the foregoing officers prior to receipt of written confirmation. In each such case, the Company hereby waives the right to dispute BTCo's record of the terms of such telephonic notice of such Borrowing of Swingline Loans absent manifest error.

                  (iii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(c), with the Company irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(c) to the maximum extent permitted by applicable law.

                  1.04 Disbursement of Funds. Except as otherwise specifically provided in the immediately succeeding sentence, no later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 2:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in
Section 1.01(c)), each Bank will make available its pro rata portion of each such Borrowing requested to be made on such date (or in the case of

Swingline Loans, BTCo shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Company at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Company and the Company shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Company, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Company until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to
(i) if recovered from such Bank, the cost to the Administrative Agent of acquiring overnight Federal funds and (ii) if recovered from the Company, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Company may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

                  1.05 Notes. (a) The Company's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if Revolving Loans, by a promissory note duly executed and delivered by the Company substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes"), and (ii) if Swingline Loans, by a promissory note duly executed and delivered by the Company substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the "Swingline Note").

                  (b) The Revolving Note issued to each Bank shall (i) be executed by the Company, (ii) be payable to the order of such Bank and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Rate Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Subsidiaries Guaranty and be secured by the Security Documents.


                  (c) The Swingline Note issued to BTCo shall (i) be executed by the Company, (ii) be payable to the order of BTCo and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby and (vi) be entitled to the benefits of this Agreement and the Subsidiaries Guaranty and be secured by the Security Documents.

                  (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Company's obligations in respect of such Loans.

                  1.06 Conversions. The Company shall have the option to convert, on any Business Day, all or a portion equal to at least $5,000,000 of the outstanding principal amount of the Loans (other than Swingline Loans, which may not be converted pursuant to this Section 1.06) made pursuant to one or more Borrowings of one or more Types of Loans into a Borrowing of another Type of Loan; provided that (i) except as otherwise provided in Section 1.10(b) or 4.02(b), Eurodollar Rate Loans may be converted into Loans of another Type only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Rate Loans shall reduce the outstanding principal amount of such Eurodollar Rate Loans made pursuant to a single Borrowing to less than $5,000,000, (ii) Base Rate Loans may only be converted into Eurodollar Rate Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) no conversion pursuant to this
Section 1.06 shall result in a greater number of Borrowings of Eurodollar Rate Loans than is permitted under Section 1.02 and (iv) prior to the earlier of (x) the 60th day after the Restatement Effective Date or, if on such 60th day a Borrowing of Eurodollar Loans remains outstanding which has an Interest Period which extends beyond such 60th day, the last day of such Interest Period and (y) the Syndication Date, conversions may only be made into the Borrowings of Eurodollar Loans (each of which may have an Interest Period of one month only) referenced in the parenthetical appearing in clause (y) of the proviso to
Section 1.01(a), which conversions may be effected only on the first day of the respective Interest Period referenced in said parenthetical. Each such conversion shall be effected by the Company by giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Rate Loans, the Interest Period to be initially applicable thereto.

The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.


                  1.07 Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Commitments; provided that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the Banks pro rata on the basis of their Adjusted Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Bank to make its Loans hereunder.

                  1.08 Interest. (a) The Company agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Company until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin for Base Rate Loans plus the Base Rate, each as in effect from time to time.

                  (b) The Company agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate Loan from the date the proceeds thereof are made available to the Company until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin for Eurodollar Rate Loans as from time to time in effect plus the Quoted Rate for such Interest Period.

                  (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) the sum of the Base Rate in effect from time to time plus 2-1/4% and (y) the rate which is 2% in excess of the rate otherwise applicable to the respective Loans at the time of the occurrence of the payment default with respect thereto (for this purpose, calculated by using the respective Applicable Margin for Loans of the respective Type, calculated as if the Leverage Ratio were at Level 5 as shown in the table appearing in the definition of "Applicable Margin" contained herein), in each case with such interest to be payable on demand.

                  (d) Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Rate Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on the date of any repayment (on the amount repaid), on any conversion pursuant to
Section 1.10(b) or 4.02(b) (on the amount converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Quoted Rate for each Interest Period applicable to Eurodollar Rate Loans and shall promptly notify the Company and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                  1.09 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Rate Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Rate Loan (in the case of any subsequent Interest Period), the Company shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Rate Loan, which Interest Period shall, at the option of the Company, be a one, two, three or six month period; provided that:

                  (i) all Eurodollar Rate Loans comprising a Borrowing shall at all times have the same Interest Period;

                  (ii) the initial Interest Period for any Eurodollar Rate Loan shall commence on the date of Borrowing of such Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                  (iii) if any Interest Period relating to a Eurodollar Rate
            Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (v) no Interest Period may be selected at any time when any
            Default or Event of Default is then in existence;

                  (vi) no Interest Period shall be selected which extends beyond the Final Maturity Date;

                  (vii) no Interest Period shall extend beyond any date upon which a Scheduled Reduction is to be made if, after giving effect to the selection of such Interest Period, the aggregate amount of Revolving Loans maintained as Eurodollar Rate Loans with Interest Periods ending after such date of Scheduled Reduction would exceed the Total Commitment after giving effect to the reduction thereto resulting from such Scheduled Reduction; and

                  (viii) no Interest Period shall be greater than one month for any Borrowing of Eurodollar Rate Loans prior to the earlier of (x) the 60th day following the Restatement Effective Date or, if on such 60th day a Borrowing of Eurodollar Loans remains outstanding which has an Interest Period which extends beyond such 60th day, the last day of such Interest Period and (y) the Syndication Date.

            If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Rate Loans, the Company has failed to elect a new Interest Period to be applicable to such Eurodollar Rate Loans as provided above, the Company shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                  (i) on any Interest Determination Date that, by reason of any changes arising after the Restatement Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Quoted Rate; or

                  (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Rate Loan because of (x) any change since the Restatement Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payments to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank imposed by the jurisdiction in which its principal office or applicable lending office is located) or (B) a change in official reserve requirements (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Quoted Rate) and/or (y) other circumstances affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or


                  (iii) at any time, that the making or continuance of any
            Eurodollar Rate Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Restatement Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Company and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Rate Loans shall no longer be available until such time as the Administrative Agent notifies the Company and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent shall provide promptly after obtaining actual knowledge that such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by the Company with respect to Eurodollar Rate Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Company, (y) in the case of clause
(ii) above, the Company shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Company by such Bank shall, absent manifest error, be final and conclusive on and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Company shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Rate Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Company may (and in the case of a Eurodollar Rate Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (i) if the affected Eurodollar Rate Loan is then being made initially or pursuant to a conversion, by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Company was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii), cancel the respective Borrowing, or (ii) if the affected Eurodollar Rate Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Rate Loan into a Base Rate Loan; provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

                  (c) If at any time after the Restatement Effective Date, the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law, and including, without limitation, changes in those announced or published prior to the Restatement Effective Date) concerning capital adequacy, or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Company shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Bank's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Company, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice (unless the respective Bank has intentionally withheld or delayed such notice, in which case the respective Bank shall not be entitled to receive additional amounts pursuant to this Section 1.10(c) for periods occurring prior to the 180th day before the giving of such notice) shall not release or diminish any of the Company's obligations to pay additional amounts pursuant to this Section 1.10(c).

                  1.11 Compensation. The Company shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Rate Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Company or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to
Section 4.02) or conversion of any of its Eurodollar Rate Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Company; or (iv) as a consequence of (x) any other default by the Company to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

                  1.12 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or
Section 4.04 with respect to any Bank which results in such Bank charging to the Company increased costs in excess of those being generally charged by the other Banks, or (z) as provided in Section 13.12(b) in the case of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Company shall have the right, if no Default or Event of Default then exists, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferees, none of which shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") reasonably acceptable to the Administrative Agent; provided that (i) at the time of any replacement pursuant to this Section 1.12, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01 and (y) BTCo an amount equal to such Replaced Bank's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank, and (ii) all obligations of the Company due and owing to the Replaced Bank at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Company, (x) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Bank and (y) the Adjusted Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks).

                  1.13 Change of Lending Office. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section

1.10(c), Section 2.05 or Section 4.04 with respect to such Bank, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event; provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage as a result thereof, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.13 shall affect or postpone any of the obligations of the Company or the right of any Bank provided in Sections 1.10,
2.05 and 4.04.

            Section 2. Letters of Credit.

                  2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Company may request that any Issuing Bank issue, at any time and from time to time on and after the Restatement Effective Date and prior to the Final Maturity Date, (x) for the account of the Company and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the Company, any of its Foreign Subsidiaries or any of its Domestic Subsidiaries, an irrevocable standby letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank in support of said L/C Supportable Indebtedness (each such standby letter of credit, a "Standby Letter of Credit") and (y) for the account of the Company and for the benefit of sellers of goods to the Company or any of its Subsidiaries, an irrevocable sight documentary letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank, in support of commercial transactions of the Company and its Subsidiaries in the ordinary course of business (each such documentary letter of credit, a "Trade Letter of Credit" and each such Trade Letter of Credit, each Standby Letter of Credit and each letter of credit described in the last sentence of this Section 2.01(a), a "Letter of Credit"). It is hereby acknowledged and agreed that each Letter of Credit described in Part A of Schedule II (the "Included Letters of Credit") shall constitute a "Standby Letter of Credit" and a "Letter of Credit" for purposes of this Agreement.

                  (b) Each Issuing Bank may agree, in its sole discretion, that it will, and BTCo hereby agrees that, in the event a requested Letter of Credit is not issued by one of the other Issuing Banks, it will (subject to the terms and conditions contained herein), at any time and from time to time on or after the Restatement Effective Date and prior to the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Company one or more Letters of Credit (in such form as is acceptable to such Issuing Bank) (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness of the Company, any of its Foreign Subsidiaries or any of its Subsidiaries as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder and (y) in the case of Trade Letters of Credit, in support of sellers of goods as referenced in Section 2.01(a); provided that the respective Issuing Bank shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

                  (i) any order, judgment or decree of any governmental

            authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank in good faith deems material to it; or

                  (ii) such Issuing Bank shall have received notice from any
            Bank prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.02(b).

                  (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) when added to the Non-Facility Letter of Credit Outstandings (exclusive of Non-Facility Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit), $125,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks and Swingline Loans then outstanding, an amount equal to the Adjusted Total Commitment as then in effect (after giving effect to any reductions to the Adjusted Total Commitment on such date), and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) (A) in the case of Standby Letters of Credit, the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be renewable for successive periods of up to 12 months, but not beyond the Final Maturity Date, on terms acceptable to the Issuing Bank) and (B) in the case of Trade Letters of Credit, the date which occurs 180 days after the date of issuance thereof or (y) the Final Maturity Date.

                  2.02 Letter of Credit Requests. (a) Whenever the Company desires that a Letter of Credit be issued for its account, the Company shall give the Administrative Agent and the respective Issuing Bank at least ten Business Days' written notice thereof (or such lesser notice as may be acceptable to such Issuing Bank). Each notice shall be substantially in the form of Exhibit C (each a "Letter of Credit Request"). The Administrative Agent shall promptly transmit copies of each Letter of Credit Request to each Bank.

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Company that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Bank has received notice from the Administrative Agent before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 5 or Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Bank may issue the requested Letter of Credit for the account of the Company in accordance with such Issuing Bank's usual and customary practices. Upon its issuance of, or its entering into an amendment with respect to, any Letter of Credit, the respective Issuing Bank shall promptly notify the Administrative Agent of such issuance or amendment and deliver to the Administrative Agent a copy of such Letter of Credit or amendment, as the case may be. Promptly thereafter, the Administrative Agent shall notify each Bank of such issuance or amendment, which notice shall be accompanied by a copy of the Letter of Credit issued, or the amendment entered into, as the case may be, by such Issuing Bank.

                  2.03 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Bank of any Letter of Credit (or upon the Restatement Effective Date with respect to the Included Letters of Credit), such Issuing Bank shall be deemed to have sold and transferred to each Bank, other than such Issuing Bank (each such Bank, in its capacity as transferee under this Section 2.03, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted Percentage in such Letter of Credit, in each substitute letter of credit, each drawing made thereunder and the obligations of the Company under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments of the Banks pursuant to Section 1.12 or 13.04 or in the Adjusted Percentages of the Banks as a result of the occurrence of a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to reflect the new Adjusted Percentages of the assignor and assignee Bank.

                  (b) In determining whether to pay under any Letter of Credit, no Issuing Bank shall have any obligation relative to the other Banks other than to determine that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Company or any Bank. Any reimbursement payment made by the Company shall be without prejudice to, and shall not constitute a waiver of, any right the Company might have or might acquire as a result of any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit, although the respective Issuing

Bank shall have no liability to the Company except to the extent of its gross negligence or willful misconduct in connection therewith.


                  (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Company shall not have reimbursed such amount in full to the respective Issuing Bank pursuant to Section 2.04(a), the respective Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank the amount of such Participant's Adjusted Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent at the Payment Office of the Administrative Agent for the account of such Issuing Bank in Dollars such Participant's Adjusted Percentage of the amount of such payment on such Business Day in same day funds and the Administrative Agent will make available to such Issuing Bank at the Payment Office the aggregate of the amounts so made available by the Banks. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such payment available to the Administrative Agent for the account of such Issuing Bank, such Participant agrees to pay to the Administrative Agent for the account of such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at the overnight Federal Funds rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to the Administrative Agent for the account of such Issuing Bank its Adjusted Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Adjusted Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Issuing Bank such other Participant's Adjusted Percentage of any such payment.

                  (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Issuing Bank any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Adjusted Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by such Issuing Bank and such other documentation as may reasonably be requested by such Participant.


                  (f) The obligations of the Participants to make payments to the Administrative Agent for the account of each Issuing Bank with respect to Letters of Credit issued by such Issuing Bank shall be irrevocable and shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the Credit Documents;

                  (ii) the existence of any claim, setoff, defense or other
            right which the Company may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Company and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the
            performance or observance of any of the terms of any of the Credit Documents; or

                  (v) the occurrence of any Default or Event of Default;

provided, however, that any payment made by any Participant to the Administrative Agent for the account of any Issuing Bank shall be made without prejudice to, and shall not constitute a waiver of, any right such Participant might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by such Participant thereof, although the respective Issuing Bank shall have no liability to such Participant except to the extent of its gross negligence or willful misconduct in connection therewith.

                  2.04 Agreement to Repay Letter of Credit Drawings. (a) The Company hereby agrees to reimburse the respective Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office (or by making the payment directly to the respective Issuing Bank at such location as may otherwise have been agreed upon by the Company and the respective Issuing
Bank), for any payment or disbursement made by such Issuing Bank under any Letter of Credit (each such amount, an "Unpaid Drawing"), immediately after, and in any event on the date of, such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Company therefor at a rate per annum which shall be
(x) unless a Company Bankruptcy Default exists on the date of the respective payment or disbursement, for the period from and including the date of the respective payment or disbursement until the earlier to occur of a Company Bankruptcy Default or the date of receipt by the Company from such Issuing Bank or the Administrative Agent of written or telephonic notice of such payment or disbursement, the Base Rate in effect from time to time and (y) from and including the date of the respective payment or disbursement if a Company Bankruptcy Default then exists or, if a Company Bankruptcy Default does not exist on the date of the respective payment or disbursement, from and including the earlier to occur of the date upon which a Company Bankruptcy Default subsequently occurs or the date of receipt by the Company from such Issuing Bank or the Administrative Agent of written or telephonic notice of such payment or disbursement to but excluding the date such Issuing Bank was reimbursed by the Company therefor, the Base Rate in effect from time to time plus 2-1/4%, in each case with such interest to be payable on demand.


                  (b) The obligations of the Company under this Section 2.04 to reimburse such Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company may have or have had against any Bank (including in its capacity as Issuing Bank or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that any such reimbursement payment made by the Company shall be without prejudice to, and shall not constitute a waiver of, any right the Company might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Company thereof, although the respective Issuing Bank shall have no liability to the Company except to the extent of its gross negligence or willful misconduct in connection therewith.

                  2.05 Increased Costs. If at any time after the Restatement Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request (including, without limitation, changes in those announced or published prior to the Restatement Effective Date) or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to the Company by any Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Administrative Agent), the Company shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.05, will give prompt written notice thereof to the Company, which notice shall include a certificate submitted to the Company by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant, although failure to give any such notice (unless such Issuing Bank or the respective Participant has intentionally withheld or delayed such notice, in which case such Issuing Bank or the respective Participant, as the case may be, shall not be entitled to receive additional amounts pursuant to this Section 2.05 for periods occurring prior to the 180th day before the giving of such notice) shall not release or diminish the Company's obligations to pay additional amounts pursuant to this
Section 2.05. The certificate required to be delivered pursuant to this Section
2.05 shall, absent manifest error, be final, conclusive and binding on the Company.

            Section 3. Commitment Commission; Fees; Reductions of Commitment.

                  3.01 Fees. (a) The Company agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank a commitment commission (the "Commitment Commission") for the period from and including the Restatement Effective Date to but excluding the Final Maturity Date (or such earlier date as the Total Commitment shall have been terminated), computed at a rate per annum equal to the Applicable Commitment Commission Percentage on the daily average Unutilized Commitment of such Non-Defaulting Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Final Maturity Date or such earlier date upon which the Total Commitment is terminated.

                  (b) The Company agrees to pay to the Administrative Agent for distribution to each Bank (based on their respective Adjusted Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to but excluding the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Eurodollar Rate Loans, as in effect from time to time, on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees payable with respect to Letters of Credit shall be due and payable quarterly in arrears on each Quarterly Payment Date, and on the first day after the termination of the Total Commitment upon which no Letter of Credit remains outstanding.

                  (c) The Company agrees to pay to each Issuing Bank, for the account of such Issuing Bank, a facing fee in respect of each Letter of Credit issued by such Issuing Bank hereunder (the "Facing Fee"), for the period from and including the date of issuance of such Letter of Credit to but excluding the termination of such Letter of Credit, computed at a rate equal to 1/8 of 1% per annum of the daily average Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable in arrears to each Issuing Bank in respect of each Letter of Credit issued by it on each Quarterly Payment Date, and on the first day after the termination of the Total Commitment upon which no Letter of Credit remains outstanding.

                  (d) The Company hereby agrees to pay directly to each Issuing Bank upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by such Issuing Bank such amount as shall at the time of such issuance, drawing or amendment be the administrative charge which such Issuing Bank is customarily charging for issuances of, drawings under or amendments of, letters of credit issued by it or such alternative amounts as may have been agreed upon in writing by the Company and such Issuing Bank.

                  (e) The Company shall pay to the Administrative Agent and each Bank, for their respective accounts, such other fees as have been agreed to in writing by the Company and the Administrative Agent.


                  3.02 Voluntary Termination of Unutilized Commitments. The Company shall have the right, without premium or penalty and upon at least two Business Days' prior notice to the Administrative Agent at its Notice Office, which notice the Administrative Agent shall promptly transmit to each of the Banks, to terminate the Total Unutilized Commitment, in whole or in part, in integral multiples of $5,000,000 in the case of partial reductions to the Total Unutilized Commitment; provided that each such reduction shall apply proportionately to permanently reduce the Commitment of each Bank.

                  3.03 Mandatory Reduction of Commitments. (a) Subject to the last paragraph of Section 6, the Total Commitment (and the Commitment of each Bank) shall terminate on December 31, 1996 unless the Restatement Effective Date shall have occurred on or before such date.

                  (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Commitment (and the Commitment of each Bank) shall terminate on the Final Maturity Date.

                  (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Commitment shall be reduced on each date and in the amount set forth below (each scheduled reduction pursuant to this Section 3.03(c) herein called a "Scheduled Reduction"):

                  December 15, 1999........................ $75,000,000

                  December 15, 2000........................$100,000,000

                  Final Maturity Date......................$675,000,000

The amount of the Scheduled Reductions shall be reduced (x) by the amount of each voluntary reduction made to the Total Commitment after the Restatement Effective Date pursuant to Section 3.02, each of which reductions shall apply to reduce the then remaining Scheduled Reductions in direct order of maturity and
(y) by the amount of each reduction to the Total Commitment pursuant to Sections 3.03(d), (e) and (f), each of which reductions shall apply (1) 50%, to reduce the then remaining Scheduled Reductions in direct order of maturity and (2) after giving effect to the application pursuant to immediately preceding clause
(1), 50% to reduce the then remaining Scheduled Reductions on a pro rata basis (based upon the then remaining amount of each Scheduled Reduction).

                  (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Restatement Effective Date upon which the Company or any of its Subsidiaries receives any proceeds from any incurrence by the Company or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04, as such Section is in effect on the Restatement Effective Date), the Total Commitment shall be reduced by an amount equal to 100% of the cash proceeds of the respective incurrence (net of underwriting discounts and commissions and other reasonable costs associated therewith).

                  (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Restatement Effective Date upon which the Company or any of its Subsidiaries receives proceeds (or, in the case of any such sale the proceeds of which are received by the Company or such Subsidiary in a currency other than Dollars, on the earlier of (x) the date the Company or such Subsidiary is able to convert such currency into Dollars or (y) the date occurring five Business Days after the receipt of such proceeds) from any sale of assets ((i) including capital stock and securities and (ii) excluding (A) sales of inventory in the ordinary course of business and (B) any single sale of assets (other than inventory referred to in clause (A)) with respect to which the Net Sale Proceeds received in respect thereof do not exceed $500,000, so long as not more than $5,000,000 of Net Sale Proceeds from asset sales are excluded in any one fiscal year pursuant to this clause (B) and (C) the Farnam Disposition, if effected prior to March 31, 1997 pursuant to the requirements of
Section 9.02(xix)), the Total Commitment shall be reduced by an amount equal to 75% (or 50% if, on the date of the required commitment reduction pursuant to this Section 3.03(e), the Applicable Margin at such time for Eurodollar Rate

Loans is .625% or less) of the Net Sale Proceeds therefrom to the extent that the amount of such Net Sale Proceeds, when added to the aggregate amount of all other Net Sale Proceeds received during the respective fiscal year of the type described above in this Section 3.03(e) (and not excluded pursuant to the second preceding parenthetical), exceed the Retained Amount for such fiscal year.

                  (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Restatement Effective Date upon which the Company or any of its Subsidiaries receives any proceeds from a Permitted Receivables Transaction (but excluding proceeds of subsequent sales of receivables pursuant to a Permitted Receivables Transaction after the initial sale of receivables has occurred thereunder, except to the extent that the respective sale of receivables increases the aggregate amount of outstanding receivables sold pursuant to the Permitted Receivables Transaction to an amount in excess of the previous highest amount (on or after the Restatement Effective
Date) of outstanding receivables theretofore sold pursuant to the Permitted Receivables Transaction), the Total Commitment shall be reduced by an amount equal to 100% of the net cash proceeds thereof; provided, however, that, so long as no Default or Event of Default exists as of such date, and so long as no Default or Event of Default exists on the date of the application of the proceeds thereof or would exist after giving effect thereto, such net cash proceeds from such Permitted Receivables Transaction may first be used, within 60 days after the date of receipt thereof, to permanently repay outstanding principal of Indebtedness for borrowed money of the Company (other than the Loans) which is at the time permitted to be repaid pursuant to the terms thereof and of this Agreement. Notwithstanding anything to the contrary contained in the immediately preceding sentence, if the Company wishes to apply cash proceeds from such Permitted Receivables Transaction (or any portion thereof) in accordance with the proviso of the immediately preceding sentence, it shall be a condition thereto that, within five Business Days after the date of the consummation of such Permitted Receivables Transaction, the Company shall have furnished a certificate of its chief financial officer certifying that no Default or Event of Default existed on the date of such Permitted Receivables Transaction and setting forth (x) the amount of cash proceeds received from such Permitted Receivables Transaction and (y) the amount the Company intends to apply pursuant to said proviso and the Indebtedness to which the Company intends to apply such amount. As indicated in the proviso to the first sentence of this
Section 3.03(f), so long as no Default or Event of Default exists on the date of such Permitted Receivables Transaction, the amount of cash proceeds which would otherwise be required to be applied to reduce the Total Commitment shall be reduced by the sum of the amounts to be applied to other

Indebtedness of the Company in accordance with such proviso, as specified in the officer's certificate described in the immediately preceding sentence. Notwithstanding anything to the contrary contained above, on the date which is 61 days after the date of the receipt of any proceeds from such Permitted Receivables Transaction, the Total Commitment shall be reduced by the amount of any funds which were specified in the respective officer's certificate as intended to be applied pursuant to the proviso to the first sentence of this
Section 3.03(f) which have not in fact been so applied on or prior to the 60th day after the date of the receipt thereof.

                  (g) Each reduction to the Total Commitment pursuant to this
Section 3.03 shall be applied proportionately to reduce the Commitment of each Bank.

            Section 4. Prepayments; Payments; Taxes.

                  4.01 Voluntary Prepayments. The Company shall have the right to prepay the Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (i) the Company shall give the Administrative Agent prior to 11:00 A.M. (New York time) at its Notice Office
(x) at least one Business Day's prior written notice (or telephonic notice confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of Swingline Loans provided such notice is given prior to 11:00 A.M. (New York time) on such Business Day) and (y) at least three Business Days' prior written notice (or telephonic notice confirmed in writing) of its intent to prepay Eurodollar Rate Loans, whether Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000; provided that if any partial prepayment of Eurodollar Rate Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $5,000,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Rate Loans and any election of an Interest Period with respect thereto given by the Company shall have no force or effect (it being understood that such Borrowing shall convert to a Borrowing of Base Rate Loans or be repaid); (iii) prepayments of Eurodollar Rate Loans made pursuant to this
Section 4.01 may only be made on the last day of an Interest Period applicable thereto; and (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the Company's election in connection with any prepayment pursuant to this Section 4.01, any prepayment in respect of Revolving Loans shall not be applied to any Revolving Loan of a Defaulting Bank.

                  4.02 Mandatory Repayments and Commitment Reductions. (a) (i) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans made by Non-Defaulting Banks, Swingline Loans and the Letter of Credit Outstandings exceeds the Adjusted Total Commitment as then in effect, the

Company shall prepay principal of Swingline Loans and, after the Swingline Loans have been repaid in full, Revolving Loans of Non-Defaulting Banks in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans of Non-Defaulting Banks, the Letter of Credit Outstandings exceed the Adjusted Total Commitment as then in effect, the Company shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Company to the Non-Defaulting Banks hereunder in a cash collateral account (which shall permit the investment of funds held therein in Cash Equivalents satisfactory to the Administrative Agent, with remittances of excess funds (including investment income), if any, on deposit in said cash collateral account to be made from time to time, so long as no Event of Default then exists, on a basis satisfactory to the Administrative Agent) to be established by the Administrative Agent.

                  (ii) On any day on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Commitment of such Defaulting Bank, the Company shall prepay principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

                  (b) With respect to each repayment of Loans required by this
Section 4.02, the Company may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which made; provided that: (i) repayments of Eurodollar Rate Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Rate Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Rate Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $5,000,000, such Borrowing shall immediately be converted into Base Rate Loans; (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (iv) notwithstanding the provisions of the preceding clause (iii), no prepayment of Revolving Loans made pursuant to Section 4.02(a)(i) shall be applied to the Revolving Loans of any Defaulting Bank and prepayments pursuant to Section 4.02(a)(ii) shall only be applied to the Revolving Loans of the respective Defaulting Bank. In the absence of a designation by the Company as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

                  (c) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans shall be repaid in full on the Final Maturity Date.

                  4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.


                  4.04 Net Payments. (a) All payments made by the Company hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Company agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Company agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank, in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Company will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Company. The Company agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

                  (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Company and the Administrative Agent on or prior to the Restatement Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section
1.12 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Forms 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of

Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect or upon reasonable written request of Company, it will deliver to the Company and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a
Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Company and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Company U.S. Internal Revenue Service forms, certificates or documentation that establish a complete exemption from such deduction or withholding and (y) the Company shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Company the Internal Revenue Service Forms required to be provided to the Company pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Company agrees to pay any additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

                  (c) If the Company pays any additional amount under this

Section 4.04 to a Bank and such Bank determines in its sole discretion that it has actually received in connection therewith any refund of Tax in or with respect to the taxable year in which the additional amount is paid, such Bank shall pay to the Company an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Bank in such year as a consequence of such refund.

            Section 5. Conditions Precedent To The Restatement Effective Date. The occurrence of the Restatement Effective Date pursuant to Section 13.10, and the obligation of each Bank to maintain and/or make Loans, and the obligation of any Issuing Bank to issue Letters of Credit, in each case on the Restatement Effective Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

                  5.01 Execution of Agreement; Notes. On or prior to the Restatement Effective Date (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks the appropriate Revolving Note executed by the Company, and to BTCo the Swingline Note executed by the Company, in each case in the amount, maturity and as otherwise provided herein.

                  5.02 Officer's Certificate. On the Restatement Effective Date, the Administrative Agent shall have received a certificate dated the Restatement Effective Date signed on behalf of the Company by the President, any Executive Vice President, any Senior Vice President, or any Vice President of the Company stating that all of the conditions in Sections 5.11, 5.12, 5.14, 5.16, 5.17 and
6.01 have been satisfied on such date; provided the certificate shall not be required to certify as to the acceptability of any items to the Agents and/or the Required Banks or as to whether the Agents and/or the Required Banks are satisfied with any of the matters described in said Sections.

                  5.03 Opinions of Counsel. On the Restatement Effective Date, the Administrative Agent shall have received from Cummings & Lockwood, special counsel to the Company, and from Robert J. Tubbs, Esq., General Counsel of the Company, opinions addressed to the Agents and each of the Banks and dated the Restatement Effective Date, covering the matters set forth in Exhibits E-1, and E-2, respectively, and such other matters incident to the transactions contemplated herein as the Administrative Agent or any Bank may reasonably request, each of which shall be in form and substance satisfactory to the Administrative Agent and the Required Banks.

                  5.04 Corporate Documents; Proceedings. (a) On the Restatement Effective Date, the Administrative Agent shall have received a certificate, dated the Restatement Effective Date, signed by the President, any Executive Vice President, any Senior Vice President, or any Vice President of each Credit Party and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, (x) certifying that there were no changes, or providing the text of any changes, to the Certificate of Incorporation and By-Laws of such Credit Party and (y) the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be acceptable to the Administrative Agent in its sole discretion.

                  (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Administrative Agent and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  5.05 Debt Agreements; Tax Sharing Agreements. On or prior to the Restatement Effective Date, there shall have been delivered, or made available, to the Administrative Agent true and correct copies, certified as true and complete by an appropriate officer of the Company of all amendments to, and, to the extent entered into after, or not delivered on or prior to, the Original Restatement Effective Date, any (i) tax sharing, disaffiliation, tax allocation and other similar agreements entered into by the Company and/or any of its Subsidiaries (collectively, the "Tax Sharing Agreements") and (ii) agreements evidencing or relating to the Existing Indebtedness, with a principal amount outstanding or permitted to be incurred of $1 million or more, of the Company and its Subsidiaries (collectively, the "Debt Agreements"), in each case, to the extent not previously delivered to the Existing Banks on or prior to the Original Restatement Effective Date; all of which Tax Sharing Agreements and Debt Agreements shall be in form and substance satisfactory to the Administrative Agent and the Required Banks.

                  5.06 Subsidiaries Guaranty. On the Restatement Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered an Amended and Restated Subsidiaries Guaranty in the form of Exhibit M hereto (as modified, supplemented or amended from time to time, the "Subsidiaries Guaranty").

                  5.07 Company Pledge Agreement. On the Restatement Effective Date, (i) the Company shall have duly authorized, executed and delivered an Amended and Restated Company Pledge Agreement in the form of Exhibit N hereto (as modified, supplemented or amended from time to time, the "Company Pledge Agreement") and (ii) the Collateral Agent, as Pledgee, shall have in its possession all the Pledged Securities referred to in the Company Pledge Agreement then owned by the Company, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities, and the Company Pledge Agreement shall be (and remain after the occurrence of the Restatement Effective Date) in full force and effect.


                  5.08 Subsidiaries Pledge Agreement. On the Restatement Effective Date, (i) each Subsidiary Pledgor shall have duly authorized, executed and delivered an Amended and Restated Subsidiaries Pledge Agreement in the form of Exhibit O hereto (as modified, supplemented or amended from time to time, the "Subsidiaries Pledge Agreement") and (ii) the Collateral Agent, as Pledgee, shall have in its possession all the Pledged Securities referred to in the Subsidiaries Pledge Agreement then owned by the respective Subsidiary Pledgors,
(x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities, and the Subsidiaries Pledge Agreement shall be (and remain after the occurrence of the Restatement Effective
Date) in full force and effect.

                  5.09 Security Agreements. On the Restatement Effective Date (and after giving effect thereto), (i) the Company shall have duly authorized, executed and delivered an Amended and Restated Company Security Agreement in the form of Exhibit P hereto (as modified, supplemented or amended from time to time, the "Company Security Agreement"), (ii) each Subsidiary Assignor shall have duly authorized, executed and delivered an Amended and Restated Subsidiaries Security Agreement in the form of Exhibit Q hereto (as modified, supplemented or amended from time to time, the "Subsidiaries Security Agreement") and (iii) each such Security Agreement shall be in full force and effect and no filings, recordings or registrations (other than those made prior to the Restatement Effective Date or for which financing statements on Form UCC-1 or UCC-3, as the case may be, have been executed and delivered to the Collateral Agent on the Restatement Effective Date) shall be necessary or required to perfect (or maintain the perfection and priority of) the security interests created thereunder.

                  5.10 Mortgages; Title Insurance; etc. On the Restatement Effective Date, the Collateral Agent shall have received:

                  (i) fully executed counterparts of amendments (each a
            "Mortgage Amendment" and collectively the "Mortgage Amendments") to each of the mortgages and deeds of trust delivered pursuant to the Original Credit Agreement (each an "Original Mortgage" and, collectively, the

            "Original Mortgages") in each case in form and substance satisfactory to the Administrative Agent, which Original Mortgages shall cover such of the Real Property owned or leased by the Company or any Domestic Subsidiary as shall be listed in Part A of Schedule III (each an "Original Mortgaged Property" and, collectively, the "Original Mortgaged Properties"), together with evidence that counterparts of the Mortgage Amendments have been delivered to the title insurance company insuring the Lien of the Original Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Administrative Agent, effectively to create or maintain a valid and enforceable first priority lien on each Original Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors; and

                  (ii) endorsements of existing mortgagee title insurance
            policies in form and substance satisfactory to the Administrative Agent (the "Mortgage Policies") in amounts satisfactory to the Administrative Agent and the Required Banks assuring the Collateral Agent that the Original Mortgages, as amended by the Mortgage Amendments, are valid and enforceable first priority mortgage liens on the respective Original Mortgaged Properties, free and clear of all defects, encumbrances and other Liens except Permitted Encumbrances and the Mortgage Policies shall be in form and substance satisfactory to the Administrative Agent and the Required Banks and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Administrative Agent or the Required Banks in their discretion may request, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance as the Administrative Agent or the Required Banks in their discretion may request.

                  5.11 Adverse Change, etc. (a) On the Restatement Effective Date, nothing shall have occurred (and the Banks shall have become aware of no facts or conditions not previously known) which the Administrative Agent or the Required Banks shall reasonably determine has, or could have, a material adverse effect on the rights or remedies of the Banks or any Agent, or on the ability of the Company and its Subsidiaries to perform their obligations to the Banks or which has, or could have, a materially adverse effect on the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

                  (b) On or prior to the Restatement Effective Date, all necessary governmental (domestic and foreign) and third party approvals in connection with the Refinancing and the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods, if any, shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of the Refinancing or the other transactions contemplated by the Credit Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon all or any part of the Refinancing or the making of the Loans.

                  5.12 Litigation. On the Restatement Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any documentation executed in connection herewith or the transactions contemplated hereby (including, without limitation, the Refinancing), or with respect to any material Indebtedness of the Company or its Subsidiaries which is to remain outstanding after the consummation of the Refinancing or which the Administrative Agent or the Required Banks shall reasonably determine could have a materially adverse effect on the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

                  5.13 Solvency Certificate; Environmental Analyses; Insurance Analyses. On the Restatement Effective Date, the Banks shall have received (i) a certificate in the form of Exhibit G, addressed to the Agents and each of the Banks and dated the Restatement Effective Date, from the Chief Financial Officer of the Company supporting the conclusions that, after giving effect to the Refinancing and the incurrence of all financings herein, the Company and its Subsidiaries taken as a whole are not insolvent and will not be rendered insolvent by the indebtedness in connection herewith, will not be left with unreasonably small capital with which to engage in their businesses and will not have incurred debts beyond their ability to pay such debts as they mature and become due, (ii) such environmental and hazardous substance analysis reports (which may be oral or written) as may have been requested by any Agent or the Required Banks, which shall be in scope, and in form and substance, acceptable to the requesting Agent or the Required Banks, as the case may be, and (iii) evidence of insurance complying with the requirements of Section 8.03 for the business and properties of the Company and its Subsidiaries, in scope, form and substance satisfactory to the Agents and naming the Collateral Agent as additional insured and loss payee and stating that such insurance shall not be cancelled or revised without 30 days prior written notice by the insurer to the Collateral Agent.

                  5.14 Repayment of Certain Original Loans; Payment of Fees, etc. On (or concurrently with the occurrence of) the Restatement Effective Date, the Original Loans of each Existing Bank (excluding Swingline Loans which are to remain outstanding after the Restatement Effective Date in accordance with the provisions of Section 1.01(b)) shall have been repaid in full, together with any breakage costs owing as a result thereof pursuant to Section 1.11 of the Original Credit Agreement. On the Restatement Effective Date, all interest and Fees accrued (and not theretofore paid) under the Original Credit Agreement shall be paid in full, and all other costs, fees and expenses owing to any of the

Existing Banks, the Existing Agents or the Administrative Agent under the Original Credit Agreement shall be paid to the extent due. All costs, fees and expenses (including, without limitation, legal fees and expenses) and other compensation contemplated hereby or otherwise agreed and payable to the Continuing Banks, the New Banks or the Administrative Agent shall have been paid to the extent due.

                  5.15 Balance Sheet. On or prior to the Restatement Effective Date, the Banks shall have received an unaudited pro forma consolidated balance sheet of the Company and its Subsidiaries at September 29, 1996 prepared in accordance with generally accepted accounting principles except as specifically set forth in the notes to such balance sheet (after giving effect to the Refinancing), which pro forma balance sheet shall be in form and substance satisfactory to the Administrative Agent and the Required Banks.

                  5.16 Existing Indebtedness. Each element of the Refinancing shall have been effected to the reasonable satisfaction of the Agents. After giving effect to the Refinancing, the Company and its Subsidiaries shall have no outstanding Indebtedness except (i) those 1999 Senior Notes, 2000 Senior Notes and/or Senior Subordinated Notes which remain outstanding after giving effect to the Refinancing (or in the case of the Senior Subordinated Notes, those elements of the Refinancing which have been consummated), (ii) Indebtedness pursuant to this Agreement and the other Credit Documents and (iii) the Existing Indebtedness. All material Existing Indebtedness shall remain outstanding immediately after the consummation of the Refinancing and the financing therefor without any defaults or events of default existing thereunder or arising as a result of the Refinancing and the other transactions contemplated hereby and, as of the Restatement Effective Date, there shall not be any amendments or modifications to the agreements and instruments governing or evidencing such Indebtedness other than as requested or approved by the Administrative Agent or the Required Banks.

                  5.17 Tender Offer/Consent Solicitations. On or prior to the Restatement Effective Date, the Company shall have commenced a tender offer/consent solicitation with respect to each issue (each an "Issue") of Existing Notes (each a "Tender Offer/Consent Solicitation" and, collectively, the "Tender Offer/Consent Solicitations"), pursuant to which (i) the Company shall, subject to the terms and conditions contained therein, offer to purchase (each a "Tender Offer") all of the outstanding Existing Notes of the respective Issue at a price equal to the principal of, and accrued interest on, the Existing Notes plus a premium, not to exceed an amount reasonably satisfactory to the Agents and (ii) consents shall be solicited (each a "Consent Solicitation") to amendments to the indenture pursuant to which the respective Issue of Existing Notes was issued (each an "Existing Notes Indenture" and, collectively, the "Existing Notes Indentures"), on terms and conditions reasonably satisfactory to the Agents, which amendments (the "Existing Notes Indenture Amendments") would substantially eliminate the financial and certain other operating covenants contained in each of the Existing Notes Indentures. All terms and conditions of each Tender Offer/Consent Solicitation shall be reasonably satisfactory to Agents. It shall be a further condition to the Restatement Effective Date that (x) each Issue of Existing Senior Notes be the subject of a Consent Solicitation where the holders of a majority of the respective Issue have consented to the adoption of the Existing Notes Indenture Amendments (each, a "Successful Consent Solicitation"), and that, in accordance with the terms of the respective Tender Offer/Consent Solicitation, the respective Existing Notes Indenture Amendments be adopted and (y) the Tender/Offer Consent Solicitations with respect to each Issue of Existing Notes shall have expired in accordance with the terms thereof on or prior to the Restatement Effective Date (with at least 85% of the theretofore outstanding principal amount of Existing Notes pursuant to each Issue being accepted for purchase pursuant to the terms of the respective Tender Offer/Consent Solicitation).

            Section 6. Conditions Precedent To All Credit Events. The obligation of each Bank to maintain and/or make any Loan (excluding Mandatory Borrowings which shall be made as provided in Section 1.01(c)) and the obligation of any Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

                  6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event, unless such representation or warranty expressly indicates that it is being made as of any other specific date (in which case such representation or warranty shall have been true and correct in all material respects as of such specific date).

                  6.02 Notice of Borrowing; Letter of Credit Request. (a) In the case of the incurrence of a Loan (other than Loans maintained on the Restatement Effective Date), prior to the making of each Loan (excluding Swingline Loans), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loan BTCo shall have received the notice required by Section 1.03(b)(i).

                  (b) Prior to the issuance of each Letter of Credit (other than an Included Letter of Credit), the Administrative Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

            The occurrence of the Restatement Effective Date and the acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Company to each of the Banks that all the applicable conditions specified in Sections 5 and 6 exist as of that time (although no representation or warranty is made as to the acceptability of any items to the Administrative Agent and/or the Required Banks or as to whether the Administrative Agent and/or the Required Banks are satisfied with any of the matters described in said Sections). All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 5 and 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Administrative Agent's Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Banks.

            Notwithstanding anything to the contrary contained above or in

Section 13.10, if the Restatement Effective Date does not occur on or prior to December 31, 1996, then it shall not thereafter occur (unless the Required Banks agree in writing to an extension of such date), and this Agreement shall cease to be of any further force or effect and the Original Credit Agreement shall continue to be effective, as the same may have been, or may thereafter be, amended, modified or supplemented from time to time.

            Section 7. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to maintain and/or make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Company makes the following representations, warranties and agreements, in each case both before and after giving effect to the consummation of the Refinancing, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Restatement Effective Date being deemed to constitute a representation and warranty that in all material respects the matters specified in this Section 7 are true and correct on and as of the Restatement Effective Date and on the date of each such Credit Event (both before and after giving effect thereto), unless such representation and warranty expressly indicates that it is being made as of any other specific date (in which case such representation and warranty shall have been true and correct in all material respects as of such specific date):

                  7.01 Corporate Status. The Company and each Subsidiary of the Company (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualifications except for failures to be so qualified which, in the aggregate, would not have a material adverse effect on the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

                  7.02 Corporate Power and Authority. Each Credit Party has the corporate power to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).


                  7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party (including, without limitation, the granting of Liens pursuant to the Security Documents), nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or any of its Subsidiaries, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of any indenture (including, without limitation, the Existing Notes Indentures), mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which any Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of any Credit Party or any of its Subsidiaries.

                  7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Restatement Effective Date or will be made in accordance with Section 13.16 and except that revised Forms 441S must be filed with the United States Department of Defense), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

                  7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated and consolidating balance sheet of the Company and its Consolidated Subsidiaries at September 29, 1996, December 31, 1993, December 31, 1994 and December 31, 1995 and the related consolidated and consolidating statements of earnings and the related consolidated statements of cash flows and shareholders' equity of the Company and its Consolidated Subsidiaries for the nine-month period or fiscal years as the case may be, ended on such dates and furnished to the Banks prior to the Restatement Effective Date present fairly the consolidated and consolidating financial condition of the Company and its Consolidated Subsidiaries at the date of such balance sheet, and the consolidated and consolidating results of the operations and the consolidated cash flows and shareholders' equity of the Company and its Consolidated Subsidiaries for such nine-month period or fiscal year, as the case may be. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied. Since September 29, 1996 (but after giving effect to the Refinancing), there has been no material adverse change in the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.


                  (b) On and as of the Restatement Effective Date, after giving effect to the Refinancing and to all Indebtedness (including the Loans and assuming the full utilization of the Total Commitment) being incurred, assumed or maintained and Liens created or maintained by each Credit Party in connection therewith, (a) the sum of the assets, at a fair valuation, of each Credit Party (including as assets the stock of Subsidiaries owned by such Credit Party) will exceed its debts; (b) no Credit Party has incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature; and (c) each Credit Party will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b) "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  (c) Except as fully reflected in the financial statements delivered pursuant to Section 7.05(a) (including the footnotes thereto), there were as of the Restatement Effective Date no liabilities or obligations known to the Company with respect to the Company or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Company or to the Company and its Subsidiaries taken as a whole. As of the Restatement Effective Date, the Company does not know of any basis for the assertion against the Company or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements delivered pursuant to Section 7.05(a) (including the footnotes thereto) which, either individually or in the aggregate, could reasonably be expected to be material to the Company, or to the Company and its Subsidiaries taken as a whole.

                  (d) On and as of the Restatement Effective Date, the financial projections previously delivered to the Agents and the Banks (the "Projections") have been prepared on a basis consistent with the financial statements referred to in Section 7.05(a) (other than as set forth in such Projections), and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Company to be misleading or which fail to take into account material information regarding the matters reported therein. On the Restatement Effective Date, the Company believed that the Projections were reasonable and attainable.

                  7.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Company, threatened (i) with respect to any Credit Document, (ii) with respect to any material Indebtedness of the Company or any of its Subsidiaries or (iii) that are reasonably likely to materially and adversely affect the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its

Subsidiaries taken as a whole.

                  7.07 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Company in writing to any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Company in writing to any Bank for purposes of or in connection with this Agreement or any transaction contemplated herein will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

                  7.08 Use of Proceeds; Margin Regulations. (a)(i) Proceeds of Revolving Loans incurred on the Restatement Effective Date shall be used by the Company solely (x) to consummate the Refinancing and (y) to pay fees and expenses related to the Refinancing and (ii) proceeds of Revolving Loans and Swingline Loans incurred on and after the Restatement Effective Date shall be used for general corporate purposes (including acquisitions), including to finance the working capital needs of Subsidiaries of the Company; provided that to the extent proceeds of Revolving Loans are used to finance such working capital needs, such proceeds shall be loaned to the respective Subsidiary to the extent permitted by Section 9.04(vi) and in accordance with Section 9.05.

                  (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                  7.09 Tax Returns and Payments. Each of the Company and its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority, all returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Company and/or any of its Subsidiaries. The Returns accurately reflect all liability for taxes of the Company and its Subsidiaries for the periods covered thereby. Each of the Company and each of its Subsidiaries has paid all taxes payable by it other than taxes which are not established, and other than those contested in good faith and for which adequate reserves have been established. Except as set forth on Schedule IV, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Company or its Subsidiaries, threatened by any authority regarding any taxes relating to the Company or any Subsidiary of the Company. Except as set forth in Schedule IV, neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. None of the Company or any of its Subsidiaries have provided, with respect to themselves or property held by them, any consent under
Section 341 of the Code. Neither the Company nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Refinancing.

                  7.10 Compliance with ERISA. Each Plan other than a multiemployer plan (as defined below) (a "Pension Plan") is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan as a result of which the Company, any of its Subsidiaries or any of its ERISA Affiliates has a material liability which is currently outstanding; no Pension Plan is insolvent or in reorganization; no Pension Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liability with respect to all other Pension Plans at such time, would, in the aggregate, have a material adverse effect on the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole; no Pension Plan has an accumulated or waived funding deficiency, or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made with respect to a Plan have been timely made (other than the quarterly contributions described in Section 302(e) of ERISA or Section 412(m) of the Code); neither the Company nor any Subsidiary nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any material liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted under Title IV of ERISA to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to the Company or any Subsidiary or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; neither the Company nor any of its Subsidiaries or its ERISA Affiliates contribute to, or has within the last seven years contributed to, any Plans which are Multiemployer Plans (as defined in Section 4001(a)(3) of ERISA); no lien imposed under the Code or ERISA on the assets of the Company or any Subsidiary or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Company and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.


                  7.11 The Security Documents. (a) The provisions of the Security Agreements are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the respective Credit Parties in the Collateral described therein, and the Security Agreements create a fully perfected first lien on, and security interest in, all right, title and interest of the respective Credit Parties, in all of the Collateral described therein, subject to no Liens other than Permitted Liens. The recordation of the Security Agreements in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to such Security Agreements, are effective to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by such Security Agreements and the filing of such Security Agreements with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to such Security Agreements, are effective to perfect the security interest granted to the Collateral Agent in the copyrights covered by such Security Agreements. Each of the Credit Parties party to a Security Agreement has good and merchantable title to all Collateral described therein, free and clear of all Liens except those described above in this clause (a).

                  (b) So long as the Collateral Agent, as Pledgee, is in possession of the Pledged Securities, the security interests created in favor of such Pledgee for the benefit of the Secured Creditors under the Pledge Agreements constitute first perfected security interests in the Pledged Securities described in the respective Pledge Agreements, subject to no Liens other than Permitted Liens. No filings or recordings are required in order to perfect the security interests created in the Pledged Securities under the Pledge Agreements so long as the Collateral Agent, as Pledgee, is in possession of such Pledged Securities.

                  (c) The Mortgages, as amended, create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be named therein) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens). Schedule III contains a true and complete list of each Real Property owned or leased by the Company and each Domestic Subsidiary of the Company on the Restatement Effective Date, and the type of interest therein held by the Company and/or the respective Domestic Subsidiary.

                  7.12 Representations and Warranties in Credit Documents. All representations and warranties set forth in the other Credit Documents were true and correct in all material respects at the time as of which such representations and warranties were made or deemed made.

                  7.13 Properties. The Company and each of its Subsidiaries have good and marketable title to all Real Property owned by them and good and merchantable title to all other properties owned by them, in each case, including all property reflected in the consolidated balance sheet of the Company and its Consolidated Subsidiaries as at September 29, 1996 referred to in Section 7.05(a) and in the pro forma balance sheet referred to in Section
5.15 (except as sold or otherwise disposed of (x) prior to the Restatement Effective Date and after the date of such balance sheets in the ordinary course of business or as described in footnote 6 to the financial statements included in the Company's quarterly report on Form 10Q for the quarterly period ended September 29, 1996 or (y) in the case of any sale or disposition on or after the Restatement Effective Date, as permitted under this Agreement), free and clear of all Liens, other than (i) as referred to in the consolidated balance sheets or in the notes thereto or in the pro forma balance sheet or (ii) Permitted Liens.

                  7.14 Capitalization. On the Restatement Effective Date and after giving effect to the Refinancing, the authorized capital stock of the Company shall consist of (i) 100,000,000 shares of Common Stock of the Company (the "Company Common Stock"), $.01 par value per share, and of which at September 29, 1996, 70,398,661 shares of Company Common Stock were issued and 67,683,839 shares were outstanding and (ii) 2,500,000 shares of preferred stock, $.01 par value per share (the "Company Preferred Stock"), of which no shares shall be issued and outstanding. Upon issuance thereof, all such outstanding shares have been or shall be duly and validly issued, are or shall be fully paid and nonassessable and are or shall be free of preemptive rights. The Company does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options to purchase 5,188,000 shares and 1,349,650 shares available to be issued as of December 31, 1995 under the Stock Option and Incentive Plan.

                  7.15 Subsidiaries. On the Restatement Effective Date, the corporations listed on Schedule V are the only Subsidiaries of the Company.
Schedule V correctly sets forth, as of the Restatement Effective Date, the percentage ownership (direct and indirect) of the Company in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

                  7.16 Compliance with Statutes, etc. Each of the Company and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as would not, in the aggregate, have a material adverse effect on the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

                  7.17 Investment Company Act. Neither the Company nor any of

its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  7.18 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  7.19 Environmental Matters. (a) The Company and each of its Subsidiaries have complied with, and on the date of such Credit Event are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no past, pending or threatened Environmental Claims against the Company or any of its Subsidiaries or any Real Property currently owned or operated by the Company or any of its Subsidiaries or, to the best knowledge of the Company, against any Real Property formerly owned or operated by the Company or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by the Company or any of its Subsidiaries or, to the best knowledge of the Company, on any property adjoining or in the vicinity of any such Real Property, or any Real Property formerly owned or operated by the Company or any of its Subsidiaries, that could reasonably be expected (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such Real Property, or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any applicable Environmental Law.

                  (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property currently owned or operated by the Company or any of its Subsidiaries, or to the best knowledge of the Company, on, to or from any Real Property formerly owned or operated by the Company or any of its Subsidiaries, where such generation, use, treatment or storage has violated or could reasonably be expected to violate any applicable Environmental Law. Hazardous Materials have not been Released on or from any Real Property currently owned or operated by the Company or any of its Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable Environmental Law, or to the best knowledge of the Company, on or from any Real Property formerly owned or operated by the Company or any of its Subsidiaries. There are no underground storage tanks located on any Real Property currently owned or operated by the Company or any of its Domestic Subsidiaries.

                  (c) Notwithstanding anything to the contrary in this Section 7.19, the representations made in this Section 7.19 shall only be untrue if the aggregate effect of all failures and noncompliances of the types described above could reasonably be expected to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

                  7.20 Labor Relations. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Company or on the Company and its Subsidiaries taken as a whole. There is (i) no significant unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

                  7.21 Patents, Licenses, Franchises and Formulas. Each of the Company and its Subsidiaries own all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a material adverse effect on the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

                  7.22 Indebtedness. Schedule VI sets forth a true and complete list of all Indebtedness (other than any Indebtedness representing trade payables and accrued expenses) of the Company and each of its Subsidiaries outstanding on the Restatement Effective Date and which is to remain outstanding after the Restatement Effective Date (excluding Indebtedness between the Company and one or more of its Subsidiaries or between Subsidiaries of the Company, in each case permitted to remain outstanding pursuant to Section 9.04 (excluding clause (ii) thereof), and excluding the Existing Notes, the Loans, the Letters of Credit and any other Obligations, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective borrower and any other entity which directly or indirectly guarantees such debt.

                  7.23 Restrictions on or Relating to Subsidiaries. There does not exist any encumbrance or restriction on the ability of (a) any Subsidiary of the Company to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any Subsidiary of the Company, or to pay any Indebtedness owed to the Company or a Subsidiary of the Company, (b) any Subsidiary of the Company to make loans or advances to the Company or any of the Company's Subsidiaries or (c) the Company or any of its Subsidiaries to transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement or the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or a Subsidiary of the Company and (iv) as described in Schedule X.

                  7.24 Refinancing. At the time of the consummation of the Refinancing, the Refinancing shall have been consummated in accordance with the terms of the respective Refinancing Documents and all applicable laws. All consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities and third parties required in order to consummate the Refinancing, or otherwise required in connection with the Refinancing, shall have been obtained, given, filed or taken and are or will be in full force and effect. All actions pursuant to or in furtherance of the Refinancing have been and will be taken in compliance with all applicable laws.

                  7.25 Debarment or Suspension. No event has occurred or condition exists which could reasonably be expected to result in the debarment or suspension of the Company or any of its Subsidiaries from any government contracting.

                  7.26 Existing Senior Debentures. All Existing Senior Debentures have been indefeasibly repaid in full and, accordingly, are no longer entitled benefits of, or secured by, any of the Security Documents.

                  7.27 Case Management Subsidiary. Prior to the Restatement Effective Date, the Case Management Subsidiary was established and (A) pursuant to and in accordance with the terms of, the Coltec-Garrison Stock Purchase Agreement, the Company purchased (a) 99,800 shares of common stock of the Case Management Subsidiary for a price of $998,000 and (b) 1,300,000 shares of Class A Stock of the Case Management Subsidiary for the purchase price of $13 million,
(B) pursuant to, and in accordance with the terms of, the Garrison-Garlock Exchange Agreement, the Case Management Subsidiary assumed various Asbestos Liabilities (as defined in the Garlock-Garrison Exchange Agreement) of Garlock, acquired beneficial rights under certain Asbestos Policies (as defined in the Garlock-Garrison Exchange Agreement) and agreed to manage, conduct the defense of and administer certain claims relating to Asbestos Litigation (as defined in the Garlock-Garrison Exchange Agreement) and issued to Garlock 100,000 shares of common stock of the Case Management Subsidiary, in exchange for the transfer by Garlock to the Case Management Subsidiary of (a) the Stemco Note, (b) all of the outstanding capital stock of Anchor Packing, (c) certain furniture, fixtures and equipment and (d) certain pleadings, documents, records, files and data relating to the Asbestos Litigation referred to above and (C) the various other Case Management Subsidiary Agreements were entered into. True and correct copies of all of the Case Management Subsidiary Agreements, as in effect on the Restatement Effective Date, have been delivered to the Administrative Agent.

                  7.28 Inactive Subsidiaries. On the Restatement Effective Date, each of Holdings, Holley Automotive and Coltec Automotive is an Inactive Subsidiary.

            Section 8. Affirmative Covenants. The Company covenants and agrees that on and after the Restatement Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

                  8.01 Information Covenants. The Company will furnish to each
Bank:

                  (a) Monthly Reports. Within 30 days after the end of each fiscal month of the Company other than the last such month of any fiscal quarter of the Company, a flash report as at the end of such month in substantially the form attached hereto as Exhibit I.

                  (b) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Company, (i) the consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at the end of such quarterly period, (ii) the related consolidated and consolidating statement of earnings for the elapsed portion of the fiscal year ended with the last day of such quarterly period,
(iii) the related consolidated statement of earnings for such quarterly period and (iv) the related consolidated statements of shareholders equity and cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case with respect to the consolidated statements setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer of the Company, subject to normal year-end audit adjustments.

                  (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Company, (i) the consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at the end of such fiscal year, (ii) the related consolidated and consolidating statements of earnings for such fiscal year and (iii) the related consolidated statements of shareholders equity and cash flows for such fiscal year, in each case with respect to the consolidated statements setting forth comparative figures for the preceding fiscal year and certified by the chief financial officer of the Company and by independent certified public accountants of recognized national standing reasonably acceptable to the Required Banks, together with an unqualified report of such accounting firm and a letter stating that in the course of its regular audit of the financial statements of the Company, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default arising under Sections 9.04, 9.05 or 9.07 through 9.10, inclusive, in so far as such Sections relate to accounting matters or require computations to be made which are ordinarily made by accountants which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

                  (d) Management Letters. Promptly after the Company's receipt thereof, a copy of any "management letter" received by the Company from its certified public accountants.

                  (e) Budgets. As soon as available and in any event within 45 days following the first day of each fiscal year of the Company, a budget substantially in the form attached hereto as Exhibit J, accompanied by the statement of the chief financial officer of the Company to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby.

                  (f) Officer's Certificates. At the time of the delivery of the
Section 8.01(b) or (c) Financial Statements, a certificate of the chief financial officer of the Company to the effect that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Company was in compliance with the provisions of Sections 3.03, 4.02, 9.03, 9.04, 9.05, 9.07, 9.08, 9.09, 9.10 and 9.11, at
the end of such fiscal period, and setting forth the calculations of the Applicable Commitment Commission Percentage and the Applicable Margin for the relevant Margin Adjustment Period.

                  (g) Notice of Default or Litigation, etc. Promptly, and in any event within three Business Days after an officer (holding the office of Vice President or higher) of the Company or any of its Subsidiaries or any Group President of a division obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental investigation or proceeding pending (x) against the Company or any of the Subsidiaries which could reasonably be expected to materially and adversely affect the business, property, assets, condition (financial or otherwise) or prospects of the Company, any Material Subsidiary of the Company or of the Company and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of the Company or any of its Subsidiaries or (z) with respect to any Credit Document, (iii) any adverse judgment rendered against the Company, or any of its Subsidiaries, which imposes punitive damages or otherwise providing for a recovery of $2,000,000 or more which is not fully covered by insurance and (iv) any other event which could reasonably be expected to materially and adversely affect the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and the Subsidiaries taken as a whole.

                  (h) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Company or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (other than any documents incorporated by reference in any such filing) or deliver to holders of its material Indebtedness pursuant to the terms of the documentation governing such Indebtedness (other than any such information otherwise provided to the Banks pursuant to this Section 8.01) (or any trustee, agent or other representative therefor).

                  (i) Environmental Matters. Promptly upon, and in any event within three Business Days after an officer of the Company or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters: (i) any pending or threatened Environmental Claim against the Company or any of its Subsidiaries or any Real Property owned or at any time operated by the Company or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or at any time operated by the Company or any of its Subsidiaries that (a) results in material noncompliance by the Company or any of its Subsidiaries with any applicable Environmental Law, or (b) could reasonably be expected to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned or at any time operated by the Company or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or at any time operated by the Company or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Company's or such Subsidiary's response thereto. In addition, the Company will provide the Banks with copies of all communications with any government or governmental agency relating to Environmental Laws, all communications with any person relating to Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by the Banks. Notwithstanding the foregoing, the Company will only be required to provide the Banks with notice of or with copies of communications described in the immediately preceding sentence which are not material on or prior to the tenth day after the close of the fiscal quarter in which such communications were received.

                  (j) Annual Meetings with Banks. Within 90 days after the close of each fiscal year of the Company, the Company shall hold a meeting with respect to which all of the Banks shall have received reasonable advance notice, and to which all the

Banks shall be invited to attend, at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Company and the budgets presented for the current fiscal year of the Company.

                  (k) Outstanding Letters of Credit. At the time of the delivery of the Section 8.01(b) or (c) Financial Statements, a summary of all outstanding letters of credit issued for the account of the Company or any of its Subsidiaries (including, without limitation, all Letters of Credit (including Included Letters of Credit) issued or deemed issued hereunder), substantially in the form attached hereto as Exhibit K.

                  (l) The Case Management Subsidiary will furnish to each Bank within 90 days after the close of each of its fiscal years audited annual financial statements for such fiscal year.

                  (m) Other Information. From time to time, such other information or documents (financial or otherwise) as any Bank may reasonably request.

                  8.02 Books, Records and Inspections. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with United States generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit, upon reasonable notice to the Company or such Subsidiary, officers and designated representatives of the Agents or any Bank to visit and inspect, under guidance of officers of the Company or such Subsidiary, any of the properties of the Company or such Subsidiary, and to examine the books of account of the Company or such Subsidiary and discuss the affairs, finances and accounts of the Company or such Subsidiary with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Agents or any Bank may request.

                  8.03 Maintenance of Property, Insurance. Schedule VII sets forth a true and complete listing of all insurance maintained by the Company and its Subsidiaries as of the Restatement Effective Date. The Company will, and will cause each of its Subsidiaries to, (i) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated, and (iii) furnish to each Bank, upon written request, full information as to the insurance carried. At any time that insurance at levels described in Schedule VII is not being maintained by the Company or any Subsidiary of the Company, the Company will notify the Banks in writing within two Business Days thereof and, if thereafter notified by the Required Banks to do so, the Company or any such Subsidiary, as the case may be, shall obtain insurance at such levels at least equal to those set forth on

Schedule VII to the extent then generally available. The provisions of this
Section 8.03 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance.

                  8.04 Corporate Franchises. The Company will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, and all rights, franchises, licenses and patents which are material to the Company or the Company and its Subsidiaries taken as a whole; provided, however, that nothing in this Section 8.04 shall prevent (i) Immaterial Dissolutions, (ii) the withdrawal by the Company or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole or (iii) the termination, lapse or non-renewal by the Company or any of its Subsidiaries of any of their respective rights, franchises, licenses or patents, so long as the respective termination, lapse or non-renewal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole.

                  8.05 Compliance with Statutes, etc. The Company will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

                  8.06 Compliance with Environmental Laws. (a) The Company will comply, and will cause each of its Subsidiaries to comply, in all material respects, with all Environmental Laws applicable to ownership or use of the Real Property, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Properties free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Company nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property owned, leased or operated by the Company or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from such Real Property except in compliance with all applicable Environmental Laws and required in connection with the business or operations of the Company, or the operation, use and maintenance of such Real Property. The Company and its Subsidiaries shall not dispose of any Hazardous Materials offsite except in compliance with all applicable Environmental Laws.

                  (b) At the written request of the Administrative Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time but no more often than one time per year for any Real Property, the Company will provide, at the Company's sole cost and expense, an environmental site assessment report concerning any Real Property, owned, operated or leased by the Company or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent or the Required Banks, as the case may be, which approval shall not be unreasonably withheld, indicating the presence or absence of Hazardous Materials and the potential cost of any removal, remedial or corrective action in connection with any such Hazardous Materials on such Real Property; provided, however, no such request may be made unless the Administrative Agent or the Required Banks reasonably believe that (i) the Company or any of its Subsidiaries is in material non-compliance with any Environmental Law or (ii) a Default or Event of Default is in existence. If the Company fails to provide the same sixty (60) days after such request was made, the Administrative Agent may order the same, and the Company shall grant and hereby grants to the Administrative Agent and the Banks and their agents access to such Real Property and specifically grants to the Administrative Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment all at the Company expense.

                  8.07 ERISA. As soon as possible and, in any event, within 15 days after the Company or any Subsidiary of the Company or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Company will deliver to each of the Banks a certificate of the chief financial officer of the Company setting forth details as to such occurrence and such action, if any, which the Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto, except that with respect to the PBGC and Plan participants, only notices that are within the possession of the Company, such Subsidiary or such ERISA Affiliate must be delivered: that a Reportable Event has occurred (except that to the extent that the Company has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof; that the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such section) have been met with respect to a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA, and an event described in paragraph (9),
(10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency has been incurred by a Pension Plan for a given Plan year after the expiration of the period of time under Section 412(c)(10) of the Code during which contributions to such Plan may be made for such year or an application is likely to be or has been made in respect of such Pension Plan to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Pension Plan; that a contribution (other than a quarterly contribution described in Section 302(e) of ERISA or Section 412(m) of the Code) required to be made to a Plan has not been timely made; that a Plan has been or is likely to be terminated under Title IV of ERISA (other than pursuant to Section 4041(b) of ERISA), reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Pension Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings under Title IV of ERISA are reasonably likely to be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Company, any Subsidiary or any ERISA Affiliate will or is likely to incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA. If requested by any Bank the Company will deliver to each Bank so requesting a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any other material notices received by the Company or any Subsidiary or any ERISA Affiliate from any government agency with respect to any Plan shall be delivered to the Banks no later than 10 days after the date such notice has been received by the Company or the Subsidiary or the ERISA Affiliate, as applicable.

                  8.08 End of Fiscal Years; Fiscal Quarters. The Company shall cause (i) each of its, and each of its Subsidiaries', fiscal years and fourth fiscal quarter to end on December 31, and (ii) each of its, and each of its Subsidiaries', first three fiscal quarters to end on or within seven calendar days of March 31, June 30 and September 30 determined in a manner consistent with the past practices of the Company and its Subsidiaries.

                  8.09 Performance of Obligations. The Company will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound and each other agreement or contract to which it is a party, except such non-performances as could not in the aggregate reasonably be expected to have a material adverse effect on the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

                  8.10 Payment of Taxes. The Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or any of its Subsidiaries; provided that neither the Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings or the taking of other proper actions if it has maintained adequate reserves (in the good faith judgment of management of the Company or the respective Subsidiary, as the case may be) with respect thereto in accordance with generally accepted accounting principles.

                  8.11 Foreign Subsidiaries Security. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Company acceptable to the Administrative Agent and the Required Banks does not within 30 days after a request from the Administrative Agent or the Required Banks deliver written opinions, in form and substance satisfactory to the Administrative Agent and the Required Banks, with respect to any Foreign Subsidiary that a pledge (x) of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote and (y) of any promissory note issued by such Foreign Subsidiary to the Company or any Subsidiary Pledgor, in any such case would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then in the case of a failure to deliver the opinion described in clause (x) or (y) above, that portion of such Foreign Subsidiary's outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, as the case may be, to the Company or any Subsidiary Pledgor, in each case not theretofore pledged pursuant to a Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the applicable Pledge Agreement (or another pledge agreement in substantially similar form, if needed), with all documents delivered pursuant to this Section 8.11 to be in form and substance satisfactory to the Administrative Agent and the Required Banks.

                  8.12 Ownership of Subsidiaries. On and after the Restatement Effective Date (but subject to Section 8.16 in the case of the Case Management Subsidiary and its Subsidiary, Anchor Packing), each Subsidiary of the Company shall be a Wholly-Owned Subsidiary of the Company other than (x) Garlock Bearings Inc, Garlock de Mexico, S.A. de C.V., Garlock Pty Limited and Louis Mulas Sucs, S.A. de C.V. and (y) Subsidiaries established or acquired (but in no event pursuant to a Permitted Acquisition) after the Restatement Effective Date, so long as the aggregate amount invested therein by the Company and its Subsidiaries is permitted pursuant to Section 9.05.

                  8.13 Revised Forms 441S. Within ten Business Days after the Restatement Effective Date, the Company shall have filed revised Forms 441S with the Department of Defense as required by, and in accordance with, all applicable law and following such filing, the Company shall not have received any notice or other indication from the Department of Defense to the effect that any material rights of the Company or any of its Subsidiaries with respect to classified contracts of the government will be affected or impaired by the transactions contemplated hereby.

                  8.14 Permitted Acquisitions. (a) Subject to the remaining provisions of this Section 8.14 applicable thereto and the requirements contained in the definition of Permitted Acquisition, the Company may from time to time after the Restatement Effective Date effect Permitted Acquisitions, so long as (x) with respect to each Permitted Acquisition, (A) the aggregate amount of cash expended in connection with such Permitted Acquisition plus the aggregate principal amount of Permitted Acquired Debt incurred or assumed in connection therewith, shall not exceed $30,000,000 without the prior written consent of the Required Banks, (B) the aggregate principal amount of Permitted Acquired Debt from all Permitted Acquisitions incurred in any fiscal year of the Company plus the aggregate amount of cash expended in such fiscal year to effect Permitted Acquisitions shall not exceed $50,000,000; provided that the aggregate limitation set forth in this clause (B) may be exceeded in any fiscal year by an amount not to exceed the Additional Permitted Acquisition Amount for such fiscal year if, and only if, at the time of the consummation of any Permitted Acquisition pursuant to this proviso no Default or Event of Default then exists and the Company's Leverage Ratio, as determined on the date of the consummation of the respective Permitted Acquisition on a Pro Forma Basis is less than the Leverage Ratio required to be maintained at such time pursuant to Section 9.10 by at least 0.25:1, and so long as a certificate of the chief financial officer of the Company (showing the calculations required above in reasonable detail) is furnished to the foregoing effect, (C) the aggregate principal amount of outstanding Permitted Acquired Debt from all Permitted Acquisitions shall not exceed the amount permitted to remain outstanding pursuant to Section 9.04(viii), (D) no Event of Default is in existence at the time of the consummation of such Permitted Acquisition or would exist after giving effect thereto and (E) the Company shall have given the Administrative Agent and the Banks at least 10 days' prior notice of any Permitted Acquisition.

                  (b) The Company shall cause each Domestic Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to execute and deliver, within 10 days after the respective Permitted Acquisition, the Subsidiaries Guaranty or a substantially similar guaranty, in either case with the documentation to be in form and substance satisfactory to the Administrative Agent and if at any time requested by the Administrative Agent or Required Banks, the Company shall cause the respective Domestic Subsidiary to enter into such security documentation as may be required pursuant to Section 8.15(b). Foreign Subsidiaries acquired or established pursuant to Permitted Acquisitions shall not be required to enter into guaranties or additional security documents, although the capital stock thereof owned by the Company and/or one or more Subsidiary Pledgors shall be required to be pledged to the extent provided in the respective Pledge Agreements.

                  (c) Notwithstanding anything to the contrary contained above, no Permitted Acquisition may be effected unless (x) recalculations are made by the Company of compliance with the covenants contained in Sections 9.08, 9.09 and 9.10 for the period of four consecutive fiscal quarters most recently ended prior to the date of such Permitted Acquisition, on a Pro Forma Basis as if the respective Permitted Acquisition had occurred on the first day of such period, and such recalculations shall show that all such covenants would have been complied with if the Permitted

Acquisition had occurred on the first day of such period, (y) the Company in good faith believes, based on calculations made by the Company, on a pro forma basis after giving effect to the respective Permitted Acquisition, that the financial covenants contained in Sections 9.08, 9.09 and 9.10 will continue to be met for the one year period following the date of the consummation of the respective Permitted Acquisition, and (z) prior to the consummation of the respective Permitted Acquisition, the Company shall furnish the Administrative Agent and the Banks with an officer's certificate executed by the chief financial officer of the Company, certifying to the best of his knowledge as to compliance with the requirements of preceding clauses (x) and (y) and containing the pro forma calculations required by preceding clauses (x) and (y). The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Company that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.

                  8.15 Additional Security; Further Assurances. (a) The Company shall, and agrees to cause each of its applicable Domestic Subsidiaries to, grant to the Collateral Agent, for the benefit of the Secured Creditors, upon the request of the Required Banks, security interests in such Real Property acquired or, in the opinion of the Required Banks, substantially improved, after the Restatement Effective Date and not already constituting Collateral pursuant to the Mortgages or pursuant to Additional Mortgages theretofore executed and delivered pursuant to this Section 8.15 as may be requested from time to time by the Required Banks (except that security interests shall not be required to be granted with respect to Real Property located in New York) and to take, or cause such Domestic Subsidiary to take, all actions requested by the Required Banks (including, without limitation, the filing of UCC-1's and the obtaining of Mortgage Policies and title surveys) in connection with the granting of such security interests.

                  (b) The Company further agrees to cause each Domestic Subsidiary acquired or established by it pursuant to a Permitted Acquisition to grant to the Collateral Agent, for the benefit of the Secured Creditors, upon the request of the Administrative Agent or the Required Banks, security interests in such property of such Domestic Subsidiaries (whether real, personal or otherwise, except that such Domestic Subsidiary shall not be required to execute or deliver Additional Mortgages with respect to Real Property located in New York), as may be requested by the Administrative Agent or the Required Banks and to take, or cause such Subsidiary to take, all actions requested by the Administrative Agent or the Required Banks (including, without limitation, the obtaining of UCC-11's, the filing of UCC-1's and the obtaining of Mortgage Policies and title surveys) in connection with the granting of such security interests.

                  (c) All security interests required to be granted pursuant to this Section 8.15 shall be granted pursuant to such security documentation (which shall be substantially similar to the analogous Security Documents already executed and delivered by other Subsidiaries) satisfactory in form and substance to the Administrative Agent and shall (except as otherwise consented to by the Required Banks) constitute valid and enforceable perfected security interests prior to the rights of all third Persons (other than the holders of Permitted Liens) and subject to no Liens except Permitted Liens. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the respective Secured Creditors, required to be granted pursuant to the respective Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Company. At the time of the execution and delivery of the Additional Security Documents, the Company shall cause to be delivered to the Collateral Agent such opinions of counsel, Mortgage Policies, surveys and other related documents as may be reasonably requested by the Collateral Agent or the Required Banks to assure themselves that this
Section 8.15 has been complied with.

                  (d) The Company agrees that each action required by Section 8.15(a), (b) or (c) with respect to the Additional Collateral shall be completed as soon as possible but in no event later than 30 days after such action is requested to be taken by the Administrative Agent or the Required Banks, as the case may be.

                  (e) In the event that the Administrative Agent or the Required Banks at any time after the Restatement Effective Date determine in their sole discretion (whether as a result of a position taken by an applicable bank regulatory agency or official, or otherwise) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, rule, regulation, guideline or order (any such appraisal a "Required Appraisal") are or were required to be obtained, or should be obtained, in connection with any Mortgaged Property or Mortgaged Properties, then, within 60 days after receiving written notice thereof from the Administrative Agent or the Required Banks, as the case may be, the Company shall cause such Required Appraisal to be delivered, at the expense of the Company, to the Agents which Required Appraisal, and the respective appraiser, shall be satisfactory to the Administrative Agent.

                  (f) In the event that at any time after the Restatement Effective Date, any of Holdings, Holley Automotive or Coltec Automotive shall cease to constitute an Inactive Subsidiary, the Company shall cause Holdings, Holley Automotive or Coltec Automotive, as the case may be, to become a party to each of the Subsidiaries Guaranty, the Subsidiaries Pledge Agreement and the Subsidiaries Security Agreement.

                  (g) In the event that the Farnam Disposition shall not have been effected by March 31, 1997, the Company shall cause Farnam Sealing Systems Inc to become a party to each of the Subsidiaries Guaranty, the Subsidiaries Pledge Agreement and the Subsidiaries Security Agreement.

                  8.16 Case Management Subsidiary. The Case Management subsidiary was established before the Restatement Effective Date, as described in Section 7.27. After the Restatement Effective Date, the Case Management Subsidiary shall manage and attempt to contain certain asbestos-related liabilities of the Company, Garlock and Anchor Packing, and shall engage in no other business or activities except as reasonably relating thereto. At any time and from time to time on or after the Restatement Effective Date, the Company and/or Garlock shall be permitted to sell common stock of the Case Management Subsidiary owned by it to third party investors (which may include the management of the Case Management Subsidiary) for an amount equal to its fair market value (as determined in good faith by the Company or Garlock, as the case may be); provided that (x) at no time shall the equity interests in the Case Management Subsidiary not directly or indirectly owned by the Company and its Wholly-Owned Subsidiaries exceed 13.4% of the entire equity interests in the Case Management Subsidiary and (y) equity interests may only be sold in the Case Management Subsidiary if the Company and/or Garlock retains "call" rights with respect to the equity interests so sold, with the effect of such call rights required to be that the Company and/or Garlock, as the case may be, shall be able to repurchase all common stock of the Case Management Subsidiary ever sold to third party investors as contemplated above for an aggregate purchase price for all stock so sold which in no event shall exceed the Maximum Repayment Amount. The Banks hereby agree that neither the Case Management Subsidiary nor Anchor Packing shall be, at any time on or after the Restatement Effective Date, party to (or required to be party to) any Guaranty or Security Document as otherwise provided in this Agreement. Notwithstanding the foregoing, all capital stock of the Case Management Subsidiary from time to time owned by the Company or any Subsidiary Pledgor, and any promissory note payable by the Case Management Subsidiary to any Subsidiary Pledgor (including without limitation the promissory note of the Case Management Subsidiary delivered pursuant to the Garlock-Garrison Line of Credit Letter) shall be required to be pledged in accordance with the relevant provisions of the Pledge Agreement. The Company further covenants and agrees to take all actions so that no promissory note ever transferred to the Case Management Subsidiary by the Company or any of its Subsidiaries (including without limitation the Stemco Note and the promissory note of Garlock delivered pursuant to the Garlock-Garrison Line of Credit Letter) is ever transferred by the Case Management Subsidiary to any other Person (excluding, however, any transfer of any such Promissory Note to the Company or the respective Subsidiary of the Company which was the obligor thereon, at which time the respective promissory note shall be cancelled.)

     Section 9. Negative Covenants. The Company hereby covenants that on and after the Restatement Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

                  9.01 Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Company or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (liens described below are herein referred to as "Permitted Liens"):

                  (i) inchoate Liens for taxes, assessments and governmental charges or claims not yet due or being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with United States generally accepted accounting principles;

                  (ii) Liens in respect of property or assets of the Company or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as landlords', carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and which Liens or the obligations secured thereby are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                  (iii) Liens in existence on the Restatement Effective Date which are listed, and the property subject thereto described, in
            Schedule VIII;

                  (iv) Permitted Encumbrances;

                  (v) Liens created by or pursuant to this Agreement (including, without limitation, in connection with Trade Letters of Credit) or the other Credit Documents;

                  (vi) Liens placed upon equipment or machinery used in the
            ordinary course of the business of the Company or any of its Subsidiaries at the time of acquisition thereof by the Company or any such Subsidiary to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that (x) the aggregate principal amount of all Indebtedness secured by Liens permitted by this clause (vi) does not exceed at any one time outstanding $30,000,000 and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Company or any such Subsidiary;


                  (vii) leases or subleases granted to other Persons in the
            ordinary course of business and not materially interfering with the conduct of the business of Company or any of its Subsidiaries, to the extent permitted by Section 9.02(xiv);

                  (viii) Liens upon assets subject to Capitalized Lease
            Obligations to the extent permitted by Section 9.07, provided that the amount of such Capitalized Lease Obligations incurred in any one fiscal year shall not exceed $25,000,000, and provided that such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of a Credit Party or any Subsidiary of a Credit Party;

                  (ix) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances arising in the ordinary course of business and not materially interfering with the conduct of the business of the Company or any of its Subsidiaries;

                  (x) Liens arising from precautionary UCC financing statement filings regarding operating leases;

                  (xi) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with
            (x) workers' compensation, unemployment insurance and other types of social security or (y) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business; provided that the aggregate amount of cash and fair market value of other property encumbered by Liens described in clause (y) hereof, at any time in existence shall not exceed $100,000,000 in the aggregate;

                  (xii) Liens on property or assets of any Subsidiary (but not on the capital stock of such Subsidiary) acquired pursuant to, or newly formed by the Company in order to make, a Permitted Acquisition and securing Permitted Acquired Debt relating thereto; provided that such Lien does not encumber any assets or properties of the Company or any Subsidiary other than the assets and properties of such Subsidiary acquired pursuant to the Permitted Acquisition;

                  (xiii) Liens in favor of customs and revenue authorities
            arising as a matter of law to secure payment of custom's duties in connection with the importation of goods;

                  (xiv) Liens encumbering property or assets of the Company or any of its Subsidiaries under construction which arose in the ordinary course of business from progress or partial payments by a customer of the Company or any of its Subsidiaries relating to such property or assets so long as such Liens do not attach to any property or assets of the Company or any of its Subsidiaries other than such property or assets under construction;

                  (xv) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Subsidiaries prior to the Restatement Effective Date;

                  (xvi) purchase money Liens securing trade payables to the
            extent such Liens arise in the ordinary course of business of the Company and its Subsidiaries consistent with past practices and the respective trade payables do not constitute Indebtedness (determined without regard to clause (iii) of the definition of Indebtedness to the extent the Liens relating thereto are only those described in this clause (xvi));

                  (xvii) Liens on accounts receivable of the Company and its
            Subsidiaries in connection with a Permitted Receivables Transaction;

                  (xviii) any Lien arising from judgments or decrees in
            circumstances not constituting any Event of Default under Section 10.09;

                  (xix) any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject;

                  (xx) Liens in favor of issuers of documentary Non-Facility
            Letters of Credit on documents and goods covered thereby;

                  (xxi) Indebtedness of Foreign Subsidiaries permitted to be incurred and remain outstanding pursuant to Section 9.04 may be secured by assets of Foreign Subsidiaries; and

                  (xxii) Liens not otherwise permitted by the foregoing clauses
            (i) through (xxi) securing any Indebtedness of the Company and/or its Subsidiaries permitted under Section 9.04, provided that the aggregate principal amount of Indebtedness on a consolidated basis secured by Liens permitted by this clause (xxii) shall not exceed $20,000,000 at any time outstanding.

                  9.02 Consolidation, Merger, Purchase or Sale of Assets, etc.

The Company will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that:

                  (i) Capital Expenditures by the Company and its Subsidiaries
            shall be permitted to the extent not in violation of Section 9.07;

                  (ii) each of the Company and its Subsidiaries may, in the
            ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such Person, have become uneconomic, obsolete or worn out;

                  (iii) investments may be made to the extent permitted by
            Section 9.05;

                  (iv) each of the Company and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business in accordance with the past practices of the Company and its Subsidiaries prior to the Restatement Effective Date (so long as such lease does not create Capitalized Lease Obligations);

                  (v) each of the Company and its Subsidiaries may make sales of inventory in the ordinary course of business;

                  (vi) the Company or any of its Subsidiaries shall be permitted to sell property and assets not otherwise permitted to be sold pursuant to another clause of this Section 9.02, so long as (A) each such sale is for fair market value (as determined in good faith by, in the case of any such sale for less than $2,000,000, the Company and, in the case of all other sales, the Board of Directors of the Company), (B) each such sale results in consideration consisting of cash; provided that in each fiscal year of the Company, up to an aggregate amount of $10,000,000 of such consideration may be evidenced by one or more promissory note(s) which have been duly pledged pursuant to the applicable Pledge Agreement (if the respective seller is party to a Pledge Agreement), (C) the Net Sale Proceeds therefrom are applied in accordance with, and to the extent required by,
            Section 3.03(e), and (D) sales of capital stock of Subsidiaries of the Company shall not be permitted unless (i) no Indebtedness is owed to, or by, such Subsidiary or any of its Subsidiaries by or from, as the case may be, the Company or any other Subsidiary of the Company, (ii) all capital stock of such Subsidiary and any of its

            Subsidiaries owned by the Company or any of its other Subsidiaries shall be sold as a result of such sale and (iii) the respective Subsidiary whose capital stock is being sold is not a Material Subsidiary before giving effect to such sale;

                  (vii) the Company may make Permitted Acquisitions in
            accordance with the requirements of Section 8.14;

                  (viii) Immaterial Dissolutions shall be permitted;

                  (ix) any Wholly-Owned Subsidiary of the Company which owns all of the stock of another Subsidiary of the Company may transfer all of the stock of such Subsidiary to the Company or any other Wholly-Owned Subsidiary of the Company; provided that in each case
            (x) the Administrative Agent consents to such transfer and the manner of effecting such transfer, (y) all actions which in the opinion of the Collateral Agent are necessary or desirable to maintain the perfection and priority of the security interest of the Collateral Agent in the stock to be transferred are effected simultaneously with such transfer and (z) for purposes of this clause (ix), Garlock, Stemco the Case Management Subsidiary and its Subsidiaries shall be deemed not to be Wholly-Owned Subsidiaries of the Company.

                  (x) the Permitted Receivables Transaction shall be permitted;

                  (xi) each of the Company and its Subsidiaries may terminate any lease of real or personal property to which it is a party as lessee or lessor;

                  (xii) any Wholly-Owned Subsidiary of the Company may be merged or consolidated with or into, or be liquidated into, the Company or any other Wholly-Owned Subsidiary of the Company, or all or any part of its business, properties and assets may be conveyed, leased, sold, or otherwise transferred to the Company or any other Wholly-Owned Subsidiary of the Company; provided that (t) each of Garlock, Stemco, the Case Management Subsidiary and each Subsidiary of the Case Management Subsidiary shall be deemed not to constitute Wholly-Owned Subsidiaries of the Company for purposes of this clause
            (xii), (u) no Default or Event of Default exists or would exist after giving effect thereto, (v) no Foreign Subsidiary may be the surviving corporation of any such merger or consolidation (other than a merger or consolidation with another Foreign

            Subsidiary), (w) no businesses, properties or assets may be transferred to Foreign Subsidiaries (other than a transfer by another Foreign Subsidiary to a Foreign Subsidiary), (x) in the case of the merger or consolidation of any Wholly-Owned Subsidiary with and into the Company, the Company shall be the surviving corporation, (y) neither party to any such merger or consolidation shall have material contingent liabilities (as determined in good faith by management of the Company prior to the effectiveness of such merger or consolidation) other than under this Agreement and the other Credit Documents and (z) all actions taken to effect same shall be reasonably satisfactory to the Administrative Agent and the Administrative Agent shall have received a certificate signed by the president or any vice president of the Company certifying copies of any documentation prepared in connection therewith and such documentation shall be satisfactory in form and substance to the Administrative Agent;

                  (xiii) dispositions of assets pursuant to involuntary takings or confiscations by any governmental authority or agency through the exercise of eminent domain or otherwise shall be permitted;

                  (xiv) the Company and its Subsidiaries may enter into leases or subleases (as lessor) of real or personal property so long as (i) each such lease or sublease is for fair market value (as reasonably determined by the management of the Company), (ii) has a term of not more than ten years and (iii) the aggregate amount of lease payments under all such leases or subleases is not in excess of $10,000,000 per year;

                  (xv) the Company and its Subsidiaries may license patents, trademarks, copyrights and know-how to any Person, so long as each such license is for fair market value (as reasonably determined by the management of the Company);

                  (xvi) so long as there shall exist no Default or Event of
            Default (both before and after giving effect thereto), to the extent not otherwise permitted under clause (xv) above, the Company and its Subsidiaries may share with any Person the right to use patents, trademarks, copyrights and know-how in the ordinary course of business and so long as the Company and its Subsidiaries retain and protect the right to use all or any portion of such patents, trademarks, copyrights and know-how to the extent necessary to the conduct of their business (as determined in good faith by management of the Company);

                  (xvii) the Company shall be permitted to establish the Case
            Management Subsidiary in accordance with the requirements of Sections 7.27 and 8.16 and, in connection therewith, may take all the actions


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

            expressly permitted by (or in the case of Section 7.27, described in) said Sections and the last sentence of Section 9.03;

                  (xviii) the Company or its respective Subsidiary which owns same may sell minority positions in the stock of one or more Foreign Subsidiaries which are not Material Subsidiaries before giving effect to the respective such sale, in each case so long as (i) the Company reasonably determines that such sale is in its best interests, (ii) the Net Sale Proceeds from all sales pursuant to this clause (xviii) do not exceed $12,500,000 in any fiscal year of the Company and (iii) no stock or equity interest in any Foreign Subsidiary shall be sold if the fair market value (as reasonably determined by the Company) of the consolidated assets of all Foreign Subsidiaries with respect to which sales of equity interests pursuant to this clause (xviii) have been effected in any fiscal year would exceed $40,000,000; and

                  (xix) at any time on or prior to March 31, 1997, the Farnam
            Disposition may be effected so long as (x) the total sale price is at least $15,000,000, of which at least 75% will be paid in cash at closing.

In the event the Required Banks waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold (other than to the Company or a Subsidiary of the Company) as permitted by this Section 9.02, such Collateral shall be sold free and clear of the Liens created by the Security Documents, in each case, to the extent provided in the Security Documents entered into with respect to such Collateral, and to the extent provided in such Security Documents, the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

                  9.03 Dividends. The Company shall not, and shall not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Company or any of its Subsidiaries, except that (i) any Subsidiary may pay Dividends to the Company or any Wholly-Owned Subsidiary of the Company, (ii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), any Subsidiary of the Company which is not a Wholly-Owned Subsidiary and is not the Case Management Subsidiary may pay cash dividends in respect of its capital stock so long as such dividends are paid to all shareholders pro rata based upon their proportionate equity interests in such Subsidiary at the time in question in accordance with the corporate and other charter documents governing such Subsidiary, (iii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), (A) the Company shall be permitted to purchase shares of Company Common Stock and (B) after the last day of any fiscal quarter and at any time during the immediately succeeding fiscal quarter, the Company may pay cash dividends to all holders of Company Common Stock on a pro rata basis; provided that the sum of the aggregate amount expended by the Company pursuant to clauses (A) and (B) (collectively, the

"Restricted Payments") shall not exceed the Permitted Use Amount in any one fiscal year of the Company and (iv) so long as there shall exist no Default of Event of Default (both before and after giving effect to the payment thereof), and in addition to the purchases permitted pursuant to the preceding provisions of this Section 9.03, the Company shall be permitted to purchase, during the period from the Restatement Effective Date through June 17, 1997, shares of Company common stock so long as the aggregate amount spent in connection with purchases pursuant to this clause (iv) does not exceed either (x) $50 million or
(y) when aggregated with all purchases made prior to the Restatement Effective Date pursuant to Section 9.03(iv) of the Original Credit Agreement, $93 million. Notwithstanding anything to the contrary contained in this Section 9.03 or elsewhere in this Agreement, after the sale of equity interests in the Case Management Subsidiary to one or more third party investors as provided in said
Section 8.16, the Case Management Subsidiary (and/or the Company and/or Garlock) may enter into certain "put" and/or "call" arrangements with respect to its equity (not in excess of 13.4% of its entire equity) sold to third party investors as contemplated by Section 8.16, so long as (x) no such arrangements shall require any payment by the Case Management Subsidiary prior to September 13, 2001 and (y) the aggregate payments made pursuant to all such "put" and/or "call" arrangements shall in no event exceed the Maximum Repayment Amount.

                  9.04 Indebtedness. The Company will not, and the Company will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                  (ii) Indebtedness existing on the Restatement Effective Date shall be permitted to the extent the same is listed on Schedule VI (excluding Indebtedness outstanding pursuant to the Garlock-Garrison Line of Credit Letter); provided that (i) no refinancing or renewals of such Indebtedness shall be permitted unless such refinancing or renewal is of Existing Indebtedness owed to third parties and is on substantially the same terms and conditions as in effect for the respective issue on the Restatement Effective Date, and (ii) any refinancing or renewal shall not be in excess of the respective amounts set forth on Schedule VI;

                  (iii) accrued expenses;

                  (iv) Indebtedness in amounts, and subject to Liens, permitted under Section 9.01(vi) and (viii);

                  (v) Indebtedness under any Interest Rate Protection or Other
            Hedging Agreements;

                  (vi) Indebtedness of the Company and its Subsidiaries as
            permitted by Section 9.05;

                  (vii) Indebtedness consisting of, without duplication,
            Non-Facility Letters of Credit and reimbursement obligations with respect thereto, so long as the aggregate amount thereof at any time outstanding does not exceed, when added to the Letter of Credit Outstandings at such time, $125,000,000;


                  (viii) Permitted Acquired Debt (in each case, so long as the only obligor with respect thereto is the respective Subsidiary whose capital stock is acquired pursuant to, or which is formed to effect, the respective Permitted Acquisition) in an aggregate amount outstanding for all such Subsidiaries at any one time not to exceed $100,000,000;

                  (ix) Indebtedness of Foreign Subsidiaries of the Company in an
            aggregate amount outstanding at any one time not to exceed $100,000,000;

                  (x) Indebtedness of the Company not otherwise permitted by this Section 9.04 ("Additional Indebtedness") in an aggregate amount not to exceed $100,000,000 at any one time outstanding, provided that (i) no Default or Event of Default exists or would exist both before and immediately after giving effect to the incurrence of such Indebtedness, (ii) immediately after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company would have been in compliance with Sections
            9.09 and 9.10 for the period of four consecutive fiscal quarters of the Company (taken as one accounting period) last ended prior to the date of the incurrence of such Indebtedness on a Pro Forma Basis as if the respective incurrence had occurred on the first day of such Calculation Period and (iii) such Indebtedness shall be unsecured;

                  (xi) Indebtedness of the Company or any of its Subsidiaries in
            connection with the Permitted Receivables Transaction;

                  (xii) Canadian Government Financing incurred after the
            Restatement Effective Date in an aggregate principal amount outstanding at any one time not in excess of $40,000,000, provided that the terms and conditions of such Indebtedness are not materially different from the terms and conditions of the Canadian Government Financing in effect on the Restatement Effective Date;

                  (xiii) Contingent Obligations in respect of indemnities and purchase price adjustments incurred in connection with asset or stock sales, to the extent customary in connection with the respective type of asset or stock sale;

                  (xiv) Contingent Obligations in respect of leasehold interests assigned by the Company or any of its Subsidiaries to any other Person in connection with asset sales (i) to the extent arising from the use, control or operation of the property subject to such leasehold interests by the Company or any of its Subsidiaries prior to the transfer thereof, and (ii) in respect of rental payments in connection with such leasehold interests, provided that the aggregate amount thereof in respect of rental payments shall not exceed an amount equal to $10,000,000 payable in any fiscal year of the Company;

                  (xv) loans may be made (x) at any time when all loans
            theretofore made pursuant to the following clause (y) have been repaid in full, by the Case Management Subsidiary to Garlock and (y) at any time when all loans theretofore made pursuant to preceding clause (x) have been repaid in full, by Garlock to the Case Management Subsidiary, in each case to the extent such loans are required to be made in accordance with the Garlock-Garrison Line of Credit as in effect on the Restatement Effective Date, so long as all such loans are made in a manner consistent with the requirements of Section 9.16(a) and the aggregate principal amount of loans at any time outstanding pursuant to the Garlock-Garrison Line of Credit does not exceed $100,000,000;

                  (xvi) Existing Notes not purchased pursuant to the Tender
            Offer/Consent Solicitations may remain outstanding (in each case so long as the aggregate principal amount of the respective Issue not purchased pursuant to the respective Tender Offer/Consent Solicitation does not exceed 15% of the aggregate principal amount of the respective Issue outstanding immediately prior to the consummation of such repurchases);

                  (xvii) Indebtedness of any Foreign Subsidiary which may be deemed to exist solely as a result of its granting of a Lien otherwise permitted pursuant to Section 9.01(xxi) to secure the Indebtedness of another Foreign Subsidiary (it being understood that this clause (xvii) shall not independently permit Indebtedness for borrowed money to be incurred by any Foreign Subsidiary);

                  (xviii) Indebtedness of the Company arising as a result of its
            Contingent Obligations (including guarantees) in respect of Indebtedness of Foreign Subsidiaries, so long as the maximum amount of all Contingent Obligations of the Company pursuant of this clause (xviii) at no time exceeds $75,000,000 and so long as all obligations of the Company outstanding pursuant to this clause (xviii) are unsecured; and

                  (xix) Indebtedness (x) of Stemco pursuant to the Stemco Note
            (so long as held by the Case Management Subsidiary) and (y) of Garlock pursuant to the Garlock Promissory Note (so long as such promissory note is held by a Subsidiary Pledgor and is pledged pursuant to the Subsidiaries Pledge Agreement).

                  9.05 Advances, Investments and Loans. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except that the following shall be permitted:

                  (i) the Company and its Subsidiaries may acquire and hold
            accounts receivable owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

                  (ii) the Company and its Subsidiaries may acquire and hold cash and Cash Equivalents;

                  (iii) the Company may make loans to its Domestic Subsidiaries which are Subsidiary Guarantors and Wholly-Owned Subsidiaries (A) resulting from the operation of the Company's cash management system in the ordinary course of business and consistent with the Company's practice prior to the Restatement Effective Date and (B) in addition to those described in preceding clause (A), so long as the aggregate amount of loans at any time outstanding pursuant to this clause (B) (calculated without regard to any write-downs or write-offs thereof) does not exceed $75,000,000; provided that any promissory notes evidencing loans made pursuant to this clause (iii) shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Company Pledge Agreement;

                  (iv) Subsidiaries of the Company may make loans to the Company
            (including through operation of the cash management system described in preceding clause (iii)); provided that (x) any promissory notes evidencing loans made pursuant to this clause (iv) by any Subsidiary Pledgor to the Company shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Subsidiaries Pledge Agreement and (y) any such loans by Subsidiaries which are not Subsidiary

            Guarantors shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent, in each case containing the subordination provisions contained in Exhibit L;

                  (v) the Company, its Domestic Subsidiaries and the Canadian
            Subsidiaries may make loans, advances or capital contributions to Foreign Subsidiaries of the Company in an aggregate amount not to exceed $20,000,000 (taking the amount of cash so invested and the fair market value, at the time of the respective investment, of any non-cash assets so invested, as determined in good faith by the Company or, if the fair market value thereof exceeds $2,000,000, as determined by the Board of Directors of the Company) at any one time outstanding (determined without regard to write-offs or write-downs of such loans, advances or contributions); provided that any such loan or advance shall be evidenced by a promissory note which shall be in form and substance satisfactory to the Administrative Agent and to the extent any such Person receives capital stock in connection with any such capital contribution, such capital stock shall be pledged to the Collateral Agent for the benefit of the Secured Creditors in accordance with, and to the extent provided by, the applicable Pledge Agreement;

                  (vi) the Company and/or its Subsidiaries may from time to time make Permitted Investments, so long as the aggregate amount (taking the value of any cash so invested plus the fair market value of any non-cash investments, as determined in good faith by the Company or, if the fair market value thereof is reasonably expected to exceed $2,000,000, as determined in good faith by the Board of Directors of the Company) so invested does not exceed $12,500,000 in any fiscal year of the Company;

                  (vii) Foreign Subsidiaries of the Company may make loans to one or more other Foreign Subsidiaries of the Company;

                  (viii) the Company and its Subsidiaries may enter into
            Interest Rate Protection or Other Hedging Agreements;

                  (ix) the Company or any of its Subsidiaries may make or
            maintain travel, relocation and other expense advances to employees for business related activities of the Company or any of its Subsidiaries in the ordinary course of business and consistent with past practice;

                  (x) the Company and its Subsidiaries may acquire capital stock of Wholly-Owned Subsidiaries as a result of, and may make investments (including without limitation by way of loans or advances) in Wholly-Owned Subsidiaries to effect, Permitted Acquisitions so long as the aggregate amount so invested is included for purposes of determining compliance with Section 8.14 and complies with the requirements thereof;

                  (xi) the Company may (x) accept promissory notes of employees as payment, in whole or in part, for the exercise by such employees of stock options; provided that, except as provided in clause (y) below, no cash shall be loaned by the Company in connection with any such extension of credit and (y) so long as no Default or Event of Default is in existence, make cash loans to employees in connection with the payment of taxes by such employees which taxes are required to be paid in connection with the exercise by such employees of stock options or the exercise of rights under the Stock Option and Incentive Plan or any similar employee benefit plan so long as the aggregate amount of all such loans made during any fiscal year does not exceed the Permitted Employee Loan Amount for such fiscal year, and provided further, that in the case of each of clauses (x) and
            (y) above, the promissory note evidencing each such extension of credit shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Company Pledge Agreement;

                  (xii) the Company or any of its Subsidiaries may hold any
            stock or securities of, or any other interest in, any Person to the extent that such was acquired as a dividend (without the payment of any consideration) on an existing ownership interest;

                  (xiii) the Company may make tender offers for, purchase or redeem the 1999 Senior Notes, the 2000 Senior Notes and/or the Senior Subordinated Notes;

                  (xiv) the Company and its Subsidiaries may make Capital
            Expenditures to the extent permitted by Section 9.07;

                  (xv) the Company and its Subsidiaries may accept promissory notes in connection with sales of property and assets to the extent permitted by Section 9.02(vi);

                  (xvi) acquisitions of stock and capital contributions to
            effect the transactions described in Section 9.02(ix) to the extent 9.02(ix) is complied with shall be permitted;

                  (xvii) the Company and its Subsidiaries may contribute to any
            Person in which the Company and its Subsidiaries own more than 15% of the equity interests, (i) assets constituting patents, trademarks, copyrights and know-how, so long as the Company and its Subsidiaries retain and protect the right to use all or any portion of such patents, trademarks, copyrights and know-how to the extent necessary to the conduct of their business (as determined in good faith by management of the Company) and (ii) other non-cash assets with an aggregate fair market value (as determined in good faith by management of the Company) not to exceed $2,000,000 in any fiscal year of the Company;

                  (xviii) the Company may make advances, investments and loans not otherwise permitted by this Section 9.05 in an amount not to exceed $20,000,000 at any one time outstanding; and

                  (xix) investments in the Case Management Subsidiary (i) made prior to the Restatement Effective Date and described in Section
            7.27 shall be permitted to remain outstanding and (ii) made before, on of after the Restatement Effective Date pursuant to the Garlock-Garrison Line of Credit Letter shall be permitted so long as in accordance with the relevant requirements of Section 9.04(xv).


                  9.06 Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate (excluding, for this purpose, any Wholly-Owned Subsidiaries of the Company) of the Company or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that (i) loans, advances and investments may be incurred and made among the Company and its Subsidiaries and Affiliates to the extent expressly permitted by Sections 9.02(ix), 9.04 and 9.05, (ii) the Company may perform its obligations pursuant to the Tax Sharing Agreements and (iii) the transactions in connection with establishment of the Case Management Subsidiary as described in Section 7.27, to the extent effected prior to the Restatement Effective Date, shall be permitted and, after the occurrence of the Restatement Effective Date, the various parties thereto may continue to perform their obligations pursuant to the Anchor-Garrison Management Services Agreement, the Coltec-Garrison Administrative Services Agreement, the Coltec-Garrison Lease Assumption Agreement, the Coltec-Garrison Management Services Agreement, the Garlock-Garrison Exchange Agreement, the Stemco Note and, so long as in accordance with the requirements of Section 9.04(xv), the Garlock-Garrison Line of Credit Letter, in each case as such agreements are in effect on the Restatement Effective Date or as thereafter from time to time modified in accordance with the relevant requirements of Section 9.16. Without limiting the foregoing, in no event shall any management or similar fees be paid by the Company or any of its Subsidiaries for management of the Company or any of its Subsidiaries to any Person other than the Company.

                  9.07 Capital Expenditures. The Company will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that
(x) during

December of 1996, the Company and its Subsidiaries may make Capital Expenditures so long as the aggregate amount thereof does not exceed $12 million and (y) during any fiscal year (taken as one accounting period) set forth below the Company and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures does not exceed the amount set forth opposite such fiscal year below:

             Fiscal Year Ending                Amount
             ------------------                ------

             December 31, 1997                 $75 million
             December 31, 1998                 $65 million
             December 31, 1999                 $65 million
             December 31, 2000                 $65 million
             December 31, 2001                 $70 million

Notwithstanding anything to the contrary contained above, to the extent the amount of Capital Expenditures made by the Company and its Subsidiaries during any fiscal year of the Company listed in the table above is less than the amount applicable to the respective fiscal year as described in the table above, such amount may be carried forward and utilized to make Capital Expenditures in excess of the amount permitted above in the immediately succeeding fiscal year, provided that (x) the maximum amount which may be carried forward from any fiscal year to the next fiscal year shall be $25,000,000 and (y) no amount once carried forward to the next succeeding fiscal year may be carried forward to a fiscal year thereafter.

                  9.08 Current Ratio. The Company will not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities at any time to be less than 1.25 to 1.0.

                  9.09 Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ending after the Restatement Effective Date to be less than 3.0:1. Notwithstanding anything to the contrary contained above, to the extent the Interest Coverage Ratio is being determined for any period which begins prior to the Restatement Effective Date, for that portion of the period occurring before the Restatement Effective Date the Interest Coverage Ratio shall be determined on a Pro Forma Basis.

                  9.10 Leverage Ratio. The Company will not permit the Leverage Ratio at any time during any period set forth below to be greater than the ratio set forth opposite the respective period below:


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

                  Period                                     Ratio
                  ------------------------------------------------

                  Restatement Effective Date
                    to and including June 30, 1998          4.25:1

                  July 1, 1998 to and including
                    December 31, 1999                       3.75:1

                  January 1, 2000 and thereafter            3.25:1

                  9.11 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. The Company will not, and the Company will not permit any of its Subsidiaries to, (i) after it enters into a Permitted Receivables Transaction, amend or modify, or permit the amendment or modification of, any provision of the Permitted Receivables Transaction, or of any agreement relating thereto, other than pursuant to a Permitted Amendment, (ii) amend, modify or change (x) its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws, or (y) any agreement entered into by it, with respect to its capital stock, or enter into any new agreement with respect to its capital stock, other than any action of the type described above in this clause (ii) which would not adversely affect the interests of the Banks under this Agreement or the other Credit Documents, or (iii) enter into any new Tax Sharing Agreement or amend, modify, change or terminate any Tax Sharing Agreement, in any manner adverse to the Banks.

                  9.12 Limitation on Certain Restrictions on Subsidiaries. The Company will not, and will not permit any of its Subsidiaries (other than the Case Management Subsidiary and Anchor Packing) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any Subsidiary of the Company, or pay any Indebtedness owed to the Company or a Subsidiary of the Company, (b) make loans or advances to the Company or any of the Company's Subsidiaries or (c) transfer any of its properties or assets to the Company (other than in the case of this clause (c) restrictions existing as a result of Permitted Liens on such properties or assets), except for such encumbrances or restrictions (i) existing under or by reason of applicable law, (ii) existing under or by reason of this Agreement and the other Credit Documents, (iii) restrictions described in Schedule X shall be permitted to remain in existence,
(iv) customary restrictions may be contained in the documentation approved by the Administrative Agent and Required Banks relating to any Permitted Receivables Transaction and (v) existing under or as a result of customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or a Subsidiary of the Company.

                  9.13 Limitation on Issuance of Capital Stock. (a) The Company shall not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Company or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law, (iv) issuances of capital stock by a Subsidiary of the Company which is not a Wholly-Owned Subsidiary so long as the capital stock so issued is issued either (x) to all shareholders pro rata based on their proportionate equity interests in such Subsidiary at the time in question in accordance with the corporate and other charter documents governing such Subsidiary or (y) to the Company or another Wholly-Owned Subsidiary of the Company in an amount greater than the Company's or such Subsidiary's proportionate equity interest,
(v) upon the formation of any new Subsidiary as permitted by this Agreement in connection with Permitted Transactions, such newly formed Subsidiary may issue capital stock to the Company or the respective Subsidiary of the Company (x) to which the stock is required to be issued in accordance with Section 8.14 and the definition of Permitted Acquisition or (y) which is making the respective Permitted Investment, (vi) other issuances of capital stock by a Foreign Subsidiary of the Company which is not a Wholly-Owned Subsidiary but only to the extent that such issuance is required by applicable law, (vii) issuances of capital stock by a Wholly-Owned Subsidiary of the Company to the Company so long as the capital stock so issued is immediately pledged to the Collateral Agent for the benefit of the Secured Creditors under, and to the extent required by, the Company Pledge Agreement.

                  (b) The Company shall not issue any capital stock (including, without limitation, Company Preferred Stock), except for issuances of Company Common Stock where, after giving effect to such issuance, no Event of Default will exist under Section 10.10.

                  9.14 Business. The Company will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the business in which it is engaged on the Restatement Effective Date and any other reasonably related businesses.

                  9.15 Limitation on Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, establish, create or acquire any new Subsidiary except (i) any such Subsidiary acquired or formed in connection with a Permitted Transaction as permitted by this Agreement or (ii) unless (w) at least 10 Business Days prior written notice thereof is given to the Administrative Agent and the Banks, (x) such new Subsidiary is (i) a Domestic Subsidiary and is a Wholly-Owned Subsidiary of the Company or another Domestic Subsidiary that is a Wholly-Owned Subsidiary or (ii) a Foreign Subsidiary and is a Wholly-Owned Subsidiary of another Wholly-Owned Subsidiary, (y) each such new

Domestic Subsidiary shall, concurrently with the creation or acquisition thereof, become a party to the Subsidiaries Guaranty, the Subsidiaries Pledge Agreement and the Subsidiaries Security Agreement by executing an amendment thereto and (z) in the case of each new Domestic Subsidiary, the Company and/or each Domestic Subsidiary directly owning all or any portion of the capital stock of such new Domestic Subsidiary shall deliver to the Collateral Agent under the Pledge Agreement certificates representing 100% of the capital stock of such new Domestic Subsidiary together in each case, with stock powers duly executed in blank. In addition, such new Subsidiary shall execute and deliver or cause to be executed and delivered, all other relevant documentation (including, without limitation, such legal opinions as shall have been reasonably requested by the Administrative Agent) of the type described in Sections 5 and 6 as such new Subsidiary would have had to deliver if such new Subsidiary were a Subsidiary on the Restatement Effective Date. All actions required by this Section 9.15 shall be taken to the reasonable satisfaction of the Administrative Agent and shall be at the sole cost and expense of the Company.

                  9.16 Restrictions Regarding Case Management Subsidiary. (a) After the Restatement Effective Date, the Company shall not, and shall not permit any of its Subsidiaries to, (i) amend or modify the Stemco Note, the Garlock-Garrison Line of Credit Letter (except to reflect the limitation on the amount permitted to remain outstanding pursuant thereto as provided in Section 9.04(xv) hereof) or any promissory note issued pursuant thereto (except for the purpose described in the immediately preceding parenthetical) or (ii) make any cash payments (other than regularly scheduled payments of interest) pursuant to, or in respect of, the Stemco Note or, after the issuance thereof, any promissory note of Garlock issued to the Case Management Subsidiary pursuant to the

Garlock-Garrison Line of Credit Letter (with each such promissory note being herein called a "Garlock Line Letter Note") except that (x) to the extent the amount needed exceeds the amount of cash and Cash Equivalents then available to the Case Management Subsidiary (and exceeds the amount of any accrued interest then due and payable with respect to the Stemco Note and any outstanding Garlock Line Letter Note), cash payments of principal (including prepayments thereof) of the Stemco Note or, any Garlock Line Letter Note may be made at such times, and in such amounts, as are needed so that the Case Management Subsidiary has adequate money (but not excess funds) to fund its expenses and the payment of asbestos-related liabilities assumed by the Case Management Subsidiary as described in Section 7.27. At such time as all amounts owing pursuant to any then outstanding Garlock Line Letter Note have been repaid in full and all accrued interest which has theretofore become due and payable on the Stemco Note has been paid pursuant thereto, if the Case Management Subsidiary has insufficient cash and Cash Equivalents then available to it to fund expenses and the asbestos-related liabilities assumed by the Case Management Subsidiary as described in Section 7.27, and if there is to be no prepayment of principal of the Stemco Note, then in lieu thereof Garlock may make advances to the Case Management Subsidiary pursuant to the Garlock-Garrison Line of Credit Letter but subject to the limitations on amounts outstanding as set forth in Section 9.04(xv). Furthermore, (1) if at any time the aggregate amount of cash and Cash

Equivalents held by the Case Management Subsidiary exceeds an amount equal to the sum of $1 million plus the amount the Case Management Subsidiary in good faith determines will be needed so that the Case Management Subsidiary has adequate money (but not excess funds) to fund its expenses and the payment of asbestos-related liabilities assumed by the Case Management Subsidiary as described in Section 7.27 for the period of three calendar months from the date of the respective such determination, then the Case Management Subsidiary shall be required to (x) first, repay all principal of, and interest on, any loans or advances then outstanding to the Case Management Subsidiary pursuant to the Garlock-Garrison Line of Credit Letter or any promissory note delivered by the Case Management Subsidiary pursuant thereto and (y) after the amounts described in preceding clause (x) have been repaid in full, advance such funds to Garlock pursuant to the Garlock-Garrison Line of Credit Letter and the Garlock Line Letter Note issued pursuant thereto and (2) the Company shall not permit the Case Management Subsidiary at any time to sell, assign or transfer any interest in the Stemco Note, any Garlock Line Letter Note or any obligations of Garlock pursuant to the Garlock-Garrison Line of Credit Letter to any other Person.

                  (b) In addition to the requirements of preceding clause (a), after the Restatement Effective Date the Company shall not, and shall not permit any of its Subsidiaries to, amend or modify any of the Case Management Subsidiary Agreements except for immaterial amendments which could not be adverse to the interest of the Banks in any respect.

            Section 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  10.01 Payments. The Company shall (i) default in the payment when due of any principal of any Loan or any Note, (ii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on any Loan or Note or any regularly accruing Fees or
(iii) default, and such default shall continue unremedied for two or more Business Days after written notice to the Company by the Administrative Agent or any Bank in the payment when due of any Unpaid Drawing, interest on any Unpaid Drawing or any Fees (other than those referred to in clause (ii) above) or any other amounts owing hereunder or under any Credit Document; or

                  10.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  10.03 Covenants. The Company shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.01(g)(i), 8.08, 8.12 or 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 15 days after written notice to the Company by the Administrative Agent or any Bank; or

                  10.04 Default Under Other Agreements. The Company or any Subsidiary of the Company shall (i) default in any payment of any Indebtedness (other than the Notes) beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required but giving effect to all applicable grace periods), any such Indebtedness to become due prior to its stated maturity, or (iii) any Indebtedness (other than the Notes) of the Company or any Subsidiary of the Company shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that it shall not be a Default or Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness subject to the preceding clauses (i) through (iii), inclusive, outstanding at any time is at least $10,000,000; or

                  10.05 Bankruptcy, etc. The Company or any Specified Subsidiary of the Company shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company or any Specified Subsidiary, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or any Specified Subsidiary, or the Company or any Specified Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Specified Subsidiary, or there is commenced against the Company or any Specified Subsidiary any such proceeding which remains undismissed for a period of 60 days, or the Company or any Specified Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Specified Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Company or any Specified Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company or any Specified Subsidiary for the purpose of effecting any of the foregoing; or


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

                  10.06 ERISA. (a) Any Pension Plan shall fail to satisfy the minimum funding standard required for any plan year following the expiration of the period under Section 412(c)(10) of the Code pursuant to which contributions can be made to such Pension Plan for such plan year or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Pension Plan shall have had or is likely to have a trustee appointed to administer such Pension Plan under Title IV of ERISA, any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan has not been timely made (other than the quarterly contributions described in Section 302(e) of ERISA or Section 412(m) of the Code), the Company or any Subsidiary of the Company or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(c)(29), 4971 or 4975 of the Code, or the Company or any Subsidiary of the Company has incurred or is likely to incur any liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(l) of ERISA) which provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA); (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a material liability or a material risk of incurring a material liability; and (c) which lien, security interest or liability, in the opinion of the Required Banks, will have a material adverse effect upon the business, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole; or

                  10.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect other than with respect to the release of any Subsidiary Assignor and/or Subsidiary Pledgor in accordance with the terms of the Subsidiaries Security Agreement and/or the Subsidiaries Pledge Agreement, as the case may be, or with respect to the release of any Collateral in accordance with the terms of this Agreement or any Security Document or shall cease to give the Collateral Agent for the benefit of the respective Secured Creditors (and securing the Secured Obligations, including the Obligations hereunder) the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 7.11), and subject to no other Liens (except as permitted by Section 7.11), or the Company or any Subsidiary shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond the grace periods set forth in the Mortgages, or in the case of the other Security Documents unremedied for a period of 30 days after written notice to the Company by the Administrative Agent or any Bank; or

                  10.08 Guaranties. At any time after the execution and delivery thereof, any Guaranty or any provision thereof shall cease to be in full force or effect as to any Guarantor or as to any obligations hereunder, except to the extent such Guarantor is released from its obligations under the respective Guaranty in accordance with the terms of such Guaranty, or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm such Guarantor's obligations under the respective Guaranty, or any Guarantor shall (i) default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to Section 8 of the Subsidiaries Guaranty or any analogous provision of any Foreign Subsidiaries Guaranty to the extent relating to the performance or observance by it of any term, covenant or agreement referred to in Section 10.03(ii) and such default shall continue unremedied for a period of 15 days after written notice to the Company by the Administrative Agent or any Bank or (ii) default in the due performance or observance of any other term, covenant or agreement on its part to be performed or observed pursuant to the respective Guaranty; or

                  10.09 Judgments. One or more judgments or decrees shall be entered against the Company or any Specified Subsidiary involving in the aggregate for the Company and its Specified Subsidiaries a liability (to the extent not paid or covered by a reputable insurance company which has accepted liability in writing) and such judgments and decrees shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments and decrees exceeds $2,500,000; or

                  10.10 Change of Control. A Change of Control shall occur; or

                  10.11 Debarment or Suspension. The Company or any of its Subsidiaries shall at any time be debarred or suspended by the government of the United States or any agency thereof from any government contracting with such government or agency, and the continuance of such debarment or suspension for any period of 60 days during which such debarment or suspension shall not be terminated, discharged or stayed pending appeal; provided that no Event of Default shall exist under this Section 10.11 in the case of a suspension of any entity or division so long as (x) such suspension is for a period of not more than 180 days, (y) the gross revenues which would have been lost by the entity or division suspended during the immediately preceding fiscal year had the suspension existed for the entire such fiscal year, when aggregated with the gross revenues lost (or which would have been lost had the respective suspensions been in effect for the entire such preceding fiscal year) by all other entities and divisions then suspended for such immediately preceding fiscal year, does not exceed $25,000,000 and (z) the gross revenues projected to be lost by the entity or divisions suspended during the current fiscal year, when aggregated with the gross revenues projected to be lost by all other entities and divisions then suspended during such current fiscal year, does not exceed $25,000,000; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Agents, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Company, the result which would occur upon the giving of written notice by the Administrative Agent to the Company as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any Fees shall forthwith become due and payable without any other notice of any kind;
(ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit, which may be terminated, in accordance with its terms; (iv) direct the Company to pay (and the Company agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Company, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Company and then outstanding; and (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents.

            Section 11. Definitions And Accounting Terms.

                  11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Additional Charges" shall have the meaning provided in Section
13.18.


            "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or are purported to be granted) (unless released prior to the time of determination) pursuant to any of Sections 8.11, 8.14, 8.15 or 9.15.

            "Additional Indebtedness" shall have the meaning provided in Section 9.04(x).

            "Additional Mortgages" shall mean each mortgage, deed of trust or similar security document with respect to Real Property executed and delivered pursuant to Section 8.15.

            "Additional Permitted Acquisition Amount" shall mean, for each fiscal year of the Company set forth below, the respective amount set forth opposite such fiscal year in the table below:

            Fiscal Year Ended                  Amount
            -----------------                  ------

            December 31, 1997                  $16 million
            December 31, 1998                  $25 million
            December 31, 1999                  $33 million
            December 31, 2000                  $39 million
            December 31, 2001                  $45 million

            "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to any of Sections 8.11, 8.14, 8.15 and 9.15 with respect to Additional Collateral.

            "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing
(x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.


            "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank such Bank's Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Commitment at such time by the Adjusted Total Commitment at such time, it being understood that all references herein to Commitments and the Adjusted Total Commitment at a time when the Total Commitment or Adjusted Total Commitment, as the case may be, has been terminated shall be references to the Commitments or Adjusted Total Commitment, as the case may be, in effect immediately prior to such termination; provided that (A) no Bank's Adjusted Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Revolving Loans and Swingline Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of

Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings, exceed the Adjusted Total Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate outstanding principal amount of the Swingline Loans plus (iii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans, or of Unpaid Drawings with respect to Letters of Credit or of Swingline Loans, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Percentage must be returned to the Company as a preferential or similar payment in any bankruptcy or similar proceeding of the Company, then the change to such Non-Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted Percentage of the outstanding principal amount of Swingline Loans and Letter of Credit Outstandings equalling such Bank's Commitment at such time.

            "Adjusted Total Commitment" shall mean at any time the Total Commitment less the aggregate Commitments of all Defaulting Banks at such time.

            "Administrative Agent" shall mean BTCo in its capacity as Administrative Agent for the Banks hereunder and any successor Administrative Agent appointed pursuant to Section 12.09.

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 9.06, an Affiliate of the Company shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of the Company and any officer or director of the Company or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agent" shall mean any of the Administrative Agent, the Documentation Agent and the Syndication Agent.

            "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

            "Anchor-Garrison Management Services Agreement" shall mean the Management Services Agreement between Anchor Packing and the Case Management Subsidiary, dated as of September 13, 1996.

            "Anchor Packing" shall mean The Anchor Packing Company, a Delaware Corporation which, on the Restatement Effective Date, is a Wholly-Owned Subsidiary of the Case Management Subsidiary.

            "Applicable Commitment Commission Percentage" and "Applicable Margin" shall mean (i) for the period from the Restatement Effective Date to but not including the first Start Date after the Restatement Effective Date, the percentage per annum set forth below:

                                                               Applicable
            Applicable               Applicable                Margin for
            Commitment               Margin for                Eurodollar
            Commission               Base Rate                    Rate
            Percentage                  Loans                     Loans
            --------------------------------------------------------------

             .375%     0%              .875%

and (ii) during each Margin Adjustment Period beginning after the Restatement Effective Date, the percentage per annum set forth below opposite the Leverage Ratio indicated to have been achieved on the applicable Test Date for such Margin Adjustment Period (as shown on the respective officer's certificate delivered pursuant to Section 8.01(f)):

    Level                Leverage Ratio                Applicable          Applicable          Applicable
                                                       Commitment          Margin for          Margin for
                                                       Commission           Base Rate        Eurodollar Rate

                                                       Percentage             Loans              Loans

      1        Less than 2.50:1.00                        0.1875%               0%                0.50%
      2        Greater than or equal to                   0.250%                0%                0.625%
               2.50:1.00 but less than 3.00:1.00
      3        Greater than or equal to                   0.250%                0%                0.75%
               3.00:1.00 but less than 3.25:1.00
      4        Greater than or equal to                   0.375%                0%                0.875%
               3.25:1.00 but less than 3.75:1.00
      5        Greater than or equal to 3.75:1.00         0.375%              .25%                1.25%

; provided, however, that (i) if by the last day of any Margin Adjustment Period, the Borrower has failed to deliver the financial statements required to be delivered pursuant to Section 8.01(b) or (c) (accompanied by the officer's certificate required by Section 8.01(f) showing the applicable Leverage Ratio on the relevant Test Date) as at the end of the fiscal quarter or year, as the case may be, ended immediately prior to such date, the Applicable Commitment Commission Percentage and Applicable Margin for the immediately succeeding Margin Adjustment Period shall be computed as if the Leverage Ratio were at Level 5 until such time, if any, as the financial statements required as set forth above and the accompanying officer's certificate have been delivered showing that the Leverage Ratio for the respective Margin Adjustment Period is at a Level which is less than Level 5 (it being understood that, in the case of any late delivery of the financial statements and officer's certificate as so required, the reduced Applicable Commitment Commission Percentage and Applicable Margin, if any, shall apply only from and after the date of the delivery of the compliant financial statements and officer's certificate). Notwithstanding anything to the contrary contained above in this definition, at any time that a Default or Event of Default shall exist, the Applicable Commitment Commission Percentage and the Applicable Margin shall be computed as if the Leverage Ratio were at Level 5.

            "Approved Country" shall have the meaning provided in the definition of "Cash Equivalents."

            "Asset Disposition" shall mean the sale or other disposition by the Company or any of its Subsidiaries (other than to the Company or another Subsidiary of the Company) of (i) all or substantially all of the Capital Stock of any Subsidiary of the Company or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Subsidiaries, in accordance with the provisions of this Agreement.

            "Assignee" shall have the meaning provided in Section 13.04(b).

            "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit H.


            "Automotive Business Sale" shall mean the sale by the Company of the assets of its Holly Automotive Division (including the assets of the former Coltec Automotive Division) and its Performance Friction Products Operation to Borg-Warner Automotive, Inc. or one of its subsidiaries, which sale was effected in June of 1996.

            "Backstopped Letters of Credit" shall mean those Existing Letters of Credit indicated on Schedule II with respect to which Standby Letters of Credit under this Agreement serve as support for the reimbursement obligations of the Company and its Subsidiaries to the issuers of such Backstopped Letters of Credit.

            "Bank" shall mean each financial institution listed on Schedule I, as well as any institution which becomes a "Bank" hereunder pursuant to Section 13.04.

            "Bank Default" shall mean (i) the refusal (which has not been retracted) or failure of a Bank to make available its portion of any Borrowing or (ii) a Bank having notified in writing the Company and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01(c) or Section 2, in either case as a result of any takeover or control of, or directive to such Bank (including without limitation, as a result of the occurrence of any event of the type described in Section 10.05 with respect to such Bank) by any regulatory authority or agency.

            "Bankruptcy Code" shall have the meaning provided in Section 10.05.

            "Base Rate" shall mean the higher of (i) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate and (ii) the Prime Lending Rate.

            "Base Rate Loan" shall mean any Loan designated or deemed designated as such by the Company at the time of the incurrence thereof or conversion thereto.

            "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Banks (or from BTCo in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Rate Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Rate Loans.

            "BTCo" shall mean Bankers Trust Company in its individual capacity.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Rate Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

            "Calculation Period" shall have the meaning provided in definition of Pro Forma Basis.

            "Canadian Government Financing" shall mean unsecured Indebtedness incurred by any Canadian Subsidiary that is owed to, guaranteed by or otherwise subsidized by a federal, provincial or local governmental or quasi-governmental authority in Canada, bears interest at a below market rate and is not guaranteed by the Company or any of its Subsidiaries.

            "Canadian Subsidiaries" shall mean each of Garlock of Canada Ltd and Coltec Aerospace Canada Ltd.

            "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capitalized Lease Obligations incurred by such Person; provided that in no event will Capital Expenditures include consideration paid for Permitted Acquisitions (including, without limitation, consideration paid through the issuance of Company Common Stock, cash and/or the assumption or incurrence of Permitted Acquired Debt).

            "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

            "Case Management Subsidiary" shall mean Garrison Litigation Management Group, Ltd., a Rhode Island Corporation.

            "Case Management Subsidiary Agreements" shall mean and include the Anchor-Garrison Management Services Agreement, the Coltec-Garrison Administrative Services Agreement, the Coltec-Garrison Lease Assumption Agreement, the Coltec-Garrison Stock Purchase Agreement, the Coltec-Garrison Management Services Agreement, the Garlock-Garrison Exchange Agreement, the Garlock-Garrison Line of Credit Letter, the Garlock Promissory Note and any documentation relating to the foregoing, to the extent furnished to the Administrative Agent on or prior to the Restatement Effective Date.

            "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P or "A2" or the equivalent thereof from Moody's with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above, (vi) with respect to any Subsidiary of the Company organized under the laws of Canada or any province thereof, commercial paper of prime Canadian companies rated R-1 High or the equivalent thereof by Dominion Bond Rating Service with maturities of less than six months, and (vii) with respect to Foreign Subsidiaries organized under the laws of an Approved Country, government obligations of Australia, Canada, France, Germany, Switzerland and the United Kingdom and of any other country approved by the Administrative Agent or whose debt securities are rated by S&P and/or Moody's A-1 or P-1, respectively or the equivalent thereof (if a short-term debt rating is provided by either) or at least AA or AA2, respectively or the equivalent thereof (if a long-term unsecured debt rating is provided by either) (each such country, an "Approved Country"), in each case, with maturities of less than six months.

            "CERCLA" shall mean the Comprehensive Environmental Response Compensation of Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 et seq.

            "Change of Control" shall mean and include the occurrence of any of the following events: (x) any Person, entity or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act) (A) shall have acquired beneficial ownership of 20% or more of any outstanding class of capital stock having ordinary voting power in the election of directors (any such stock, "Voting Stock") of the Company; provided that JP Morgan Asset Management shall be permitted to acquire up to 23% of the outstanding capital stock of the Company and (ii) that any Person, entity or group shall be permitted to acquire up to 35% of the outstanding capital stock of any such class in a transaction approved before the consummation of same by a majority of the directors (and a majority of the Continuing Directors) of the Company, or (B) shall have obtained the power (whether or not exercised) to elect a majority of the Company's directors or (y) the Board of Directors of the Company shall not consist of a majority of Continuing Directors.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.


            "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purport to be granted) (and continue to be in effect at the time of determination) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties, all Additional Collateral, if any, and all cash and Cash Equivalents delivered at any time as collateral pursuant to this Agreement or any other Credit Document.

            "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

            "Coltec Automotive" shall mean Coltec Automotive Inc, a Delaware corporation.

            "Coltec-Garrison Administrative Services Agreement" shall mean the Administrative Services Agreement, dated as of September 13, 1996, between the Company and the Case Management Subsidiary.

            "Coltec-Garrison Lease Assumption Agreement" shall mean that certain Assignment and Assumption Agreement, dated as of September 13, 1996, between the Company and the Case Management Subsidiary, pursuant to which the Company assigned to the Case Management Subsidiary all of the Company's rights as lessee under certain leases for office and storage space in Rochester, New York, in exchange for the Case Management Subsidiary's assumption from the Company of all of its obligations under such leases.

            "Coltec-Garrison Stock Purchase Agreement" shall mean the Stock Purchase Agreement between the Company and the Case Management Subsidiary, dated as of September 13, 1996.

            "Coltec-Garrison Management Services Agreement" shall mean the Management Services Agreement between the Company and the Case Management Subsidiary, dated as of September 13, 1996.

            "Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 13.04.

            "Commitment Commission" shall have the meaning provided in Section 3.01(a).

            "Company" shall have the meaning provided in the first paragraph of this Agreement.

            "Company Bankruptcy Default" shall mean any Default or Event of Default existing with respect to the Company pursuant to Section 10.05.


            "Company Common Stock" shall have the meaning provided in Section 7.14.

            "Company Pledge Agreement" shall have the meaning provided in
Section 5.07.

            "Company Preferred Stock" shall have the meaning provided in Section 7.14.

            "Company Security Agreement" shall have the meaning provided in
Section 5.09.

            "Consent Solicitation" shall have the meaning provided in Section 5.17.

            "Consolidated Current Assets" shall mean the consolidated current assets of the Company and its Subsidiaries plus the Total Unutilized Commitment less the aggregate amount of Non-Facility Letter of Credit Outstandings at such time.

            "Consolidated Current Liabilities" shall mean the consolidated current liabilities of the Company and its Subsidiaries, but excluding the current portion of any long-term Indebtedness which would otherwise be included therein.

            "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income of the Company and its Subsidiaries, before interest income, Consolidated Interest Expense and provision for taxes and without giving effect to any extraordinary gains or gains from sales of assets other than inventory sold in the ordinary course of business (determined after taking into account losses from sales of such assets).

            "Consolidated EBITDA" for any period shall mean Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period. Notwithstanding anything to the contrary contained above or in the component definitions used in determining Consolidated EBITDA, (w) to the extent Consolidated EBITDA is being determined for any period which includes the second quarter of fiscal year 1997, and to the extent that Consolidated EBITDA for such period has been reduced by one-time charges taken in connection with the defeasance of, call of or funding of an irrevocable trust to redeem, all or a portion of the Senior Subordinated Notes that remain outstanding after giving effect to the Restatement Effective Date, same shall not be reduced by such one-time charges (and the amount thereof shall be added back in determining Consolidated EBITDA), (x) to the extent Consolidated EBITDA is being determined for any period which includes the last quarter of fiscal year 1996, and to the extent that Consolidated EBITDA for such period has been reduced by one-time charges taken in connection with the Refinancing, same shall not be reduced by such one-time charges (and the amount thereof shall be added back in determining Consolidated EBITDA), (y) to the extent Consolidated EBITDA is being determined for any period which includes the first quarter of fiscal year 1996, same shall not be reduced by the Fokker Special Charge (and the amount thereof shall be added back in determining Consolidated EBITDA) and (z) to the extent Consolidated EBITDA for any period has been reduced (whether as a reduction to Consolidated Net Income or otherwise) by the amount of any non-cash compensation (including the amortization of deferred non-cash compensation) paid to directors, officers or employees of the Company and/or its Subsidiaries through the issuance of capital stock of the Company (including restricted stock) and the issuance or vesting of options to purchase or acquire such capital stock, the amount of Consolidated EBITDA shall be increased by the amount of the respective such reduction for such period.

            "Consolidated Indebtedness" shall mean, at any time, and without duplication, the sum of all Indebtedness of the Company and its Subsidiaries for borrowed money, purchase money Indebtedness, all obligations evidenced by notes or bonds and with respect to Capitalized Lease Obligations, as well as any other items which would be required to be accounted for as debt of the Company and its Subsidiaries on the Company's consolidated balance sheet prepared in accordance with generally accepted accounting principals as referenced in Section 13.07.

            "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Company and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Company and its Subsidiaries representing the interest factor for such period.

            "Consolidated Net Income" shall mean, for any period, net after-tax income of the Company and its Subsidiaries for such period determined on a consolidated basis, but excluding any gains or losses from asset sales of the types subject to Section 3.03(e) (and the income tax effects thereof); provided, however, the net income of any Subsidiary of the Company which is not a Wholly-Owned Subsidiary and for which the Company's investment therein is accounted for by the equity method of accounting shall have its net income included in the Consolidated Net Income of the Company and its Subsidiaries only to the extent of the amount of cash dividends or distributions paid by such Subsidiary to the Company; provided further that in no event shall the immediately preceding proviso be applicable at any time to the Case Management Subsidiary or Anchor Packing.

            "Consolidated Net Tangible Assets" shall mean the assets of the Company and its Subsidiaries determined on a consolidated basis less the amount of all intangible items, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names, write-ups of assets and any unallocated excess costs of investments in Subsidiaries over equity in underlying net assets at dates of acquisition.

            "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with generally accepted accounting principles in the United States.

            "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Continuing Bank" shall mean each Existing Bank with a Commitment under this Agreement (after giving effect to the Restatement Effective Date).

            "Continuing Directors" shall mean the directors of the Company on the Restatement Effective Date and each other director, if such other director's nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors.

            "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof, each Note, each Notice of Borrowing, each Letter of Credit Request, the Guaranties and each Security Document.

            "Credit Event" shall mean the making of any Loan, the occurrence of the Restatement Effective Date or the issuance of any Letter of Credit (including, without limitation, the assumption of the Included Letters of Credit on the Restatement Effective Date).

            "Credit Party" shall mean the Company and each of its Subsidiaries party to any Credit Document.

            "Debt Agreements" shall have the meaning provided in Section 5.05.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

            "Deficiency" shall have the meaning provided in Section 13.18(b).

            "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or the setting aside of any funds for the foregoing purposes, in each case except to the extent the payments described above in this sentence have theretofore applied to reduce Consolidated Net Income.

            "Documentation Agent" shall mean Bank of America Illinois, in its capacity as Documentation Agent for the Banks hereunder.

            "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

            "Domestic Subsidiary" shall mean each Subsidiary of the Company incorporated or organized in the United States or any State or territory thereof.

            "Drawing" shall have the meaning provided in Section 2.04(b).

            "Effective Date" shall mean the "Effective Date" as defined in the Original Credit Agreement, which is the date the Original Credit Agreement, prior to the first amendment and restatement thereof, became effective in accordance with its terms.

            "Eligible Transferee" shall mean and include a commercial bank, financial institution, other "accredited investor" (as defined in Regulation D of the Securities Act) or a "qualified institutional buyer" as defined in Rule 144A of the Securities Act.

            "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, directives, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and

(b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" means any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guide, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq.; Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 7401 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss. 136 et seq., and any state and local or foreign counterparts or substantial equivalents thereof.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any Subsidiary of the Company would be deemed to be a "single employer" within the meaning of Section 414(b), (c),
(m) (solely for the purposes of liability under Section 412(c)(11) of the Code, the Lien created under Section 412(n) of the Code or the tax imposed for failure to meet minimum funding standards under Section 4971 of the Code) or (o) of the Code.

            "Eurodollar Rate Loan" shall mean each Loan (excluding Swingline Loans) designated as such by the Company at the time of the incurrence thereof or conversion thereto.

            "Event of Default" shall have the meaning provided in Section 10.

            "Excluded Subsidiary" shall mean, at any date of determination, any

Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent period of four consecutive fiscal quarters of the Company, accounted for not more than 1.5% of the consolidated revenues of the Company or (ii) as of the end of the most recently ended fiscal quarter, was the owner of not more than 1.5% of the consolidated assets of the Company, all as set forth on the most recently available consolidated financial statements of the Company.


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

            "Existing Banks" shall mean each Person which was a Bank under, and as defined in, the Original Credit Agreement.

            "Existing Co-Agent" shall mean each of Bank of Montreal, The Bank of Nova Scotia, Credit Lyonnais New York Branch and The Industrial Bank of Japan Limited, New York Branch.

            "Existing Indebtedness" shall have the meaning provided in Section 7.22.

            "Existing Letters of Credit" shall mean all letters of credit described on Schedule II to this Agreement, all of which were issued by the banking institutions set forth on such Schedule opposite the letter of credit issued by it for the account of the Company in support of L/C Supportable Indebtedness prior to the Restatement Effective Date and which remain outstanding following the Restatement Effective Date.

            "Existing Non-Facility Letters of Credit" shall mean those Existing Letters of Credit described in Part C of Schedule II, to the extent that such Existing Letters of Credit are otherwise permitted to remain outstanding as Non-Facility Letters of Credit hereunder.

            "Existing Notes" shall mean and include the 1999 Senior Notes, the 2000 Senior Notes and the Senior Subordinated Notes.

            "Existing Notes Indenture" shall have the meaning provided in
Section 5.17.

            "Existing Notes Indenture Amendment" shall have the meaning provided in Section 5.17.

            "Existing Senior Debentures" shall mean the Company's 11-1/4% Senior Debentures due 1996 through 2015, which were issued pursuant to the Existing Senior Debenture Indenture.

            "Existing Senior Debenture Indenture" shall mean the Indenture, dated as of December 1, 1985, by and between the Company and The Bank of New York (as successor to Mellon Bank, N.A.), as trustee, as amended, modified or supplemented from time to time pursuant to the terms of this Agreement.

            "Facing Fee" shall have the meaning provided in Section 3.01(c).

            "Farnam Disposition" shall mean the proposed sale of Farnam Sealing

Systems, Inc. to FSS Acquisition Corp. or another affiliate of Meillor S.A. by the Company and Farnam Sealing Systems, Inc.

            "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.


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

            "Final Maturity Date" shall mean December 15, 2001.

            "Fokker Special Charge" shall mean the $14 million special charge taken by the Company in the first quarter of the fiscal year 1996, which charge relates to the cessation of shipments of landing gears and flight control systems for the Fokker 70 and 100 aircraft.

            "Foreign Subsidiary" shall mean each Subsidiary of the Company other than a Domestic Subsidiary.

            "Garlock" shall mean Garlock Inc, an Ohio corporation.

            "Garlock-Garrison Exchange Agreement" shall mean the Exchange Agreement between Garlock and the Case Management Subsidiary dated as of September 13, 1996.

            "Garlock-Garrison Line of Credit Letter" shall mean that Line of Credit Letter dated September 13, 1996, between Garlock and the Case Management Subsidiary, pursuant to which loans may be made from time to time as contemplated therein (x) by the Case Management Subsidiary to Garlock and (y) by Garlock to Case Management Subsidiary. References to the Garlock-Garrison Line of Credit Letter shall include the promissory notes issued by Garlock and the Case Management Subsidiary to each other pursuant thereto.

            "Garlock Line Letter Note" shall have the meaning provided in
Section 9.16.

            "Garlock Promissory Note" shall mean the Demand Promissory Note, dated August 31, 1996, in the principal amount of $314,781,121, payable by Garlock to Stemco.

            "Guaranties" shall mean the Subsidiaries Guaranty and each additional guaranty executed and delivered pursuant to Section 8.14(b); provided that after the date on which any of the foregoing agreements shall terminate in accordance with its terms, such agreement shall cease to constitute a Guaranty hereunder.

            "Guarantor" shall mean each Domestic Subsidiary which executes and delivers the Subsidiary Guaranty.

            "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous substances," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and

(c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any applicable governmental authority.

            "Highest Lawful Rate" shall mean, with respect to any indebtedness owed to any Bank hereunder or under any other Credit Document, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received by such Bank with respect to such indebtedness under applicable law.

            "Holdings" shall mean Coltec Holding Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Company.

            "Holley Automotive" shall mean Holley Automotive Inc, a Delaware corporation.

            "Immaterial Dissolutions" shall mean the liquidation or dissolution of any Wholly-Owned Subsidiary of the Company; provided that (i) the total assets of any such Wholly-Owned Subsidiary are less than or equal to $10,000,000, (ii) the chief financial officer of the Company has determined that such liquidation or dissolution is in the best interests of the Company and its Subsidiaries taken as a whole and will not materially and adversely affect the Company and its Subsidiaries taken as a whole and (iii) such Wholly-Owned Subsidiary has no material indebtedness or other liabilities, including any contingent liabilities other than any contingent liabilities with respect to taxes owing or to be owing by the Company and its Consolidated Subsidiaries existing solely by reason of such Wholly-Owned Subsidiary's status as a Consolidated Subsidiary.

            "Inactive Subsidiary" shall mean any Subsidiary of the Company that owns (and continues to own) no assets (other than nominal assets, including, without limitation, any treasury stock of the Company) and is (and continues to
be) inactive.

            "Included Letters of Credit" shall have the meaning provided in
Section 2.01(a).

            "Indebtedness" shall mean, as to any Person, without duplication,
(i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (ii) the maximum amount available to be drawn under all letters of credit (excluding Backstopped Letters of Credit so long as (x) fully supported by one or more Letters of Credit issued hereunder and (y) no unreimbursed drawing has been made under the respective Backstopped Letter of Credit) issued for the account of such Person and with respect to which such Person has a reimbursement obligation and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i) (other than trade payables to the extent secured solely by Liens of the types described in
Section 9.01(xvi)), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection or Other Hedging Agreement or under any similar type of agreement entered into with a Person not a Bank; provided that the aggregate outstanding amount of any Indebtedness described in clause (iii) above shall equal the lesser of (x) the aggregate outstanding amount of all Indebtedness secured by such Lien and (y) the fair market value of all property subject to such Lien; provided further, that on and after the date on which any other indebtedness for borrowed money (the "Defeased Indebtedness") shall have been permanently defeased or otherwise satisfied and discharged in the manner provided in the documentation governing such Defeased Indebtedness, and so long as the Company and its Subsidiaries are permanently relieved as a result thereof of all monetary obligations, and obligations to comply with covenants, with respect thereto (which defeasances, satisfactions and discharges are subject to the limitations set forth in Section 9.11), such Defeased Indebtedness shall not be considered outstanding Indebtedness for purposes of this Agreement.

            "Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA for such period to Consolidated Interest Expense for such period.

            "Interest Determination Date" shall mean, with respect to any Eurodollar Rate Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Rate Loan.

            "Interest Period" shall have the meaning provided in Section 1.09.

            "Interest Rate Protection or Other Hedging Agreements" shall have the meaning provided in the Security Documents.

            "Issue" shall have the meaning provided in Section 5.17.

            "Issuing Bank" shall mean (A) with respect to each Included Letter of Credit, the Bank which is the issuer of such Included Letter of Credit and
(B) with respect to all other Letters of Credit, (x) BTCo and (y) with the consent of the Administrative Agent, any other Bank, to the extent, in the case of clause (y) above, such Bank agrees, in its sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.

            "L/C Supportable Indebtedness" shall mean (i) those obligations of the Company and its Subsidiaries supported by Existing Letters of Credit or any replacements of Existing Letters of Credit, (ii) the Backstopped Letters of Credit, (iii) obligations of the Company or its Subsidiaries incurred in the ordinary course of business with respect to workers compensation, surety bonds and other similar statutory obligations, and
(iv) such other obligations of the Company or any of its Subsidiaries as are reasonably acceptable to the Administrative Agent or the Required Banks and otherwise permitted to exist pursuant to the terms of this Agreement; provided, however, in no event shall L/C Supportable Obligations include, in the case of the Existing Letters of Credit, commercial paper; provided further, in no event shall L/C Supportable Indebtedness of all Foreign Subsidiaries exceed $75 million.

            "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Letter of Credit" shall have the meaning provided in Section
2.01(a).

            "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

            "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all then outstanding Letters of Credit and
(ii) the aggregate amount of all Unpaid Drawings at such time.

            "Letter of Credit Request" shall have the meaning provided in
Section 2.02(a).

            "Leverage Ratio" shall mean, at any date of determination, the ratio of (i) Consolidated Indebtedness on such date to (ii) Consolidated EBITDA for the period of four consecutive quarters most recently ended on or prior to such date, in each case taken as one accounting period. Notwithstanding anything to the contrary contained above, to the extent the period of four consecutive quarters referenced in clause (ii) of the immediately preceding sentence begins prior to the Restatement Effective Date, for that portion of the period occurring before the Restatement Effective Date, Consolidated EBIDTA shall be determined on a pro forma basis to give effect to the consummation of the Automotive Business Sale as if same had occurred on the first day of the respective such period.

            "Lien" shall mean any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

            "Loan" shall mean each Revolving Loan and each Swingline Loan.


            "Mandatory Borrowing" shall have the meaning provided in Section 1.01(c).

            "Margin Adjustment Period" shall mean each period which shall commence on a date occurring after the Restatement Effective Date on which the financial statements are delivered or, if not theretofore delivered, were required to be delivered, pursuant to Section 8.01(b) or (c) and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to Section 8.01(b) or (c) and (ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 8.01(b) or (c).

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Material Subsidiary" shall mean, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent period of four consecutive fiscal quarters of the Company, accounted for more than 10% of the consolidated revenues of the Company or (ii) as of the end of the most recently ended fiscal quarter, was the owner of more than 10% of the consolidated assets of the Company, all as set forth on the most recently available consolidated financial statements of the Company.

            "Maximum Repayment Amount" shall mean $15,000,000.

            "Maximum Swingline Amount" shall mean $15,000,000.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Mortgage Amendment" shall have the meaning provided in Section
5.10.

            "Mortgage Policies" shall have the meaning provided in Section 5.10.

            "Mortgaged Properties" shall mean each Original Mortgaged Property and, after the execution and delivery of the respective Additional Mortgage, each property covered by such Additional Mortgage.

            "Mortgages" shall mean each Original Mortgage as amended by the respective Mortgage Amendment relating thereto, and, after the execution and delivery thereof, each Additional Mortgage.

            "Net Sale Proceeds" shall mean, from any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of (a) reasonable transaction costs (including fees and commissions), (b) the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Secured Creditors secured pursuant to the Security Documents) which is secured by the respective assets which were sold, (c) the estimated marginal increase in income taxes which will be payable by the Company's consolidated group as a result of such sale, and (d) costs and expenses, in an amount not to exceed 10% of the gross cash proceeds received from such sale of assets, relating to any repairs, alterations and improvements to the respective assets which were sold, provided that (i) such repairs, alterations and improvements are performed within 3 months prior to the respective sale or, to the extent required by the purchase agreement related thereto, within one year after the consummation thereof and (ii) if any amounts held back from the proceeds of such sale in connection with repairs, alterations and improvements required by the purchase agreement related to the respective sale are not used within one year from the date of such sale (or upon the earlier release of such held back amounts to the Company), such amounts shall be applied to reduce the Total Commitment in accordance with Section 3.03(e).

            "New Banks" shall mean each of the Persons listed on Annex A hereto.

            "1999 Senior Notes" shall mean the $150,000,000 aggregate principal amount of the Company's 9-3/4% Senior Notes due November 1, 1999.

            "Non-Continuing Bank" shall have the meaning provided in Section 13.19.

            "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

            "Non-Facility Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all then outstanding Non-Facility Letters of Credit and (ii) the aggregate amount of all Non-Facility Unpaid Drawings at such time.

            "Non-Facility Letters of Credit" shall mean each letter of credit (other than (x) any Letter of Credit issued pursuant to this Agreement including, without limitation, any Included Letters of Credit and (y) any Backstopped Letter of Credit (but only to the extent such Backstopped Letter of Credit does not constitute Indebtedness hereunder)) issued for the account of the Company or any of its Subsidiaries, including without limitation all Existing Non-Facility Letters of Credit; provided that the reimbursement obligations of the Company or such Subsidiary with respect to such Letter of Credit shall be unsecured and unguaranteed except for Liens permitted pursuant to Section 9.01(xx).

            "Non-Facility Unpaid Drawings" shall mean all amounts disbursed by the issuers of Non-Facility Letters of Credit until such amounts are reimbursed.

            "Note" shall mean the Swingline Note and each Revolving Note.

            "Note Repurchase" shall have the meaning provided in the definition of Refinancing contained herein.


            "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

            "Notice of Conversion" shall have the meaning provided in Section 1.06.


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

            "Notice Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006, Attention: Mary Kay Coyle, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "Obligations" shall mean all amounts owing to the Administrative Agent, the Documentation Agent, the Syndication Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

            "Original Credit Agreement" shall have the meaning provided in the first Whereas clause of this Agreement.

            "Original Intercompany Notes" shall have the meaning provided in
Section 13.17(b).

            "Original Loans" shall mean collectively, the Original Swingline Loans and the Original Revolving Loans.

            "Original Mortgage" shall have the meaning provided in Section 5.10.

            "Original Mortgaged Property" shall have the meaning provided in
Section 5.10.

            "Original Restatement Effective Date" shall mean the "Restatement Effective Date" under, and as defined in, the Original Credit Agreement.

            "Original Revolving Loans" shall mean the "Revolving Loans" under, and as defined in, the Original Credit Agreement.

            "Original Swingline Loans" shall mean the "Swingline Loans" under, and as defined in, the Original Credit Agreement.

            "Participant" shall have the meaning provided in Section 2.03(a).

            "Payment Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA or any successor thereto.

            "Pension Plan" shall have the meaning provided in Section 7.10.


            "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Commitment of such Bank at such time and the denominator of which is the Total Commitment at such time; provided that if the Percentage of any Bank is to be determined after the Total Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

            "Permitted Acquired Debt" shall mean Indebtedness assumed or acquired in connection with a Permitted Acquisition; provided that (x) such Indebtedness was not originally incurred in connection with, or in contemplation of, such Permitted Acquisition and (y) such Indebtedness is not guaranteed or assumed, by contract or operation of law or otherwise, by the Company or any Subsidiary of the Company (other than, in the case of an asset acquisition, the newly-formed Subsidiary effecting such acquisition and, in the case of a stock acquisition, the Subsidiary acquired in connection with such acquisition, as the case may be).

            "Permitted Acquisition" shall mean the acquisition by the Company or any of its Subsidiaries of assets constituting an entire business, division or product line of any Person not already a Subsidiary of the Company or 100% of the capital stock of any such Person, although any such acquisition shall only be a Permitted Acquisition so long as (A) the consideration therefor consists solely of cash, Company Common Stock and the assumption by the respective newly-formed or newly-acquired Subsidiary of any Permitted Acquired Debt relating to such business, division or product line, (B) the assets acquired, or the business of the Person whose stock is acquired, shall be one of the same business lines in which the Company and its Subsidiaries is already engaged, or a reasonable extension thereof and (C) those acquisitions that are structured as asset acquisitions shall be for an entire business, division or product line of such Person. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition shall be a Permitted Acquisition only if all requirements of Section 8.14 with respect to Permitted Acquisitions are met with respect thereto.

            "Permitted Amendment" shall mean any amendment or supplement to the documents governing or evidencing the respective issue of Indebtedness that does not (i) add, directly or indirectly, any new covenant, event of default, collateral requirement or repayment requirement (including pursuant to any put arrangement), (ii) modify in any manner adverse to the Company or any of its Subsidiaries (including, without limitation, by making same more restrictive) any covenant, event of default, collateral requirement or repayment requirement (including the shortening of any amortization requirements), (iii) increase the interest rate thereon or any other payments to be made with respect thereto, or modify in any manner the time (other than to extend the same) or manner of payment of such interest (including any option or right to pay such interest in kind) or any other amounts, (iv) modify any of the subordination provisions, (v) require any payment (other than normal and customary payments of fees and expenses) by the Company or its Subsidiaries to obtain such amendment or supplement or (vi) contain any provision which, in the opinion of the Administrative Agent, is adverse to the interests of the Banks.

            "Permitted Employee Loan Amount" shall mean, with respect to each fiscal year thereafter, an amount equal to $5,000,000.

            "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy delivered with respect thereto, as endorsed pursuant to Section 5.10(ii), all of which exceptions must be reasonably acceptable, on the date of the delivery of such title insurance policy or endorsements, to the Required Banks.

            "Permitted Investment" shall mean the acquisition by the Company or any of its Subsidiaries of common equity interests (or similar equity interests), constituting less than 100% of the outstanding common equity interests (or similar equity interests), of any Person not already a Wholly-Owned Subsidiary of the Company, although such acquisition shall only be a Permitted Investment so long as (A) the consideration therefor consists solely of cash or other assets (excluding stock of Subsidiaries), with any non-cash consideration to be valued at the fair market value thereof as determined in good faith by the Company or, if the fair market value is reasonably expected to be in excess of $2,000,000, as determined in good faith by the Board of Directors of the Company and (B) such investments shall be for less than 100% of the common equity interests (or similar equity interests) of such Person. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an investment shall be a Permitted Investment only if the aggregate consideration invested is within the limitations provided in Section 9.05(vi).

            "Permitted Liens" shall have the meaning provided in Section 9.01.

            "Permitted Receivables Transaction" shall mean a transaction (or series of transactions) evidenced by a receivables purchase agreement and related documentation entered into by the Company after the Restatement Effective Date providing for the sale of accounts receivable of the Company or any of its Subsidiaries; provided that (i) such agreement and the documents and instruments entered into in connection therewith shall be in form and substance satisfactory to the Administrative Agent and the Required Banks, (ii) the Company shall have provided the Administrative Agent and the Banks with not less than 30 days' prior notice of its intent to enter into such receivables purchase agreement and (iii) 100% of the proceeds received by the Company or any of its Subsidiaries pursuant to the Permitted Receivables Transaction shall be applied in accordance with Section 3.03(f).

            "Permitted Transaction" shall mean and include each Permitted Acquisition and each Permitted Investment.

            "Permitted Use Amount" shall mean, for any fiscal year of the Company, an amount equal to the greater of (x) $7,500,000 or (y) 30% of the Consolidated Net Income of the Company and its Subsidiaries for the preceding fiscal year, provided that such to the extent the aggregate payments (excluding payments made with proceeds received from insurance policies or settlements with insurers, and payments for which the Company or the respective Subsidiary is reimbursed from insurers in the same fiscal year as the respective payment was made) by the Company and any of its Subsidiaries in respect of claims for asbestos-related liabilities in the immediately preceding fiscal year exceeded $12,000,000, such excess amount shall reduce, but not below zero, the amounts otherwise specified in clauses (x) and
(y) above.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA, subject to Title IV of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company a Subsidiary of the Company or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Company, or a Subsidiary of the Company or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan, in each case with respect to which a liability currently exists and/or could currently be incurred by the Company, any Subsidiary of the Company or any ERISA Affiliate.

            "Pledge Agreement Collateral" shall mean all "Collateral" as defined in each of the Pledge Agreements.

            "Pledge Agreements" shall mean the Company Pledge Agreement, the Subsidiaries Pledge Agreement and, after the execution and delivery thereof, any additional pledge agreement executed pursuant to Section 8.11, 8.14, 8.15 or 9.15.

            "Pledged Securities" shall have the meaning assigned that term in the respective Pledge Agreement.

            "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Pro Forma Basis" shall mean the calculation of the consolidated financial results of the Company and its Subsidiaries determined in accordance with this Agreement, for any period of four consecutive fiscal quarters (each a "Calculation Period"), but on a pro forma basis for the occurrences described below, with such calculations to take into account the following assumptions:

                  (i) pro forma effect shall be given to (l) any Indebtedness incurred subsequent to the end of the relevant Calculation Period and prior to the date of determination (other than Indebtedness incurred under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) on the last day of such period), (2) any Indebtedness incurred during such period to the extent such Indebtedness is outstanding at the date of determination and (3) any Indebtedness to be incurred on the date of determination, in each case as if such Indebtedness had been incurred on the first day of such Calculation Period and after giving effect to the application of the proceeds thereof;

                  (ii) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a Pro Forma Basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation (taking into account any Interest Rate Protection or Other Hedging Agreement applicable to such Indebtedness if such Interest Rate Protection or Other Hedging Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period;

                  (iii) there shall be excluded from Consolidated Interest
            Expense any Consolidated Interest Expense related to any amount of Indebtedness that was outstanding during such Calculation Period or thereafter but that is not outstanding or is to be repaid on the date of determination, except for Consolidated Interest Expense accrued (as adjusted pursuant to clause (i)) during such Calculation Period under this Agreement or another revolving credit or similar arrangement to the extent of the commitment thereunder (or under any successor revolving credit or similar arrangement) on the date of determination;

                  (iv) pro forma effect shall be given to Asset Dispositions and
            Permitted Acquisitions that occur during such Calculation Period or thereafter and prior to the date of determination (including any Permitted Acquired Debt assumed or acquired in connection therewith) as if they had occurred on the first day of such Calculation Period;

                  (v) with respect to any such Calculation Period commencing prior to the Restatement Effective Date, the Refinancing (to the extent same has been consummated on or prior to the date of determination) and the Automotive Business Sale shall be deemed to have taken place on the first day of such period; and

                  (vi) pro forma effect shall be given to asset dispositions and asset acquisitions that have been made by any Person that has become a Subsidiary of the Company during such Calculation Period or subsequent to such period and prior to the date of determination and that would have been Asset Dispositions or Permitted Acquisitions had such transactions occurred when such Person was a Subsidiary of the Company as if such asset dispositions or asset acquisitions that occurred on the first day of such period.

            "Projections" shall have the meaning provided in Section 7.05.

            "Quarterly Payment Date" shall mean the 15th day of each March, June, September and December occurring after the Restatement Effective Date; provided that if any such date occurs on a day which is not a Business Day, then such Quarterly Payment Date shall occur on the next succeeding Business Day.

            "Quoted Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for U.S. dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Rate Loan of BTCo for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Rate Loan as determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "Rated Indebtedness" shall mean, with respect to the Company, long-term unsecured Indebtedness of the Company which is rated by both S&P and Moody's, or if no such Indebtedness of the Company shall be rated, Indebtedness under this Agreement or Indebtedness of the Company which is equally and ratably secured with Indebtedness under this Agreement, to the extent such Indebtedness shall be rated by both S&P and Moody's.

            "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Refinancing" shall mean the refinancing by the Company of certain of its outstanding indebtedness on the Restatement Effective Date (although the payments owing pursuant to the Note Repurchases described below, so long as the respective Existing Notes are accepted for purchase pursuant to the respective Tender Offer/Consent Solicitation on or prior to the Restatement Effective Date, may be made promptly (and in any event within five Business Days) after the Restatement Effective Date), as follows: (i) the repayment of outstanding loans under, and the termination of the existing commitments

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under, the Original Credit Agreement and (ii) the purchase, pursuant to the
Tender Offer/Consent Solicitations, of at least 85%, and of up to 100%, of each of the following issues of notes of the Company (each a "Note Repurchase" and together, the "Note Repurchases"): (x) the Senior Subordinated Notes in the approximate outstanding principal amount of $218 million as at December 1, 1996,
(y) the 1999 Senior Notes in the approximate outstanding principal amount of $148 million as at December 1, 1996 and (z) the 2000 Senior Notes in the approximate outstanding principal amount of $191 million as at December 1, 1996.

            "Refinancing Documents" shall mean the Credit Documents and all documentation entered into with respect to the Refinancing.

            "Register" shall have the meaning provided in Section 13.20.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leeching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

            "Replaced Bank" shall have the meaning provided in Section 1.12.

            "Replacement Bank" shall have the meaning provided in Section 1.12.

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

            "Required Appraisal" shall have the meaning provided in Section 8.15(e).

            "Required Banks" shall mean Non-Defaulting Banks the sum of whose outstanding Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted Percentage of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount equal to or greater than a majority of the Adjusted Total Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of all Non-Defaulting Banks, and the sum of the Adjusted Percentages of all Non-Defaulting Banks of all outstanding Swingline Loans and Letter of Credit Outstandings).


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


            "Restatement Effective Date" shall have the meaning provided in
Section 13.10.

            "Restricted Payments" shall have the meaning provided in Section
9.03.

            "Retained Amount" shall mean, for any fiscal year, an amount equal to 5% of Consolidated Net Tangible Assets of the Company as at the end of the preceding fiscal year.

            "Returns" shall have the meaning provided in Section 7.09.

            "Revolving Loans" shall have the meaning provided in Section
1.01(a).

            "Revolving Note" shall have the meaning provided in Section 1.05(a).

            "Scheduled Reduction" shall have the meaning provided in Section 3.03(c).

            "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b).

            "Section 8.01(b) or (c) Financial Statements" shall mean the financial statements delivered, or to be delivered, pursuant to Section 8.01(b) or (c), together with their accompanying officer's certificate delivered, or to be delivered, pursuant to Section 8.01(f).

            "Secured Creditors" shall mean the Banks (and the affiliates thereof to the extent provided in the Security Documents), the Agents, the Administrative Agent, the Collateral Agent and any Bank (or subsequent assignee thereof) which on the date hereof is, or subsequently becomes, party to any Interest Rate Protection or Other Hedging Agreement.

            "Secured Obligations" shall mean the Obligations under, and as defined in, the Security Documents, but in any event including all Obligations as defined herein.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Security Agreement Collateral" shall mean all "Collateral" as defined in each of the Security Agreements.


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

            "Security Agreements" shall mean the Company Security Agreement, the Subsidiaries Security Agreement and, after the execution and delivery thereof, any additional security agreement executed pursuant to Section 8.14 or 8.15.


            "Security Documents" shall mean each Pledge Agreement, each Security Agreement, each Mortgage and each Additional Security Document; provided that after the date on which all the security interests granted pursuant to any of the foregoing agreements shall terminate in accordance with the respective terms of such agreement (and so long as the agreement no longer applies to after-acquired collateral), such agreement shall cease to constitute a Security Document hereunder.

            "Senior Notes" shall mean and include the 1999 Senior Notes and the 2000 Senior Notes.

            "Senior Subordinated Notes" shall mean the $250,000,000 aggregate principal amount of the Company's 10-1/4% Senior Subordinated Notes due April 1, 2002.

            "Senior Subordinated Notes Defeasance" shall have the meaning provided in the definition of Refinancing contained herein.

            "Senior Subordinated Notes Indenture" shall mean the Indenture, dated as of April 1, 1992, by and between the Company and Norwest Bank Minnesota, National Association, as trustee, as amended, modified or supplemented from time to time pursuant to the terms of this Agreement.

            "S&P" shall mean Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

            "Specified Subsidiary" shall mean each Subsidiary of the Company other than Excluded Subsidiaries.

            "Standby Letter of Credit" shall have the meaning provided in
Section 2.01(a).

            "Start Date" shall mean, with respect to any Margin Adjustment Period, the first day of such Margin Adjustment Period.

            "Stated Amount" of each Letter of Credit or Non-Facility Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met.)

            "Stemco" shall mean Stemco Inc., a Texas corporation which, on the Restatement Effective Date is a Wholly-Owned Subsidiary of Garlock.


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            "Stemco Note" shall mean the Promissory Note, dated August 1, 1996, in the principal amount of $375 million of Stemco in favor of Garlock, which Promissory Note has been contributed to the Case Management Subsidiary pursuant to the Garlock-Garrison Exchange Agreement.

            "Stock Option and Incentive Plan" shall mean the Company's 1992

Stock Option and Incentive Plan.

            "Subsidiaries Guaranty" shall have the meaning provided in Section 5.06.

            "Subsidiaries Pledge Agreement" shall have the meaning provided in
Section 5.08.

            "Subsidiaries Security Agreement" shall have the meaning provided in
Section 5.09.

            "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

            "Subsidiary Assignor" shall mean (i) each Domestic Subsidiary of the Company in existence on the Restatement Effective Date other than Holdings, Holley Automotive and Coltec Automotive (so long as the respective such Person listed before this parenthetical remains an Inactive Subsidiary), Farnam Sealing Systems Inc, Garlock Bearings Inc, Apollo Insurance Company, Salt Lick Railroad Company, the Case Management Subsidiary and Anchor Packing and (ii) each Domestic Subsidiary of the Company which becomes a party to the Subsidiaries Security Agreement after the Restatement Effective Date in accordance with the requirements of Section 8.14, 8.15 or 9.15.

            "Subsidiary Guarantor" shall mean (i) each Domestic Subsidiary of the Company in existence on the Restatement Effective Date other than Holdings, Holley Automotive and Coltec Automotive (so long as the respective such Person listed before this parenthetical remains an Inactive Subsidiary), Farnam Sealing Systems Inc, Garlock Bearings Inc, Apollo Insurance Company, Salt Lick Railroad Company, the Case Management Subsidiary and Anchor Packing and, (ii) each Domestic Subsidiary of the Company which becomes a party to the Subsidiaries Guaranty pursuant to Section 8.14, 8.15 or 9.15.


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

            "Subsidiary Pledgor" shall mean (i) each Domestic Subsidiary of the Company in existence on the Restatement Effective Date other than Holdings, Holley Automotive and Coltec Automotive (so long as the respective such Person listed before this parenthetical remains an Inactive subsidiary), Farnam Sealing Systems Inc, Garlock Bearings Inc, Apollo Insurance Company, Salt Lick Railroad Company, the Case Management Subsidiary and Anchor Packing and (ii) each Domestic Subsidiary of the Company which becomes a party to the Subsidiaries Pledge Agreement after the Restatement Effective Date in accordance with the requirements of Section 8.14, 8.15 or 9.15.


            "Successful Consent Solicitation" shall have the meaning provided in
Section 5.17.

            "Swingline Expiry Date" shall mean the date which is two Business Days prior to the Final Maturity Date.

            "Swingline Loan" shall have the meaning provided in Section 1.01(b).

            "Swingline Note" shall have the meaning provided in Section 1.05(c).

            "Syndication Agent" shall mean The Chase Manhattan Bank, it its capacity as Syndication Agent for the Banks hereunder.

            "Syndication Date" shall have the meaning provided in Section
1.01(a).

            "Tax Sharing Agreements" shall have the meaning provided in Section 5.05.

            "Taxes" shall have the meaning provided in Section 4.04.

            "Tender Offer" shall have the meaning provided in Section 5.17.

            "Tender Offer/Consent Solicitation" shall have the meaning provided in Section 5.17.

            "Test Date" shall mean, on the date of any determination of the Leverage Ratio, the last day of the fiscal quarter of the Company most recently ended prior to the date of determination.

            "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks at such time.

            "Total Unutilized Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Commitment, less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding and the then aggregate amount of Letter of Credit Outstandings.


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            "Trade Letter of Credit" shall have the meaning provided in Section
2.01(a).

            "Trade Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the then aggregate Stated Amount of all outstanding Trade Letters of Credit and (ii) the amount of all Unpaid Drawings with respect to Trade Letters of Credit at such time.

            "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with their being two separate Tranches, i.e., Revolving Loans and Swingline Loans.


            "2000 Senior Notes" shall mean the $200,000,000 aggregate principal amount of the Company's 9-3/4% Senior Notes due April 1, 2000.

            "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Rate Loan.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

            "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

            "United States" and "U.S." shall each mean the United States of America.

            "Unpaid Drawing" shall have the meaning provided for in Section 2.04(a).

            "Unutilized Commitment" with respect to any Bank, at any time, shall mean such Bank's Commitment at such time less the sum of (x) the aggregate outstanding principal amount of all Revolving Loans made by such Bank at such time and (y) such Bank's Adjusted Percentage of the aggregate amount of Letter of Credit Outstandings at such time.

            "U.S. Dollar Equivalent" shall mean, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting the amount of such other currency involved in such computation into U.S. Dollars at the spot rate at which such other currency is offered for sale to the Administrative Agent against delivery of U.S. Dollars by the Administrative Agent at approximately 11:00 a.m. (New York time) on the date of determination thereof. If for any reason the U.S. Dollar Equivalent cannot be calculated as provided above, the Administrative Agent shall calculate the U.S. Dollar Equivalent on such basis as it deems fair and equitable.


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

            "Voting Stock" shall have the meaning provided in the definition of "Change of Control."

            "Walbar Canada Special Charge" shall mean the $27,000,000 special charge taken by the Company in the third quarter of fiscal year 1995, which charge related to the closing of the Walbar Compressor Blade Facility in Canada in 1996.

            "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

            Section 12. The Agents.

                  12.01 Appointment. The Banks hereby designate Bankers Trust Company as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" and "Agent" shall include Bankers Trust Company in its capacity as Collateral Agent pursuant to the Security Documents), Bank of America Illinois as Documentation Agent and The Chase Manhattan Bank as Syndication Agent, in each case to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent, the Documentation Agent and the Syndication Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent, the Documentation Agent or the Syndication Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each of the Agents may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

                  12.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. The Documentation Agent and the Syndication Agent, as such, shall not have any duties or responsibilities under this Agreement or any Security Document or any other document or matter related thereto. None of the Agents nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agents shall be mechanical and administrative in nature; the Agents shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this


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

Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

                  12.03 Lack of Reliance on the Agents. Independently and without reliance upon any Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries and the other Credit Parties in connection with the making and the continuance of the Loans and the issuance and assumption of the Letters of Credit and the taking or not taking of any action in connection herewith and
(ii) its own appraisal of the creditworthiness of the Company and the issuance and assumption of the Letters of Credit and the other Credit Parties and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or the issuance and assumption of the Letters of Credit or at any time or times thereafter. No Agent or any of its respective affiliates nor any of its respective officers, directors, agents or employees shall be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Company or its Subsidiaries or any other Credit Party or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Company or its Subsidiaries or any other Credit Party or the existence or possible existence of any Default or Event of Default.

                  12.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

                  12.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative


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

Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

                  12.06 Indemnification. To the extent any Agent is not reimbursed and indemnified by the Company the Banks will reimburse and indemnify such Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

                  12.07 The Agents in their Individual Capacities. With respect to their obligation to make Loans under this Agreement and to issue, assume or participate in Letters of Credit, each Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agents in their individual capacities. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company or any other Credit Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

                  12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  12.09 Resignation by the Agents. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Company and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Company (it being understood and agreed that any Bank is deemed to be acceptable to the Company).

                  (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the respective Agent, with the consent of the Company, shall then appoint a commercial bank or trust company with capital and surplus of not less than $500 million to serve as Administrative Agent hereunder or thereunder until such time, if any, as the

Banks appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Agent as provided above.

                  (e) The Documentation Agent, as such, may resign at any time by giving 5 Business Days' prior written notice to the Banks. Such resignation shall take effect on the end of such five Business Day period.

                  (f) The Syndication Agent, as such, may resign at any time by giving 5 business Days' prior written notice to the Banks. Such resignation shall take effect at the end of such five Business Day period.

            Section 13. Miscellaneous.

                  13.01 Payment of Expenses, etc. The Company shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agents in connection with their respective syndication efforts with respect to this Agreement and of the Administrative Agent, and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for each of the Agents and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify each Agent, and each Bank, and each of their respective officers, directors, employees, representatives and agents, from and hold each of them harmless against any and all liabilities, obligations (including removal, remedial or corrective actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein

(including, without limitation, the Refinancing) or in any other Credit Document or the exercise or preservation of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Company or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Company, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Company, any of its Subsidiaries or any Real Property owned or at any time operated by the Company or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                  13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of each Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to
Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.


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                  13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the Company's address specified opposite its signature below; if to any Bank, at its address specified on Schedule IX attached hereto; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Company and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Company and to the Administrative Agent shall not be effective until received by the Company or the Administrative Agent, as the case may be.

                  13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks and; provided further, that, although any Bank may transfer or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and; provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the


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participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation.

                  (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) (A) pledge its Loans and/or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank or (B) assign all or a portion of its Commitments and related outstanding Obligations hereunder to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more other Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks of such Commitments and related outstanding Obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement (appropriately completed); provided that, (i) at such time
Schedule I shall be deemed modified to reflect the Commitments of such new Bank and of the existing Banks, (ii) new Notes will be issued to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 to the extent needed to reflect the revised Commitments; provided, that the Company shall not be obligated to execute any new Note or replacement Note until it has received the original Note or Notes issued by the Company to the assigning Bank or an indemnity with respect to such original Notes, which indemnity shall be reasonably satisfactory to the Company, (iii) the consent of the Administrative Agent shall be required in connection with any assignment, which consent shall not be unreasonably withheld, (iv) the consent of the Company shall be required in connection with any assignment, which consent shall not be unreasonably withheld and (v) the Administrative Agent shall receive at the time of each such assignment (but not in connection with any pledge to a Federal Reserve Bank), from the assigning Bank, the payment of a non-refundable assignment fee of $3,500, provided that in the case of an assignment by a Bank to another Bank, such assignment fee shall be $1,500. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. After receipt of notice of any assignment pursuant to this Section 13.04(b) the Administrative Agent shall give notice thereof to the Company. To the extent that at the time of any assignment pursuant to this Section 13.04(b) to a Person not already a Bank hereunder, if the Person purchasing such assignment (the "Assignee") would be entitled to charge the Company for increased costs under Section 1.10, or for the reimbursement of Taxes pursuant to Section 4.04, in either case in excess of the aggregate such amounts permitted to be charged by the assigning Bank immediately prior to such assignment (which differences may arise because of differences between the Assignee and the assigning Bank, or because of the different laws, treaties or regulations, or interpretations thereof, applicable to such Persons), the Company shall not be obligated to pay such excess increased costs or Taxes,


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it being understood and agreed, however, that the Company shall be obligated to pay to such Assignee all other increased costs or Taxes which are otherwise required to be reimbursed pursuant to said Sections 1.10 and 4.04 (including, without limitation, all such increased costs or Taxes payable as a result of events occurring after the date of the respective assignment). At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective Assignee shall, to the extent legally entitled to do so, provide to the Company (x) in the case of a Bank described in clause (i) of Section 4.04(b), the forms described in such clause (i) and (y) in the case of a Bank described in clause (ii) of Section 4.04(b), the forms described in such clause
(ii).


                  13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent, any other Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Company or any other Credit Party and any of the Agents or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, any other Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, any other Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

                  13.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Company in respect of any Obligations hereunder, it shall distribute such payment to the Banks pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or regularly accruing Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall


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purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  (c) Notwithstanding anything to the contrary contained herein, the provisions the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.


                  13.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except, in the case of the generally accepted accounting principles, as set forth in the notes thereto or as otherwise disclosed in writing by the Company to the Banks); provided that, except as otherwise specifically provided herein, all computations determining compliance with Sections 9.03, 9.07, 9.08, 9.09 and 9.10 and the Applicable Commitment Commission Percentage and the Applicable Margin shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Banks pursuant to Section 7.05(a).

                  (b) All computations of (x) interest in respect of Eurodollar Rate Loans hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable and (y) interest in respect of Base Rate Loans and Fees hereunder shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

                  (c) To the extent that the determination of compliance with any of the covenants contained in this Agreement requires the conversion into U.S. Dollars of a currency other than U.S. Dollars, then such conversion shall be made based upon the U.S. Dollar Equivalent of the amount of such other currency as determined on the date of each new incurrence, creation, sale, transfer, disposition, expenditure or other similar event (each an "incurrence"), as the case may be, pursuant to the respective covenant (with all such items theretofore incurred to be recalculated based upon such conversion rate); provided, however, that at no time shall there exist a violation of any such covenant, based on prior incurrences, solely as a result in changes in conversion rates (although said changes in conversion rates shall affect the availability of basket amounts for incurrences on the date of each such recalculation).


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                  13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER
OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OTHER CREDIT DOCUMENT, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND
UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH
OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS

BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE COMPANY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

                  (b) THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND


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

AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION, INCLUDING WITHOUT LIMITATION THOSE REFERRED TO IN CLAUSE (a) ABOVE, IN RESPECT OF ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

                  13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Administrative Agent.

                  13.10 Effectiveness; Funding by New and Continuing Banks. (a) This Agreement shall become effective on the date (the "Restatement Effective Date") and at the time on which (i) each of the Company, the Required Banks (determined immediately prior to the occurrence of the Restatement Effective Date and without giving effect thereto), each Continuing Bank and each New Bank shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile device) the same to the Administrative Agent at its Notice Office and (ii) the conditions contained in Sections 5, 6 and 13.10(b) are met to the satisfaction of the Administrative Agent and the Required Banks (determined immediately after the occurrence of the Restatement Effective Date). Unless the Administrative Agent has received actual notice from any Bank that the conditions contained in Sections 5 and 6 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Restatement Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Restatement Effective Date shall not release the Company from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5 or 6). The Administrative Agent will give the Company and each Bank prompt written notice of the occurrence of the Restatement Effective Date.

                  (b) On the Restatement Effective Date, each New Bank and Continuing Bank shall have delivered to the Administrative Agent for the account of the Company an amount equal to (i) in the case of each New Bank, the Revolving Loans to be made by such New Bank on the Restatement Effective Date and (ii) in the case of each Continuing Bank, the amount by which the Revolving Loans to be made by such


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

Continuing Bank on the Restatement Effective Date exceed the amount of the Original Loans of such Continuing Bank outstanding on the Restatement Effective Date. Notwithstanding anything to the contrary contained in this Section 13.10(b), in satisfying the foregoing condition, unless the Administrative Agent shall have been notified by any Bank prior to the occurrence of the Restatement Effective Date that such Bank does not intend to make available to the Administrative Agent such Bank's Revolving Loans required to be made by it on such date, then the Administrative Agent may, in reliance on such assumption, make available to the Company the corresponding amounts in accordance with the provisions of Section 1.04 of this Agreement, and the making available by the Administrative Agent of such amounts shall satisfy the condition contained in this Section 13.10(b).

                  13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  13.12 Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks; provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations of the respective types in the case of following clause (i)), (i) extend the final maturity of any Loan or Note or any portion thereof or extend the stated maturity of any Letter of Credit beyond the Final Maturity Date, or reduce the rate (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest or Fees for purposes of this clause (i)) or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof,
(ii) release all or substantially all of the Collateral under all of the

Security Documents (except as expressly provided in the respective Security Documents); provided that such release of Collateral may be effected by only the Required Banks if at the time of such release the Company's Rated Indebtedness shall be rated at least BBB- by S&P and Baa3 by Moody's, (iii) amend, modify or waive any provision of this Section 13.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the Commitments and extensions of credit pursuant thereto are included on the Restatement Effective Date) or (v) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (u) increase the Commitment of any Bank over the amount thereof then in effect (it being understood that waivers or modifications of any condition precedent, covenants, Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an


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increase in the Commitment of such Bank), without the consent of such Bank, (v)
without the consent of each Issuing Bank affected thereby, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (w) without the consent of BTCo alter its rights or obligations with respect to Swingline Loans, (x) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision relating to the rights or obligations of the Administrative Agent, (y) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent and
(z) without the consent of the respective other Agent, increase the duties of any other Agent or decrease the indemnities provided to such Agent.

                  (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clause (a)(i) through (v), inclusive, of this Section 13.12, the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Company shall have the right to replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.12 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination; provided that the Company shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

                  (c) Notwithstanding anything to the contrary contained above in this Section 13.12, the Collateral Agent may enter into amendments to the Subsidiaries Guaranty and the Security Documents for the purpose of adding additional Subsidiaries of the Company (or other Credit Parties) as parties thereto.


                  13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.04, 2.05, 4.04, 12.06 and 13.01
shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans. Notwithstanding the occurrence of the Restatement Effective Date, (x) all indemnities set forth in the Original Credit Agreement for the benefit of the Existing Banks and the Existing Agents shall survive in accordance with the terms thereof and (y) all indemnities set forth in the Original Credit Agreement, as in effect before the amendment and restatement thereof, for the benefit of lenders which were previously parties thereto, shall survive in accordance with the terms thereof.

                  13.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 will at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.04, 2.05 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Company shall not be obligated to pay such


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

increased costs (although the Company shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

                  13.15 Confidentiality. (a) Each Bank agrees that it will not disclose without the prior consent of the Company (other than to its employees, auditors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Company or any of its Subsidiaries which is furnished pursuant to this Agreement and which is designated by the Company to the Banks in writing as confidential; provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation (provided that unless specifically prohibited by applicable law or court order, each Bank shall notify the Company of any such request for disclosure prior to disclosure of such information), (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or an interest therein by such Bank; provided that such prospective transferee or participant agrees to maintain the confidentiality of such information in accordance with the terms of this Section 13.15.

                  (b) The Company hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Company or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of the Company and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Bank.

                  13.16 Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the Security Documents, the parties hereto acknowledge and agree that:

                  (a) Financing Statements. The Borrower shall, and shall cause its Subsidiaries to, within 14 days after the Restatement Effective Date, deliver (x) proper financing statements (Form UCC-1 or UCC-3, as the case may be) duly executed for filing under the UCC or other appropriate filing offices of each jurisdiction listed on Annex B to the Company Security agreement and the Subsidiaries Security Agreement Security Agreement. Notwithstanding anything to the contrary contained herein, the Banks hereby waive any Default or Event of Default arising from the failure to make the filings described in the previous sentence as of the Restatement Effective Date until the fourteenth day after the Restatement Effective Date.


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

                  (b) Pledged Stock. The Company shall, within 30 days after the Restatement Effective Date (or such longer period as approved by the Collateral Agent for the purpose of attaining relevant government approvals under applicable foreign law), deliver to the Collateral Agent, as Pledgee, the capital stock (to the extent such stock is certificated) constituting Pledged Securities of Coltec Industries Pacific Pte Ltd and Coltec do Brasil Products Industrias LTDA (such Subsidiaries being subject to the 65% limitation contained in the Subsidiaries Pledge Agreement), together with executed and undated stock powers related thereto;

                  (c) Pledged Notes. The Company shall, within 10 days after the Restatement Effective Date, deliver to the Collateral Agent, as Pledgee, (x) the Garlock Promissory Note and (y) the Garlock Line Letter Note issued by the Case Management Subsidiary to Garlock; and

                  (d) Additional Mortgage. If the Collateral Agent or Required Banks request, within 60 days after the date of such request, the Company shall have delivered to the Collateral Agent fully executed counterparts of an Additional Mortgage in form and substance satisfactory to the Administrative Agent, which Additional Mortgage shall cover such of the Real Property owned by the Company in Greenville (Hodges), South Carolina, together with evidence that counterparts of the Additional Mortgage have been delivered to the title insurance company insuring the Lien of the Additional Mortgage for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to create a valid and enforceable first priority lien such Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors. Furthermore, the Company shall cause to be delivered to the Collateral Agent such opinions of counsel, mortgagee title insurance policies, surveys and other related documents as may be reasonably requested by the

Collateral Agent or the Required Banks to assure themselves that this Section 13.16(d) has been complied with.

            All conditions precedent and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as elsewhere provided in the Credit Documents); provided, that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Restatement Effective Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken in accordance with the foregoing provisions of this Section 13.16 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by this
Section 13.16 have been taken (or were required to be taken). The acceptance of the benefits of each Credit Event shall constitute a representation, warranty and covenant by the Borrower to each of the Banks that the actions required pursuant to this Section 13.16 will be taken within the relevant time periods referred to in this Section 13.16 and that, at such time, all representations and warranties contained in this Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 13.21.

                  13.17 Security Agreement Collateral; Exchange of Intercompany Notes. (a) Notwithstanding anything to the contrary contained in this Agreement or the Security Agreements, the parties hereto agree that, to the extent that the representations, warranties and covenants contained herein or in the Security Agreements with respect to Security Agreement Collateral are at any time incorrect (in the case of representations or warranties) or not complied with (in the case of covenants), then in each case so long as the aggregate fair market value of all Security Agreement Collateral under the Security Agreements with respect to which such representations or warranties are incorrect, or covenants are not complied with, does not exceed $10,000,000 (a) the existence of such circumstances shall be deemed not to give rise to a material misrepresentation (with the effect being that Credit Events may still occur, so long as all other applicable conditions are satisfied, pursuant to Section 6.01(ii) and no Event of Default shall exist as a result thereof pursuant to
Section 10.02), and (b) no Default or Event of Default shall arise as a result of such covenant violations pursuant to Section 10.07. Notwithstanding anything to the contrary contained above, the Company shall, and shall cause its Subsidiaries to, use its good faith efforts to provide correct information with respect to all Security Agreement Collateral, and to comply with the covenants relating thereto (in each case without regard to the matters described in the preceding sentence).

                  (b) The Collateral Agent shall be permitted to release any promissory notes evidencing intercompany loans pledged in favor of the Collateral Agent pursuant to the Company Pledge Agreement or the Subsidiaries

Pledge Agreement, as the case may be, prior to the Restatement Effective Date (collectively, the "Original Intercompany Notes") upon the receipt and pledge of new promissory notes evidencing intercompany loans in substitution for such Original Intercompany Notes and in form and substance satisfactory to the Administrative Agent.

                  13.18 Interest. (a) It is the intention of the parties hereto that each Bank shall conform strictly to usury laws applicable to it. Accordingly, the parties hereto stipulate and agree that none of the terms and provisions contained in the Notes, this Agreement, or any of the other Credit Documents shall ever be construed to create a contract to pay to any Bank for the use, forbearance, or retention of money at a rate in excess of the Highest Lawful Rate applicable to such Bank, and that for purposes hereof, "interest" shall include the aggregate of all charges or other consideration which constitute interest under applicable law and are contracted for, taken, reserved, charged, or received under any of this Agreement, the Notes, or the other Credit Documents or otherwise in connection with the transactions contemplated by this Agreement. Further, if the transactions contemplated hereby would be usurious as to any Bank under laws applicable to it, then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or in any other Credit Document or agreement entered into in connection with or as security for the Notes, it is agreed as follows: the aggregate of all consideration which constitutes interest under law applicable to each such Bank that is contracted for, taken, reserved, charged, or received by such Bank under the Notes, this Agreement, or under any of the other aforesaid Credit Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by the law applicable to such Bank, and any excess shall be credited by such Bank on the principal amount of the Indebtedness of the Company owed to such Bank (or, if the principal amount of such Indebtedness shall have been paid in full, to the extent such interest has been received by a Bank it shall be refunded by such Bank to the Company). The provisions of this Section 13.18(a) shall control over all other provisions of this Agreement, the Notes, and the other Credit Documents which may be in apparent conflict herewith. The parties further stipulate and agree that, without limitation on the foregoing, all calculations of the rate or amount of interest contracted for, taken, reserved, charged or received under any of this Agreement, the Notes, and the other Credit Documents which are made for the purpose of determining whether such rate or amount exceed the Highest Lawful Rate shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading during the period of the full stated term of the Indebtedness, and if longer and if permitted by applicable law, until payment in full, all interest at any time so contracted for, taken, reserved, charged, or received.

                  (b) If at any time the effective rate of interest which would otherwise apply to any Indebtedness hereunder or evidenced by any Bank's Notes would exceed the Highest Lawful Rate applicable to such Bank (taking into account the interest rate applicable to such Indebtedness pursuant to the other provisions of this Agreement, plus all additional charges and consideration which have been contracted for, taken, reserved, charged, or received under this Agreement, such Bank's Notes and the other Credit Documents, or any of them, and which additional charges or consideration (the "Additional Charges") constitute interest with respect to such Indebtedness), the effective interest rate to apply to such Indebtedness made by such Bank shall be limited to the Highest Lawful Rate, but any subsequent reductions in the interest rate applicable to such Indebtedness owed to such Bank shall not reduce the effective interest rate to apply to such Indebtedness owed to such Bank below the Highest Lawful Rate applicable to such Bank until the total amount of interest accrued on such Indebtedness equals the amount of interest which would have accrued if the interest rate from time to time applicable to such Indebtedness owed to such Bank had at all times been in effect with respect to such Indebtedness pursuant to the other provisions of this Agreement and the other Credit Documents and if the Banks had collected all Additional Charges called for under this Agreement, the Notes, and the other Credit Documents. If at maturity or final payment of such Bank's Obligations the total amount of interest paid to any Bank hereunder and under the other Credit Documents (including amounts designated as "interest" plus any Additional Charges which constitute interest with respect to such Bank, and taking into account the limitations of the first sentence of this Section 13.18(b)) is less than the total amount of such "interest" which would have been paid if all amounts were paid as required by this Agreement (without giving effect to this Section 13.18) and the other Credit Documents (the amount of the difference described above, the "Deficiency"), then the Company agrees, to the fullest extent permitted by the laws applicable to such Bank, to pay to such Bank an amount equal to the lesser of (i) the difference between (1) the amount of such "interest" which would have accrued on such Bank's Notes if the Highest Lawful Rate had at all times been in effect, and (2) the amount of interest actually paid on such Bank's Notes (including amounts designated as "interest" plus any Additional Charges which constitute interest with respect to such Bank's Notes) and (ii) the amount of the Deficiency.

                  (c) Notwithstanding anything to the contrary contained above in this Section 13.18, it is understood and agreed that (i) all representations and warranties contained in this Agreement and in the other Credit Documents (including without limitation those contained in Section 7.02 and 7.03(i)) have been made without reliance upon, or giving effect to, the provisions of Section 13.18(a) and (ii) that the Banks have relied upon the accuracy of such representations and warranties. Furthermore, the Company acknowledges and agrees that each Bank shall, to the fullest extent permitted by law, be entitled to recover damages from the Company in the event of a material misrepresentation by the Company.

                  13.19 Addition of New Banks; Conversion of Original Loans of Continuing Banks; Termination of Commitments of Non-Continuing Banks; Resignation of Existing Agents. (a) On and as of the occurrence of the Restatement Effective Date in accordance with Section 13.10 hereof, each New Bank shall become a "Bank" under, and for all purposes of, this Agreement and the other Credit Documents.


                  (b) The parties hereto acknowledge that each Existing Bank has been offered the opportunity to participate in the Credit Agreement, after the occurrence of the Restatement Effective Date, as a Continuing Bank thereunder, but that no Existing Bank is obligated to be a Continuing Bank. By their execution and delivery hereof, the Company and the Required Banks (determined immediately before the occurrence of the Restatement Effective Date) consent to the voluntary repayment by the Company of all outstanding Original Loans and other Obligations owing to each Existing Bank which has not elected to become a Continuing Bank (each such Bank, a "Non-Continuing Bank") and to the voluntary termination by the Company of the Commitment (under, and as defined in, the Original Credit Agreement) of each Non-Continuing Bank, in each case to be effective on, and contemporaneously with the occurrence of, the Restatement Effective Date, in each case in accordance with the provisions of Section 13.19(c).

                  (c) Notwithstanding anything to the contrary contained in the Original Credit Agreement or any Credit Document, the Company and each of the Banks hereby agrees that on the Restatement Effective Date, (i) each Bank with a Commitment as set forth on Schedule I (after giving effect to the Restatement Effective Date) shall make Revolving Loans to the Company from time to time as required by Section 1.01(a) and (ii) in the case of each Existing Bank with no Commitment, as the case may be, as set forth on

Schedule I (after giving effect to the Restatement Effective Date), all of such Existing Bank's Original Loans outstanding on the Restatement Effective Date shall be repaid in full on such date, together with interest thereon and all accrued Fees (and any other amounts) owing to such Existing Bank, and the Commitment (under, and as defined in, the Original Credit Agreement) of such Existing Bank, if any, shall be terminated, effective upon the occurrence of the Restatement Effective Date. Notwithstanding anything to the contrary contained in the Original Credit Agreement, this Agreement or any other Credit Document, the parties hereto hereby consent to the repayments and reductions required above, and agree that in the event that any Existing Bank shall fail to execute a counterpart of this Agreement prior to the occurrence of the Restatement Effective Date, such Existing Bank shall be deemed to be a Non-Continuing Bank and, concurrently with the occurrence of the Restatement Effective Date, the Commitment (under, and as defined in, the Original Credit Agreement) of such Existing Bank, if any, shall be terminated, all Original Loans of such Existing Bank outstanding on the Restatement Effective Date shall be repaid in full, together with interest thereon and all accrued Fees (and any other amounts) owing to such Existing Bank, and concurrently with the occurrence of the Restatement Effective Date, such Existing Bank shall no longer constitute a "Bank" under this Agreement and the other Credit Documents, provided that all indemnities of the Credit Parties under the Original Credit Agreement and the other Credit Documents (as in effect prior to the Restatement Effective Date) for the benefit of such Existing Bank shall survive in accordance with the terms thereof.

                  13.20 Registry. The Company hereby designates the

Administrative Agent to serve as the Company's agent, solely for purposes of this Section 13.20, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation, shall not affect the Company's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Company agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.20.

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                    COLTEC INDUSTRIES INC


                                    By_________________________________________
                                      Title:


                                    BANKERS TRUST COMPANY,
                                      Individually and as Administrative
                                      Agent


                                    By_________________________________________
                                      Title:


                                    BANK OF AMERICA ILLINOIS

                                      Individually and as
                                      Documentation Agent


                                    By_________________________________________
                                      Title:

                                    THE CHASE MANHATTAN BANK,
                                      Individually and as Syndication Agent


                                    By_________________________________________
                                      Title:


                                    CREDIT LYONNAIS ATLANTA AGENCY


                                    By_________________________________________
                                      Title:


                                    CREDIT LYONNAIS NEW YORK
                                    BRANCH


                                    By_________________________________________
                                      Title:


                                    THE INDUSTRIAL BANK OF JAPAN,
                                    LIMITED


                                    By__________________________________________
                                       Title:

                                    BANK OF IRELAND


                                    By__________________________________________
                                      Title:


                                    THE BANK OF NEW YORK



                                    By__________________________________________
                                      Title:


                                    BANK OF SCOTLAND


                                    By__________________________________________
                                      Title:


                                    BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                                    By__________________________________________
                                      Title:


                                    THE FUJI BANK, LIMITED,
                                      ATLANTA AGENCY


                                    By__________________________________________
                                      Title:

                                    GIROCREDIT BANK AG
                                      DER SPARKASSEN,
                                      GRAND CAYMAN ISLAND BRANCH


                                    By__________________________________________
                                      Title:


                                    THE NIPPON CREDIT BANK, LTD.
                                      New York Branch


                                    By__________________________________________
                                      Title:


                                    CIBC INC.


                                    By__________________________________________
                                       Title:

                                    ABN AMRO BANK N.V.
                                      NEW YORK BRANCH


                                    By__________________________________________
                                       Title:


                                    By__________________________________________
                                       Title:


                                    THE SUMITOMO BANK, LIMITED


                                    By__________________________________________
                                       Title:


                                    LEHMAN COMMERCIAL PAPER INC.


                                    By__________________________________________
                                       Title:


                                    FIRST UNION NATIONAL BANK OF
                                      NORTH CAROLINA


                                    By__________________________________________
                                       Title:

                                    NATIONSBANK, N.A.


                                    By__________________________________________
                                       Title:


                                    CORESTATES BANK


                                    By__________________________________________
                                       Title:



                                    THE SANWA BANK, LIMITED


                                    By__________________________________________
                                       Title:


                                    ALLIED IRISH BANK, PLC,
                                      CAYMAN ISLANDS BRANCH


                                    By__________________________________________
                                       Title:


                                    SOCIETE GENERALE


                                    By__________________________________________
                                       Title:

                                    THE SAKURA BANK, LTD.


                                    By__________________________________________
                                       Title:


                                    THE DAI-ICHI KANGYO BANK, LTD.


                                    By__________________________________________
                                       Title:


                                    BANCA COMMERCIALE ITALIANA
                                    NEW YORK BRANCH


                                    By__________________________________________
                                       Title:


                                    THE YASUDA TRUST & BANKING
                                      COMPANY, LTD.


                                    By__________________________________________
                                       Title:

                                    MELLON BANK, N.A.


                                    By__________________________________________
                                       Title:


                                    LLOYDS BANK PLC


                                    By__________________________________________
                                       Title:


                                    LLOYDS BANK PLC


                                    By__________________________________________
                                       Title:


                                    THE BANK OF MONTREAL


                                    By__________________________________________
                                      Title:

                                                                         ANNEX A

                                                                      SCHEDULE I

                                   COMMITMENTS

Bank                                                               Commitment
----                                                               ----------

Bankers Trust Company                                            $ 50,000,000
Bank of America Illinois                                           45,000,000
The Chase Manhattan Bank                                           45,000,000
NationsBank, N.A.                                                  43,750,000
First Union National Bank of North Carolina                        43,750,000
Lehman Commercial Paper Inc.                                       43,750,000
CIBC Inc.                                                          43,750,000
Bank of Tokyo - Mitsubishi Trust Company                           43,750,000
The Bank of New York                                               43,750,000
Bank of Montreal                                                   43,750,000
Credit Lyonnais                                                    43,750,000
Bank of Scotland                                                   30,000,000
Societe Generale                                                   30,000,000
The Nippon Credit Bank, Ltd.                                       25,000,000
ABN Amro Bank N.V.                                                 25,000,000
CoreStates Bank                                                    20,000,000
Industrial Bank of Japan                                           20,000,000
The Sanwa Bank Ltd.                                                20,000,000
The Sakura Bank, Ltd.                                              20,000,000
The Dai-Ichi Kangyo Bank, Ltd.                                     20,000,000
Banca Commerciale Italiana                                         20,000,000
The Sumitomo Bank, Limited                                         20,000,000
Yasuda Trust and Banking Co.                                       20,000,000
The Fuji Bank, Limited                                             20,000,000
Mellon Bank, N.A.                                                  20,000,000
Lloyds Plc                                                         20,000,000
Allied Irish Bank, Plc                                             10,000,000
Bank of Ireland                                                    10,000,000
Girocredit AG Der Sparkassen                                       10,000,000

       TOTAL                                                     $850,000,000
                                                                 ============

                                                                     SCHEDULE II
                           EXISTING LETTERS OF CREDIT


Part A. Included Letters of Credit

Letter of                                            L/C Supportable
Credit No.        Stated Amount             Issuing Bank         Indebtedness
----------        -------------             ------------         ------------


Part B. Backstopped Letters of Credit

Letter of                                            L/C Supportable
Credit No.        Stated Amount             Issuing Bank         Indebtedness
----------        -------------             ------------         ------------


Part C. Existing Non-Facility Letters of Credit

Letter of                                            L/C Supportable
Credit No.        Stated Amount             Issuing Bank         Indebtedness
----------        -------------             ------------         ------------

                                                                    SCHEDULE III

                                  REAL PROPERTY

Part A            Mortgaged Properties


Part B            Other Properties

                                                                     SCHEDULE IV


                                      TAXES

                                                                      SCHEDULE V

                                  SUBSIDIARIES

                                                                   Percent
Name of Subsidiary                 Direct Owner                    Ownership
------------------                 ------------                    ---------

                                                                     SCHEDULE VI

                              EXISTING INDEBTEDNESS

                                                                    SCHEDULE VII

                                    INSURANCE

                                                                   SCHEDULE VIII

                                 EXISTING LIENS

                                                                     SCHEDULE IX

                                 BANK ADDRESSES